UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INDOOR HARVEST CORP

 (Exact name of registrant as specified in its charter)

Texas	3590	45-5577364
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Indoor Harvest Corp 5300 East Freeway Suite A Houston, Texas 77020 (346) 310-3427
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rick Gutshall

Interim Chief Executive Officer

5300 East Freeway Suite A

Houston, Texas 77020

(346) 310-3427

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Laura Anthony, Esq.

Legal & Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, Florida 33401

Telephone: (800) 341-2684

Telefax: (561) 514-0832

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an “emerging growth company”. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common stock to be offered for resale by Selling Stockholder	5,000,000	$0.40	$2,000,000	$249.00

(1)	The shares of our common stock being registered hereunder are being registered for resale by the Selling Stockholder, as such term is defined in the accompanying prospectus, pursuant to an Investment Agreement, as such term is defined in the accompanying prospectus.

(2)	Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933, as amended, based on the expected maximum offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 26, 2018

PRELIMINARY PROSPECTUS

This prospectus (this “Prospectus”) relates to the offer and sale of up to 5,000,000 shares of common stock, par value $0.001 of Indoor Harvest Corp, a Texas corporation, by Tangiers Global, LLC (the “Selling Stockholder” or “Tangiers”). We are registering the resale of up to 5,000,000 shares of common stock issuable under an equity line in the amount of $2,000,000 (the “Equity Line”) established by the Investment Agreement, as more fully described in this Prospectus. The resale of such shares by the Selling Stockholder pursuant to this Prospectus is referred to as the “Offering.”

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholder. We will, however, receive proceeds from our sale of our shares of common stock under the Equity Line to the Selling Stockholder.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder may sell the shares of common stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell the shares of common stock being registered pursuant to this Prospectus.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is currently quoted on the OTC Market Group, Inc.’s OTCQB tier under the symbol “INQD.” On January 26, 2018, the last reported sale price of our common stock was $0.23.

Our principal executive offices are located at 5300 East Freeway Suite A, Houston, Texas 77020.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 26, 2018.

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Table of Contents

Page Number
Prospectus Summary	4
Summary Financial Data	7
Risk Factors	7
Cautionary Note Regarding Forward-Looking Statements	7
Description of Business	23
Description of Properties	37
Legal Proceedings	36
Use of Proceeds	18
Quantitative and Qualitative Disclosures About Market Risk	37
Management’s Discussion and Analysis of Financial Condition and Results of Operations	40
Directors and Executive Officers	47
Executive Compensation	49
Security Ownership of Certain Beneficial Owners and Management	53
Certain Relationships and Related Party Transactions and Director Independence	52
Determination of Offering Price	37
Market for Common Equity and Related Stockholder Matters	37
Selling Stockholder	19
Plan of Distribution	20
Description of Securities to be Registered	21
Shares Eligible for Future Sale	53
Legal Matters	54
Experts	54
Interests of Named Experts and Counsel	54
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	54
Where You Can Find More Information	54
Financial Statements	39

You should rely only on the information contained in this Prospectus. We have not authorized, and the Selling Stockholder has not authorized, anyone to provide you with information that is different from that contained in this Prospectus. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate only as of the date on the front cover regardless of the time of delivery of this Prospectus or of any sale of our securities.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire Prospectus, including our financial statements and the documents to which we refer you. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Registration Statement on Form S-1 (the “Registration Statement”) of which this Prospectus is a part.

Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” “Indoor Harvest,” or the “Registrant” refer to Indoor Harvest Corp, a Texas corporation, and Alamo CBD, LLC, our wholly owned subsidiary.

Business Overview

We, under our brand name Indoor Harvest®, are a developer of personalized cannabis medicines and a provider of advanced cultivation methods and processes for the cannabis industry. We are seeking to use the relationships and technology we have developed to become a registered producer and seller under the federal Controlled Substance Act (“CSA”) of pharmaceutical grade cannabis for research by third parties developing targeted treatment for specific medical symptoms.

We have developed a patent pending aeroponic process of growing cultivars in an air or mist environment without the use of soil or an aggregate growing medium. Aeroponic production differs from both conventional hydroponics and in-vitro (plant tissue culture) growing. Unlike hydroponics, which uses water as a growing medium and essential minerals to sustain plant growth, aeroponics is conducted by suspending plant roots in the air and spraying them with a nutrient-laden mist. Because water is used in aeroponics to transmit nutrients, it is sometimes considered a type of hydroponics. Our aeroponic process and production methods provide an ability to test the phenotypic plasticity of cannabis and to test and develop specific phenotypic response. Phenotypic plasticity refers to the changes in cannabis morphology and physiology due to its adaption to a unique environment and its impact on phytochemical production.

We, through our wholly owned subsidiary Alamo CBD, have applied to produce and dispense low-tetrahydrocannabinol (“THC”) cannabis under the Texas Compassionate Use Program (“TCUP”). THC is a psychotropic cannabinoid and is the principal psychoactive constituent of cannabis. We have signed a binding LOI with Zoned Properties, Inc. (“Zoned Properties”) outlining three independent pending agreements to complete research and development projects for licensed medical cannabis facilities to be located in Tempe, Arizona, Parachute, Colorado and Stockdale, Texas or other location to be determined after approval of a provisional license under the TCUP. The Company intends to generate revenue from the manufacture and distribution of low-THC cannabis to treat intractable epilepsy under the TCUP, through related engineering, project management, equipment leasing and technology licensing from constructed facilities in Tempe, Arizona and Parachute, Colorado and through the development and licensing of related environmental and climate recipes.

Our operational expenditures are primarily related to developing our technology, sources and methods, developing research partnerships and collaborations and the costs related to being a fully reporting company with the SEC.

Government Regulation of Cannabis

The United States federal government regulates drugs through the CSA (21 U.S.C. § 811), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug, which is viewed as highly addictive and having no medical value. The United States Federal Drug Administration (“FDA”) has not approved the sale of cannabis for any medical application. Doctors may not prescribe cannabis for medical use under federal law, however, they can recommend its use under the First Amendment. In 2010, the United States Veterans Affairs Department clarified that veterans using medicinal cannabis will not be denied services or other medications that are denied to those using illegal drugs.

State legalization efforts conflict with the CSA, which makes cannabis use and possession illegal on a national level. On August 29, 2013, the U.S. Department of Justice (“DOJ”) issued a memorandum (“Cole Memo”) providing that where states and local governments enact laws authorizing cannabis-related use, and implement strong and effective regulatory and enforcement systems, the federal government will rely upon states and local enforcement agencies to address cannabis activity through the enforcement of their own state and local narcotics laws. The memorandum further stated that the DOJ’s limited investigative and prosecutorial resources will be focused on eight priorities (the “Eight Priorities”) to prevent unintended consequences of the state laws, as follows:

●	Preventing the distribution of marijuana to minors;
●	Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs, and cartels;
●	Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;
●	Preventing state-authorized marijuana activity from being used as a cover or pretext for the trafficking or other illegal drugs or other illegal activity;
●	Preventing violence and the use of firearms in the cultivation and distribution of marijuana;
●	Preventing drugged driving and the exacerbation of other adverse public health consequences associated with marijuana use;
●	Preventing the growing of marijuana on public lands and the attendant public safety and environmental dangers posed by marijuana production on public lands, and
●	Preventing marijuana possession or use on federal property.

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On December 11, 2014, the DOJ issued another memorandum about its position and enforcement protocol with regard to Indian Country, stating that the Eight Priorities in the Cole Memo would guide the United States Attorneys’ cannabis enforcement efforts in Indian Country. On December 16, 2014, as a component of the federal spending bill, the Obama administration enacted regulations that prohibit the DOJ from using funds to prosecute state-based legal medical cannabis programs.

On January 4, 2018, the DOJ suspended the Cole Memo and replaced it with a new Memorandum titled with the subject “Marijuana Enforcement” from Attorney General Jeff Sessions which provides that each U.S. Attorney has the discretion to determine which types of cannabis-related cases should be federally prosecuted, thus ending the broad safe harbor provided under the Cole Memo.

As of January 4, 2018, 29 states, the District of Columbia and Guam allow their citizens to use medical cannabis through de-criminalization. Voters in the States of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon, and Washington have legalized cannabis for adult recreational use.

The Company continues to follow and monitor the actions and statements of the Trump administration, the DOJ and Congress’ positions on federal law and cannabis policy. As the possession and use of cannabis is illegal under the CSA, we could be deemed to be aiding and abetting illegal activities through the equipment we intend to sell in the U.S. and directly violating federal law if we should begin producing cannabis under State law. Under federal law, and more specifically the CSA, the possession, use, cultivation, and transfer of cannabis is illegal. Our equipment could be used by persons or entities engaged in the business of possession, use, cultivation, and/or transfer of cannabis.

As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, could seek to bring an action or actions against us, including, but not limited to, a claim of aiding and abetting another’s criminal activities or directly violating the CSA. The federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal” (18 U.S.C. §2(a).) Enforcement of federal law regarding cannabis would likely result in the Company being unable to proceed with our business plans, could expose us to potential criminal liability and could subject our properties to civil forfeiture which could lead to an entire loss of any investment in the Company. Any changes in banking, insurance or other business services may also affect our ability to operate our business. See Risk Factors, beginning on page 7.

Financing Transaction Related to the Offering

On October 12, 2017, we entered into the Investment Agreement with Tangiers Global, LLC, as the Selling Stockholder, providing for the Equity Line. The Investment Agreement provides that, upon the terms and subject to the conditions thereof, the Selling Stockholder is committed to purchase, on an unconditional basis, shares of the Company’s common stock (the “Commitment Shares”) at an aggregate price of up to $2,000,000 over the course of its 36-month term. The Selling Stockholder’s obligation to purchase all $2,000,000 of Commitment Shares is referred to as the “Total Commitment.”

From time to time over the 36-month term of the Investment Agreement, we may, in our sole discretion, provide the Selling Stockholder with a put notice (each, a “Put Notice”), to purchase a specified number of Commitment Shares (each, the “Put Amount Requested”).

The actual amount of proceeds we receive pursuant to each Put Notice (each, the “Put Amount”) will be determined by multiplying the Put Amount Requested by the applicable purchase price. The purchase price of each Commitment Share equals 80% of the of the average of the two lowest closing bid prices of the Company’s common stock during the pricing period applicable to the put notice.

Use of Proceeds

We intend to use the proceeds from the Equity Line for general working capital purposes and to fund the development of our business plans in Arizona, Colorado and Texas as set forth under “Use of Proceeds” beginning on page 18.

We intend to raise additional capital through equity and debt financing as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all. If we are unable to secure additional capital, we may not be able to complete some or all of our business plans outlined in this Prospectus.

Corporate Information

Our principal executive offices are located at 5300 East Freeway Suite A, Houston, Texas 77020. Our telephone number is (346) 310-3427. We maintain a corporate website at www.indoorharvest.com.

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Transfer Agent

The transfer agent for our common stock is VStock Transfer at 18 Lafayette Place, Woodmere, NY 11598. The transfer agent’s telephone number is (212) 828-8436.

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We elected to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We will be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although we will lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

The Offering

Common Stock Offered by the Selling Stockholder	5,000,000 shares

Common Stock Outstanding Before the Offering	26,403,363 shares as of January 26, 2018.

Common Stock Outstanding After the Offering	31,403,363 shares, assuming all 5,000,000 shares are sold to the Selling Stockholder under the Equity Line. If we sell fewer shares of common stock to the Selling Stockholder under the Equity Line, we will have substantially less common stock outstanding after the Offering.

Use of Proceeds	We will not receive any of the proceeds from the sale of the common stock registered hereunder. We will receive proceeds from our sales of Commitment Shares to the Selling Stockholder under the Equity Line. We intend to use such proceeds, if any, as set forth under “Use of Proceeds” beginning on page 18.

Risk Factors	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Further, the issuance to, or sale by, the Selling Stockholder of a significant amount of shares being registered in the Registration Statement of which this Prospectus forms a part at any given time could cause the market price of our common stock to decline and to be highly volatile and we do not have the right to control the timing and amount of any sales by the Selling Stockholder of such shares. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 7.

OTCQB Symbol	INQD

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SUMMARY FINANCIAL DATA

The following information represents selected audited and unaudited financial information for our Company for the years ended December 31, 2016 and 2015 and selected unaudited financial information for our Company for the nine-month period ended September 30, 2017. The summarized financial information presented below is derived from, and should be read in conjunction with, our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this Prospectus, along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The historical results are not necessarily indicative of results to be expected for any future periods.

	Nine Months Ended September 30,		Year Ended December 31,
Statements of Operations Data	2017	2016	2016	2015
Revenue	$4,245	$83,376	$163,996	$89,200
Cost of sales	$15,594	$55,199	$111,581	$64,668
Total operating expenses	$1,325,778	$1,059,474	$1,305,472	$1,279,597
Net loss	$(2,000,196)	$(1,618,057)	$(2,075,000)	$(1,266,693)
Basic and diluted net loss per share	$(0.11)	$(0.14)	$(0.16)	$(0.12)

Balance Sheets Data	As of September 30, 2017	As of December 31, 2016	As of December 31, 2015
	(unaudited)
Cash and cash equivalents	$5,279	$78,219	$100,906
Total current assets	$7,639	$122,755	$168,804
Total current liabilities	$363,215	$430,566	$76,885
Working capital (deficit)	$(355,576)	$(307,811)	$91,919
Total stockholders’ equity (deficit)	$660,736	$(149,531)	$323,095
Accumulated deficit	$(5,996,968)	$(3,996,772)	$(1,921,772)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical facts, this Prospectus contains forward-looking statements involving risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions or variations thereof are intended to identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of this Prospectus entitled “Risk Factors”) relating to our industries, operations, and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with our financial statements and the related notes included in this Prospectus.

RISK FACTORS

An investment in our securities is subject to numerous risks, including the risk factors described below. You should carefully consider the risks, uncertainties, and other factors described below, in addition to the other information set forth in this Prospectus, before making an investment decision with regard to our securities. Any of these risks, uncertainties, and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows, or prospects. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. See also “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

Because the use, sale or possession of marijuana is illegal under federal law, THE COMPANY AND ITS OFFICERS AND EMPLOYEES COULD BE SUBJECT TO CRIMINAL AND CIVIL SANCTIONS.

The U.S. Government classifies marijuana as a Schedule I controlled substance, meaning marijuana is an illegal substance under federal law and its prescription, use, sale or possession is a violation thereof. Although 29 states, the District of Columbia and Guam allow the use of medical marijuana, eight states and the District of Columbia have legalized marijuana for adult recreational use, and recently-enacted federal spending legislation prohibits the Department of Justice from using federal funds to prevent states from implementing their own marijuana laws, the United States Supreme Court has ruled that federal laws criminalizing the use of marijuana pre-empt state laws. Thus, even if we limit our business to marijuana-friendly states, by possessing, distributing or even aiding others in distributing marijuana or marijuana-based products such as cannabinoid oils, the Company, its Officers, Directors and employees may face the prospect of criminal and/or civil sanctions for engaging in activities in violation of federal law and the Company could be at risk of civil and/or criminal forfeiture actions against its assets and operations for such violations. As our business plan depends upon the possession, sale, and use of marijuana and certain cannabinoid extracts, such sanctions or forfeiture actions would be debilitating to the business of the Company and would have a material adverse effect on our operations. In February 2017, the Trump administration made announcements that there could be “greater enforcement” of federal laws regarding cannabis and as a result on January 4, 2018, the DOJ suspended certain Obama era protections set forth previously in the Cole Memo, which was replaced with a new Memo Memorandum titled with the subject “Marijuana Enforcement” from Attorney General Jeff Sessions which provides that each U.S. Attorney has the discretion to determine which types of cannabis-related cases should be federally prosecuted, thus ending the broad safe harbor provided under the Cole Memo. Any such enforcement actions could have a material adverse effect on our business and results of operations.

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Changes in federal law enforcement policy concerning federal marijuana laws could force a suspension or termination of our operations.

The commercial production, processing, distribution and sale of marijuana within the various states of the United States that have legalized these activities for medical and/or recreational purposes has proceeded largely free from federal investigation and prosecution as the result of recently-enacted federal spending legislation prohibiting the DOJ from using federal funds to prevent states from implementing their own marijuana laws. The statements issued by the DOJ are, however, only guidelines provided to federal law enforcement agencies in setting priorities for the investigation and prosecution of violations of federal laws criminalizing marijuana and the effects of the federal spending legislation are not yet apparent.

Further, major changes in the executive administration could result in changes to, or even the withdrawal or reversal of, current federal law enforcement policy concerning the investigation and prosecution of activities involving marijuana including those which are legal under certain state laws. On January 4, 2018, the Department of Justice suspended certain protections under the Cole Memo which was replaced with a new Memorandum titled with the subject “Marijuana Enforcement” from Attorney General Jeff Sessions which provides that each U.S. Attorney has the discretion to determine which types of cannabis-related cases should be federally prosecuted, thus ending the broad safe harbor provided under the Cole Memo. This creates uncertainty as to federal prosecution in States which have legalized cannabis production and use. Likewise, there are no guarantees that legislation enacted in subsequent years will contain similar marijuana-friendly provisions. As our business plan depends upon the possession, sale, and use of marijuana and certain cannabinoid extracts, a change or reversal of federal law enforcement policy and/or federal spending legislation concerning marijuana would be debilitating to our business as it could result in a temporary suspension or the permanent cessation of our operations.

Even in states where the sale and use of recreational or medical marijuana is permitted, we may be unable to obtain a license and may have to rely on collaborative arrangements with licensed entities.

Certain states in which we seek to operate may prohibit non-resident companies from conducting business directly in the state and/or may require certain licensure, such as a Medical Marijuana Infused Product Manufacturer License (“MMIP”), for us to conduct our business. In such states, we may be required to enter into a collaborative arrangement with a local entity holding the necessary MMIP license, whereby we would agree to lease our facilities and employees to the licensed entity. Securing such an arrangement may be difficult to enter into and/or expensive to maintain. Additionally, our operations would be entirely dependent on the licensed entity’s ability to maintain the required licenses, and a loss of licensure by the licensed entity would have a material adverse effect on our operations.

In states where we are permitted to operate directly, licensing requirements may be difficult and/or expensive to satisfy and maintain.

In states where we are permitted to operate directly, the licensure application and approval process may require significant time and expense. Additionally, upon becoming authorized to do business in a state, it may be difficult or expensive for us to comply with the various laws, regulations and licensure requirements of each state.  Compliance may also include a subjective factor that could allow a state to revoke our MMIP license even though we believed we were complying with all applicable requirements.  The loss of such an MMIP license for any reason would likely result in a material adverse effect on our operations.

In states where the sale and use of recreational or medical marijuana is permitted, local ordinances and regulations may adversely affect the Company and our strategic collaborators, such as growers and dispensaries.

In addition to the federal pre-emption and state law issues mentioned above, local laws and regulations may impact the Company and our strategic collaborators, such as growers and dispensaries, in jurisdictions where marijuana is legal under state law. Ordinances and regulations related to zoning, limiting the size of growers or levying exorbitant taxes and fees on marijuana-related businesses may have a material adverse effect on business and operations.

Laws and regulations affecting the regulated marijuana industry are constantly changing and we cannot predict the impact of future regulations.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations. Legal or regulatory changes in the jurisdictions in which we operate or intend to operate may require us to incur substantial costs associated with compliance or alterations to our business plan. For example, on January 4, 2018, the DOJ suspended the Cole Memo and was replaced with a new Memorandum titled with the subject “Marijuana Enforcement” from Attorney General Jeff Sessions which provides that each U.S. Attorney has the discretion to determine which types of cannabis-related cases should be federally prosecuted, thus ending the safe harbor provided under the Cole Memo. Further, violations of these ever-changing laws and regulations, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations.

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Our ability to achieve significant financial success is dependent on additional states and local governments legalizing marijuana.

There can be no assurance that the number of states that allow the use of medical or recreational marijuana will increase and there can be no assurance that the 29 existing states that permit the medical use of marijuana will not reverse their position in the future. As our growth is dependent upon the continued legalization of marijuana for medical and recreational use, the failure of additional states and local governments to legalize marijuana would significantly curtail our growth potential.

The difficulty of the Company to obtain various insurances that are typically available to businesses may expose us to additional risk and financial liabilities.

Workers compensation, general liability, and directors and officers’ insurance, among other types of business-related insurance, may be more difficult and/or more expensive to secure due to our engagement in the marijuana industry. If we are forced to go without such insurance or pay a substantially higher premium than anticipated, we may be prevented from engaging in certain strategic collaborations or partnerships, our growth may be inhibited, and we may be exposed to additional risk and financial liabilities.

The Company and its clients, partners and strategic collaborators may have difficulty accessing the service of banks.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed marijuana-related businesses. However, such guidance fell short of the explicit legal authorization that banking industry officials requested from the federal government. To date, it is unclear whether any banks have relied on the guidance and accepted marijuana-related companies as customers. If we, as well as our clients, partners and strategic collaborators, have difficulty accessing the service of banks, we may not have access to the capital necessary to maintain our operations or may be subject to the security risks of a cash business.

The market for our products is unproven.

While consumer demand for marijuana-based products is well established, consumer demand for marijuana e-cigarettes and other products utilizing cannabinoid extracts is still unproven. Lack of acceptance by end users and/or the failure of distributors or customers to accept our products, or the price point of our products could have a material adverse effect on us and could prevent us from ever becoming profitable. Further, the cost of educating the market regarding marijuana e-cigarettes and other products utilizing cannabinoid extracts could prove to be unfeasible.

The medical marijuana industry faces strong opposition.

Well-funded, politically significant businesses may provide strong economic and political opposition to the medical marijuana industry and the industry could face a material threat from the pharmaceutical companies as marijuana continues to take market share from their products. Any inroads the pharmaceutical industry makes in halting or rolling back the medical marijuana movement could have a detrimental impact on the market for our products and thus on our business, operations and financial condition.

Our future customers are going to be subject to higher effective federal tax rates, which higher rates could also apply to us if we are deemed to be a marijuana business.

The Internal Revenue Code prohibits marijuana businesses from deducting their ordinary and necessary business expenses, forcing them to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate for a marijuana business depends on how large its ratio of non-deductible expenses is to its total revenue but can be as high as 90%.  This could have an adverse effect on the profitability of our customers, which, in turn, could adversely impact us.  In addition, although we may not sell cannabis and may not be classified as a marijuana business, if we are so classified, this tax provision could have a material adverse effect on our net income and on our ability to ever become profitable.

We may not be able to obtain approval to become registered under the CSA to manufacture cannabis to supply researchers in the United States.

We intend to register under the CSA with the Drug Enforcement Agency (the “DEA”) pursuant to a rule adopted by the DEA on August 12, 2016. To facilitate research involving cannabis and its chemical constituents, the DEA adopted a new policy that is designed to increase the number of entities registered under the CSA to produce cannabis to supply legitimate researchers in the United States. The DEA will evaluate applications for such registration consistent with the CSA and the obligations of the United States under the applicable international drug control treaty. We may be unsuccessful in our attempts to obtain registration under the CSA which may lead to the inability of us to proceed with our business plan.

FDA regulation of cannabis and the possible registration of facilities where cannabis is grown could negatively affect the cannabis industry, which would directly and negatively affect our business and financial condition.

Should the federal government legalize cannabis for medical use, it is possible that the FDA would seek to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations including certified goods manufacturing practices (“cGMPs”) related to the growth, cultivation, harvesting and processing of cannabis. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where cannabis is grown be registered with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, we do not know what the impact would be on the cannabis industry and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the regulations and/or registration as prescribed by the FDA, we may be unable to continue to operate our business.

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We do not presently own a facility capable of producing cannabis, and we face risks in leasing such facilities.

We have entered into a binding LOI to construct facilities in Texas, Arizona and Colorado. We do not presently own or lease a facility capable of producing cannabis. Construction of our facilities is dependent upon the execution of final agreements under our binding LOI and our relationship with the Selling Stockholder and its continued willingness to perform under the Investment Agreement. If the Selling Stockholder were not to purchase our common stock as required pursuant to the Investment Agreement, we would need to find other sources of capital to construct or lease our facilities. The Investment Agreement does not provide sufficient capital to construct all of our planned facilities, and additional capital will be required. There can be no assurance that such additional capital will be available. Also, if we need to lease facilities, there is no assurance of availability of a suitable partner with an existing cannabis production license under state law to lease the constructed facilities, or that suitable facilities will be available on terms favorable to us.

We have a risk of failing to deliver our products and services in an efficient and timely matter, as federal law currently prohibits transportation of cannabis products across state lines.

Federal law presently prohibits and criminalizes the transport of cannabis across state lines. Certain states also prohibit or limit the intrastate transport of cannabis. Accordingly, there can be no assurance that we will be able to deliver our products and services in an efficient and timely manner, either across state lines or within certain states because of legal and regulatory constraints. Failure to make efficient and timely delivery of our services can result in loss of revenue and material adverse impact to our shareholders.

The Company’s services and strategy are new and its industry is evolving. We run the risk of customer acceptance of our technology, methods, and our brand. We have a new business strategy in entering the cannabis market. We transitioned on August 4, 2017, to focus solely on becoming a cannabis producer and technology provider for the cannabis industry after offering engineering and equipment to the vertical farming industry since inception on November 23, 2011.

You should consider the Company’s prospects in light of the risks, uncertainties and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving legal cannabis industry. To be successful in this industry, the Company must, among other things:

●	develop and introduce functional and attractive service offerings;

●	attract and maintain a large base of consumers;

●	increase awareness of the Company brand and develop consumer loyalty;

●	establish and maintain strategic relationships with distribution partners and service providers;

●	respond to competitive and technological developments;

●	build an operations structure to support the Company business; and

●	attract, retain and motivate qualified personnel.

The Company cannot guarantee that it will succeed in achieving these goals, and its failure to do so would have a material adverse effect on its business, prospects, financial condition and operating results.

Risks Related to the Company

We have a limited operating history. We have incurred losses and further anticipate to continue to incur losses and are uncertain of future profitability.

We have a limited operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. We are still in development of our technology and operations, and we depend upon Tangiers’s continuing funding of our Investment Agreement to continue development. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

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We have not yet generated significant operational revenues. Since we have an evolving and unpredictable business model, we may not be able to manage growth or grow revenue.

We have only generated revenues of $265,590 from our inception on November 23, 2011 through September 30, 2017. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth due to future advances in technology, methods or processes by our competitors. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product offering, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

There is substantial doubt about our ability to continue as a going concern. If we are unable to generate significant revenue or secure additional financing, we may be unable to implement our business plan and grow our business.

We are a development stage company and are in the process of developing our products and services. Consequently, we have only generated revenues of $265,590 as of the date of this Prospectus. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2018. Our auditor has indicated in their Report that these conditions raise substantial doubt about our ability to continue as a going concern. The continuation of our business as a going concern is dependent upon the continued the Company’s ability to raise additional investment capital from both current and potential future investors, of which there can be no assurance.

We need to raise significant capital and generate significant cash from operations to implement our business plan.

There is uncertainty regarding our ability to implement our Additional Planned Operational Activities as described below and to grow our business to a greater extent than we can with our existing financial resources, also described below, without additional financing. Other than the Investment Agreement with Tangiers, we have no agreements, commitments or understandings to secure additional financing at this time, and there is no assurance we can raise additional financing in the future. Our long-term future growth and success is dependent upon our ability to increase revenue from selling our products and services, generate cash from operating activities and obtain additional financing. There is no assurance that we will be able to increase revenue from selling our products and services, generate sufficient cash from operations, or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our ability to fully implement our Additional Planned Operational Activities, as described below, and grow our business to a greater extent than we can with our existing financial resources, also described below.

Management of growth will be necessary for us to be competitive.

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

We are entering a highly competitive market.

The markets for ancillary businesses in the medical and recreational cannabis industries are competitive and evolving. In particular, we face strong competition from larger companies that may be in the process of offering similar products and services to ours. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger client bases than we have (or may be expected to have).

The Company also expects that new competitors may introduce products, systems or services that are directly or indirectly competitive with the Company. These competitors may succeed in developing products, systems and services that have greater functionality or are less costly than the Company’s products, systems and services, and may be more successful in marketing such products, systems and services. Technological changes have lowered the cost of operating communications and computer systems and purchasing software. These changes reduce the Company’s cost of providing services but also facilitate increased competition by reducing competitors’ costs in providing similar services. This competition could increase price competition and reduce anticipated profit margins.

Given the rapid changes affecting the global, national, and regional economies generally and the medical and recreational cannabis industries, in particular, we may not be able to create and maintain a competitive advantage in the marketplace. Our success will depend on our ability to keep pace with any changes in its markets, especially with legal and regulatory changes. Our success will depend on our ability to respond to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure by us to anticipate or respond adequately to such changes could have a material adverse effect on our financial condition, operating results, liquidity, cash flow and our operational performance.

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There could be unidentified risks involved with an investment in our securities; there is no anticipated liquidity of our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in our securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire Prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

The Company’s failure to continue to attract, train, or retain highly qualified personnel could harm the Company’s business.

The Company’s success also depends on the Company’s ability to attract, train, and retain qualified personnel, specifically those with management and product development skills. In particular, the Company must hire additional skilled personnel to further the Company’s research and development efforts. Competition for such personnel is intense. If the Company does not succeed in attracting new personnel or retaining and motivating the Company’s current personnel, the Company’s business could be harmed.

The Company may be unable to respond to the rapid technological change in its industry and such change may increase costs and competition that may adversely affect its business.

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize the Company’s market. The continued growth of the internet and intense competition in the Company’s industry exacerbate these market characteristics. The Company’s future success will depend on its ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of its products and services. The Company may experience difficulties that could delay or prevent the successful development, introduction or marketing of its products and services. In addition, any new enhancements must meet the requirements of its current and prospective users and must achieve significant market acceptance. The Company could also incur substantial costs if it needs to modify its products and services or infrastructures to adapt to these changes.

As our products, technology and methods are in early stages of development and commercialization, functionality and market acceptance cannot be predicted.

Some of the Company’s products, technology and methods are new and are only in early stages of development and commercialization. The Company is not certain that these products, technology and methods will function as anticipated or be desirable to its intended market. Also, some of the Company’s products, technology and methods may have limited functionalities, which may limit their appeal to consumers and put the Company at a competitive disadvantage. If the Company’s current or future products, technology or methods fail to function properly or if the Company does not achieve or sustain market acceptance, it could lose customers or could be subject to claims which could have a material adverse effect on the Company business, financial condition and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products, technology and methods are subject to a high level of uncertainty and risk. Because the market for the Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. The Company cannot guarantee that a market for the Company will develop or that demand for Company services will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, the Company’s business, financial condition and operating results would be materially adversely affected.

We need to establish and maintain an effective system of internal control, so we can to report our financial results accurately and prevent fraud. Any inability to report and file our financial results accurately and timely could materially harm our reputation and results of operations, and adversely impact the future trading price of our common stock.

The Company’s Chief Financial Officer is working to establish sufficient policies and procedures for financial statements and reporting and is also drafting a Code of Conduct and Ethics for the review and execution by the Company’s Officers, Directors, and employees. Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.

Because of the Company’s limited resources, there are limited controls over financial information processing. We currently have insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements. Additionally, there is a lack of formal process and timeline for closing the books and records at the end of each reporting period and such weaknesses restrict the Company’s ability to timely gather, analyze and report information relative to the financial statements. Our Company’s management is composed of a small number of individuals resulting in a situation where limitations on segregation of duties exist. In order to remedy this situation, we would need to hire additional staff. Currently, the Company is unable to hire additional staff to facilitate greater segregation of duties but will reassess its capabilities after completion of the Offering. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.

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If we fail to protect our intellectual property, our business could be adversely affected.

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our technology and brands to distinguish our products and services from our competitors’ products and services. We presently rely on patents-pending, copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property. However, we cannot assure you that we will be able to adequately protect our technology or other intellectual property from misappropriation in the U.S. and abroad. This risk may be increased due to the lack of any patent and/or copyright protection. Any patent issued to us could be challenged, invalidated or circumvented or rights granted thereunder may not provide a competitive advantage to us. Furthermore, patent applications that we file may not result in issuance of a patent, or, if a patent is issued, the patent may not be issued in a form that is advantageous to us.

Trade secrets, in particular, are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third party’s confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the U.S., which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

Risks Related to Management and Personnel

We depend heavily on members of senior management, Rick Gutshall, Interim Chief Executive Officer, Annette Knebel, Chief Financial Officer, and Sandra Fowler, Chief Marketing Officer, and the loss of any member of senior management could harm the Company.

Our future business and results of operations depend in significant part upon the continued contributions of Rick Gutshall, Interim Chief Executive Officer, Annette Knebel, Chief Financial Officer and Sandra Fowler, Chief Marketing Officer. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled employees in addition to Mr. Gutshall, Ms. Knebel and Ms. Fowler, as needed, our business could suffer. Loss of Mr. Gutshall’s, Ms. Knebel’s and/or Ms. Fowlers’ services could significantly deplete our institutional knowledge held by our existing senior management. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Most of our management has limited experience in managing the day-to-day operations of a public company and, as a result, we may incur additional expenses associated with the management of our Company.

Rick Gutshall, Interim Chief Executive Officer, Annette Knebel, Chief Financial Officer, and Sandra Fowler, Chief Marketing Officer, are responsible for the operations and reporting of our Company. While Ms. Knebel has experience in the management of small public companies, the requirements of operating as a small public company are new to most of our management. This lack of public company experience could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be costlier than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Because we do not have an audit or compensation committee, shareholders will have to rely on our Directors to perform these functions.

We do not have an audit committee, nor do we have independent directors. The Board of Directors performs these functions as a whole. Thus, there is a potential conflict in that Board members who are also part of management will participate in discussions concerning audit issues that may affect management decisions.

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Because directors, officers and previous members of Alamo CBD currently and for the foreseeable future will continue to control Indoor Harvest, it is not likely that you will be able to elect directors or have any say in the policies of Indoor Harvest.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The Directors, Officers and previous members of Alamo CBD beneficially own approximately 32% of Indoor Harvest’s outstanding common stock.  Due to such significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our Officers and Directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our relationship with the Selling Stockholder presents substantial risks.

There are substantial risks to investors as a result of the issuance of shares of our common stock to the Selling Stockholder pursuant to the Investment Agreement. These risks include risk of the Selling Stockholder’s non-performance under the Investment Agreement, dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed. As we depend upon Tangiers’s continuing funding of our Investment Agreement to continue much of our development, if there is no such continued funding our business plans and operations would be negatively affected.

Risks Related to Our Common Stock

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information about the limited market in penny stocks. Consequently, these rules may restrict the ability of brokers-dealers to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will qualify for exemption from the penny stock rule. In any event, even if our common stock was exempt from the penny stock rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

The issuance of a large number of shares of our common stock could significantly dilute existing stockholders and negatively impact the market price of our common stock.

On October 12, 2017, we entered into the Investment Agreement with the Selling Stockholder providing that, upon the terms and subject to the conditions thereof, the Selling Stockholder is committed to purchase, on an unconditional basis, shares of common stock at an aggregate price of up to $2,000,000 over the course of its 36-month term.

The Selling Stockholder will receive shares of common stock if we elect to sell shares to it under the Investment Agreement. The number of shares we will sell under the Investment Agreement will be determined, in general, based on 80% of the actual market price. As a result, if we sell shares of common stock under the Investment Agreement, we will be issuing common stock at below market prices, which could cause the market price of our common stock to decline, and if such issuances are significant in number, the amount of the decline in our market price could also be significant. In general, we are unlikely to sell shares of common stock under the Investment Agreement at a time when the additional dilution to stockholders would be substantial unless we are unable to obtain capital to meet our financial obligations from other sources on better terms at such time. However, if we were to do so, the dilution that could result from such issuances could have a material adverse impact on existing stockholders and could cause the price of our common stock to fall rapidly based on the amount of such dilution.

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The shares of our common stock we may issue in the future and the options we may issue in the future may have an adverse effect on the market price of our common stock and cause dilution to investors.

We may issue shares of common stock and warrants to purchase common stock pursuant to private offerings and we may issue options to purchase common stock to our executive officers pursuant to their employment agreements. The sale, or even the possibility of sale, of shares pursuant to a separate offering or to executive officers could have an adverse effect on the market price of our common stock or on our ability to obtain future financing.

We have not retained any independent professionals for investors.

We have not retained any independent professionals to comment on or otherwise protect the interests of potential investors. Although we have retained our own counsel, neither such counsel nor any other independent professionals have made any examination of any factual matters herein, and potential investors should not rely on our counsel regarding any matters herein described.

We may sell additional equity securities in the future and your ownership interest in the Company may be diluted as a result of such sales.

We intend to sell additional equity securities in order to fully implement our business plan. Such sales will be made at prices determined by our Board of Directors based on the market value of the Company and could be made at prices less than the price of the shares of our common stock purchased pursuant to this Prospectus, in which case, investors could experience dilution of their investment.

There is a limited public market for our common stock. Trading in our common stock on the OTCQB has been subject to wide fluctuations.

Our common stock is currently quoted for public trading on the OTCQB. The trading price of our common stock has been subject to wide fluctuations and the public market is limited. Trading prices of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

We have provided indemnification of Officers and Directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

We have entered into indemnification agreements with Officers and Directors that eliminate the personal liability of our Directors for monetary damages to the fullest extent possible under the laws of the State of Texas or other applicable law. These provisions eliminate the liability of our Directors and our shareholders for monetary damages arising out of any violation of a Director of his fiduciary duty of due care. Under Texas law, however, such provisions do not eliminate the personal liability of a Director for (i) breach of the Director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the Director derived an improper benefit. These provisions do not affect a Director’s liabilities under the federal securities laws or the recovery of damages by third parties.

We do not intend to pay dividends on any investment in the shares of stock of our Company and any gain on an investment in our Company will need to come through an increase in our stock’s price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our Company will need to come through an increase in the stock’s price. This may never happen, and investors may lose all of their investment in our Company.

The Selling Stockholder will pay less than the then-prevailing market price for our common stock.

Our common stock to be issued to the Selling Stockholder pursuant to the Investment Agreement will be purchased at 80% of the average of the two lowest closing bid prices of our common stock during the pricing period applicable to the put notice, provided, however, an additional 10% will be added to the discount of each put if (i) we are not DWAC eligible and (ii) an additional 15% will be added to the discount of each put if we are under DTC “chill” status on the applicable date of the put notice. Currently the Company is both DTC and DWAC eligible. Tangiers has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Tangiers sells the shares, the price of our common stock could decrease. If our stock price decreases, Tangiers may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

Your ownership interest may be diluted and the value of our common stock may decline by exercising the put right pursuant to the Investment Agreement.

Pursuant to the Investment Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to the Selling Stockholder at a discounted price. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

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Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the Investment Agreement with Tangiers, and as such, Tangiers may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders.

Tangiers has agreed, subject to certain exceptions listed in the Investment Agreement with Tangiers, to refrain from holding an amount of shares which would result in Tangiers or its affiliates owning more than 9.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent Tangiers from selling shares of our common stock received in connection with a put, and then receiving additional shares of our common stock in connection with a subsequent put. In this way, Tangiers could sell more than 9.99% of the outstanding common stock in a relatively short time frame while never holding more than 9.99% at one time.

Risks Related to this Offering

Since our common stock is thinly traded, our stock price may be volatile and investors may have difficulty selling our shares.

Although our common stock trades on the OTCQB, there is limited trading in our common stock in the over-the-counter market. Such thinly traded, illiquid stocks are more susceptible to significant and sudden price changes than stocks that are widely followed by the investment community and that are actively traded on an exchange. Thus, we cannot assure investors that there will at any time in the future be an active trading market for our common stock. Our stock is not listed on a stock exchange and we currently do not intend to seek listing on an exchange. Even if we successfully list the common stock on a stock exchange, we nevertheless could not assure shareholders that an organized public market for our common stock would develop. Investors should purchase shares for long-term investment only and should purchase our securities if and only if they are capable of making and are seeking to make a long-term investment in the Company.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

Our securities are traded on the OTCQB, which may not provide as much liquidity for our investors as more recognized senior exchanges such as the NASDAQ Stock Market or other national or regional exchanges.

Our securities are quoted on the OTCQB Market. The OTC Markets are inter-dealer, over-the- counter markets that provide significantly less liquidity than the NASDAQ Stock Market or other national or regional exchanges. Securities traded on these OTC Markets are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets. Quotes for stocks included on the OTC Markets are not listed in newspapers. Therefore, prices for securities traded solely on the OTC Markets may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

Our stock price may be volatile, and you may not be able to sell your shares for more than what you paid or at all.

Our stock price may be subject to significant volatility, and you may not be able to sell shares of common stock at or above the price you paid for them or at all. The trading price of our common stock has been subject to fluctuations in the past and the market price of the common stock could continue to fluctuate in the future in response to various factors, including, but not limited to: quarterly variations in operating results; our ability to control costs and improve cash flow; announcements of innovations or new products by us or by our competitors; changes in investor perceptions; and new products or product enhancements by us or our competitors.

The Selling Stockholder may sell a large number of shares, resulting in substantial diminution to the value of shares held by existing stockholders.

Pursuant to the Investment Agreement, we are prohibited from delivering a Put Notice to the Selling Stockholder to the extent that the issuance of shares would cause the Selling Stockholder to beneficially own more than 9.99% of our then-outstanding shares of common stock. These restrictions however, do not prevent the Selling Stockholder from selling shares of common stock received in connection with the Equity Line and then receiving additional shares of common stock in connection with a subsequent issuance. In this way, the Selling Stockholder could sell more than 9.99% of the outstanding shares of common stock in a relatively short time frame while never holding more than 9.99% at any one time. As a result, existing stockholders and new investors could experience substantial diminution in the value of their shares of common stock. Additionally, we do not have the right to control the timing and amount of any sales by the Selling Stockholder of the shares issued under the Equity Line.

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Risks Relating to Competitive Factors

We compete in an industry characterized by extensive research and development efforts and rapid technological progress and we may be unable to compete effectively.

New developments occur and are expected to continue to occur at a rapid pace in the marijuana industry, and there can be no assurance that discoveries or commercial developments by our competitors will not render some or all of our potential products obsolete or non-competitive, which could have a material adverse effect on our business, financial condition and results of operations. We expect to compete with fully integrated and well-established companies in the near and long term. Most of these companies have substantially greater financial, manufacturing and marketing experience and resources than us and represent substantial long-term competition. Such companies may succeed in discovering and developing products and/or extraction processes more rapidly than us and may be more successful than us in manufacturing, sales and marketing.

Strategic collaborations may never materialize or may fail.

We intend to explore a variety of strategic collaborations with existing marijuana growers, dispensaries and related businesses. Currently, we cannot predict what form such strategic collaborations might take. We are likely to face significant competition in seeking appropriate strategic collaborators, and these strategic collaborations can be complicated and time consuming to negotiate and document. We may not be able to negotiate strategic collaborations on acceptable terms, or at all, and we are unable to predict when, if ever, we will enter into any such strategic collaborations due to the numerous risks and uncertainties associated with establishing strategic collaborations.

Risks Relating to Intellectual Property Protection

Our pending patent application may not be approved.

Our success depends on our ability to protect our proprietary process and methods. Although we filed a patent application regarding our extraction and conversion process, there can be no assurances that such application will result in the issuance of a patent. Further, even if a patent is issued, there can be no assurances that future patent claims will be held valid and enforceable against third-party infringement or that our methods and processes will not infringe any third-party patent or intellectual property or that such claims will afford us protection against competitors with similar technology or permit the commercialization of our products without infringing third-party patents or other intellectual property rights.

If we are unable to protect the secrecy of our proprietary process and methods, we may not be able to compete effectively or operate profitably.

Our success will depend, in large part, on our ability to protect the secrecy of our patent pending process and methods. As we hire employees, enter into strategic collaborations and bring our products to market, maintaining this secrecy will become increasingly difficult, especially if our patent application is denied or the issuance of the patent is delayed.  If competitors are made aware of the aspects of our proprietary process and methods that are not protected by a patent, they may be able to duplicate them or independently develop similar or alternative technologies without infringing on our intellectual property rights.

We may rely on trade secrets to protect our process and methods and may attempt to protect these trade secrets, in part, with confidentiality and non-disclosure agreements with our employees, consultants, partners, strategic collaborators and certain contractors, but there can be no assurance that these agreements would not be breached, that we would have adequate remedies for any breach, or that our trade secrets will not otherwise become known or be independently discovered by competitors. If our patent pending proprietary process, methods or related trade secrets become known to competitors, we may be unable to compete effectively, resulting in a material adverse effect on our business, financial condition and results of operations.

We may be subject to litigation with respect to the ownership and use of intellectual property that will be costly to defend or pursue and uncertain in its outcome.

Our success also will depend, in part, on refraining from infringing patents or otherwise violating intellectual property owned or controlled by others. Others may have filed patent applications or have received, or may obtain, issued patents in the United States or elsewhere relating to aspects of our extraction processes or methods, and they may institute litigation against us to protect their intellectual property rights. Such litigation, regardless of the merits, would be extremely expensive and detrimental to our operations. Additionally, it is uncertain whether the issuance of any third-party patents will require us to alter our products or processes, obtain licenses, or cease certain activities. If any licenses are required, there can be no assurance that we will be able to obtain any such licenses on commercially favorable terms, if at all, and if these licenses are not obtained, we might be prevented from pursuing the development and commercialization of certain of our potential products.

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Other Risks

There are other unidentified risks.

The risks set forth above are not a complete list of the risks facing our potential investors.  We acknowledge that there may exist significant risks yet to be recognized or encountered to which we may not be able to effectively respond.  There can be no assurance that we will succeed in addressing these risks or future potential risks, and any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder.  We will receive no proceeds from the sale of shares of common stock by the Selling Stockholder in this Offering.  The proceeds from the sales will belong to the Selling Stockholder.  However, we will receive proceeds from the sale of the Commitment Shares to the Selling Stockholder pursuant to the Investment Agreement.

We intend to use the proceeds that we may receive from the sale of the Commitment Shares for general corporate and working capital purposes, for the construction of a demonstration facility in Tempe, Arizona, to secure development rights in Parachute, Colorado, or for other purposes that our Board of Directors, in its good faith, deems to be in the best interest of the Company. Proceeds from the Commitment Shares are expected to be used as follows:

Category	25% of Offering	50% of Offering	75% of Offering	100% of Offering
General working capital	$275,000	$275,000	$500,000	$1,000,000
Development rights, Parachute, Colorado	$225,000	$225,000	$225,000	$225,000
Facility Construction, Tempe, Arizona	$—	$500,000	$775,000	$775,000

There can be no assurance that we will sell any of the Commitment Shares to the Selling Stockholder under the Investment Agreement. We cannot provide any assurance that we will be able to draw down any or all of the Total Commitment, such that the proceeds received would be a source of financing for us.

We intend to raise additional capital through equity and debt financing, as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all. If we are unable to secure additional capital, we may not be able to complete some or all of our business plans outlined in this Prospectus.

We will pay for expenses of this offering, except that the Selling Stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

DILUTION

The sale of our common stock to the Selling Stockholder in accordance with the Investment Agreement will have a dilutive impact on our stockholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to the Selling Stockholder to draw down pursuant to the Investment Agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

Investment Agreement with Tangiers

On October 12, 2017, we entered into an Investment Agreement with Tangiers. Pursuant to the terms of the Investment Agreement, Tangiers committed to purchase up to $2,000,000 of our common stock over a period of up to 36 months. From time to time during the 36-month period commencing from the effectiveness of the registration statement, we may deliver a put notice to Tangiers which states the dollar amount that we intend to sell to Tangiers on a date specified in the put notice. The maximum investment amount per notice must be no more than 200% of the average daily trading dollar volume of our common stock for the eight (8) consecutive trading days immediately prior to date of the applicable put notice and such amount must not exceed an accumulative amount of $250,000. The minimum put amount is $5,000. The purchase price per share to be paid by Tangiers will be the 80% of the of the average of the two lowest closing bid prices of the common stock during the pricing period applicable to the put notice, provided, however, an additional 10% will be added to the discount of each put if (i) we are not DWAC eligible and (ii) an additional 15% will be added to the discount of each put if we are under DTC “chill” status on the applicable date of the put notice.

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In connection with the Investment Agreement with Tangiers, we also entered into a Registration Rights Agreement with Tangiers, pursuant to which we agreed to use our best efforts to, within 45 days of October 12, 2017, file with the SEC a registration statement, covering the resale of 5,000,000 shares of our common stock underlying the Investment Agreement with Tangiers.

The Company also issued a fixed convertible promissory note to Tangiers for the principal sum of $50,000 as a commitment fee. The promissory note maturity date is May 12, 2018.

The 5,000,000 shares being offered pursuant to the Investment Agreement with Tangiers represents 15.92% of the shares issued and outstanding, assuming that the Selling Stockholder will sell all of the shares offered for sale. The 5,000,000 shares being offered pursuant to this Prospectus represent 31.22% of the shares issued and outstanding held by non-affiliates of our Company. The Investment Agreement with Tangiers is not transferable, and any benefits attached thereto may not be assigned.

At an assumed purchase price under the Investment Agreement of $0.26 (equal to 80% of the closing price of our common stock of $0.33 on January 17, 2018), we will be able to receive up to $1,300,000 in gross proceeds, assuming the sale of the entire 5,000,000 put shares being registered hereunder pursuant to the Investment Agreement. At an assumed purchase price of $0.26 under the Investment Agreement, we would be required to register 2,692,307 additional shares to obtain the balance of $700,000 under the Investment Agreement. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Investment Agreement.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Investment Agreement with Tangiers. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell Tangiers, periodically, our common stock under the Investment Agreement and Tangiers will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Tangiers to raise the same amount of funds, as our stock price declines.

The proceeds received from any “puts” tendered to Tangiers under the Investment Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our Board of Directors (“Board”), in its good faith deem to be in the best interest of the Company.

We may have to increase the number of our authorized shares in order to issue the shares to Tangiers if we reach our current amount of authorized shares of common stock. Increasing the number of our authorized shares will require Board and stockholder approval. Accordingly, because our ability to draw down any amounts under the Investment Agreement with Tangiers is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $2,000,000 under the Investment Agreement with Tangiers.

The foregoing descriptions of the Investment Agreement, the Registration Rights Agreement and the convertible promissory note issued to Tangiers, are not complete and are qualified in their entirety by reference to the full text of the form Investment Agreement, the Registration Rights Agreement and the convertible promissory note, copies of which were filed as Exhibits 10.1, 10.2 and 10.3 to the Company’s current report on Form 8-K filed on October 13, 2017, together with the amendment to the promissory note which was filed as Exhibit 10.4 therein, and are incorporated by reference herein.

SELLING STOCKHOLDER

This Prospectus relates to the possible resale from time to time by the Selling Stockholder named in the table below of any or all of the shares of common stock that has been or may be issued by us to the Selling Stockholder under the Investment Agreement. For additional information regarding the transaction relating to the issuance of common stock covered by this Prospectus, see “Management’s Discussion and Analysis of Results of Operation and Financial Condition – Liquidity and Capital Resources – Arrangements with Selling Stockholder” above. We are registering the shares of common stock pursuant to the provisions of the Registration Rights Agreement in order to permit the Selling Stockholder to offer the shares for resale from time to time.

The table below presents information regarding the Selling Stockholder and the shares of common stock that it may offer from time to time under the Investment Agreement pursuant to this Prospectus. This table is prepared based on information supplied to us by the Selling Stockholder and reflects holdings as of January 26, 2018. As used in this Prospectus, the term “Selling Stockholder” includes the Selling Stockholder, and any donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this Prospectus from the Selling Stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the Selling Stockholder may offer under this Prospectus. The Selling Stockholder may sell some, all or none of its shares offered by this Prospectus. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes shares of common stock with respect to which the Selling Stockholder has voting and investment power. With respect to the Equity Line with the Selling Stockholder, because the purchase price of the shares of common stock issuable under the Equity Purchase Agreement is determined on each settlement date, the number of shares that may actually be sold by us under the Equity Purchase Agreement may be fewer than the number of shares being offered by this Prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this Prospectus.

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	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered	Number of Shares of Common Stock Owned after Offering
Name of Selling Stockholder	Number	Percent	Pursuant to this Prospectus	Number (1)	Percent
Tangiers Global, LLC (2)(3)	—	—%	5,000,000	—	—%

* Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1) Assumes the sale of all shares being offered pursuant to this Prospectus.

(2) The Selling Stockholder’s principal business is that of a private investment firm. We have been advised that the Selling Stockholder is not a member of FINRA, or an independent broker-dealer, and that neither the Selling Stockholder nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Justin Ederle holds the voting and dispositive powers with respect to the shares of common stock being registered for sale by the Selling Stockholder.

(3) On October 12, 2017, we entered into a fixed convertible promissory note with Tangiers for the principal sum of $50,000 as a commitment fee per the terms of the investment agreement with a maturity date of May 12, 2018. Additionally, on March 24, 2017, the Company issued and sold an 8% Fixed Convertible Promissory Note to Tangiers, in the aggregate principal amount of up to $550,000. The conversion of debt into common stock underlying these notes could cause additional dilution to our stockholders and could have further adverse effects on the market price for our securities or on our ability to obtain future financing.

PLAN OF DISTRIBUTION

The Selling Stockholder, including any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby which were acquired under the Investment Agreement on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at market prices prevailing at the time of sale, prices related to prevailing market prices, fixed prices or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	exchange distributions in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlements of short sales;
●	transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
●	writings or settlements of options or other hedging transactions, whether through an options exchange or otherwise;
●	combinations of any such methods of sale; or
●	any other methods permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this Prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the Prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. The Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We have agreed to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the sale of all of the securities pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholder or any other person. We will make copies of this Prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of our capital stock; however, the description does not purport to be complete and is subject to, and is qualified by, our Articles of Incorporation and Bylaws, which are filed as exhibits to the Registration Statement of which this Prospectus is a part. The Amended Bylaws of Indoor Harvest, Corp. are incorporated as exhibit 99.1 in the Registrant’s Form 8-K filed on May 23, 2017.

Capital Stock

We are authorized to issue 5,000,000 shares of Series A Preferred Convertible Stock, $0.01 par value, and 50,000,000 shares of common stock, $0.001 par value.

Preferred Stock

As of January 26, 2018, we had 750,000 shares of Series A Preferred Convertible Stock issued and outstanding.

The stated value of each issued share of Series A Convertible Preferred Stock shall be deemed to be $0.40, as the same may be equitably adjusted whenever there may occur a stock dividend, stock split, combination, reclassification or similar event affecting the Series A Convertible Preferred Stock. There are no dividends payable on the Series A Convertible Preferred Stock. Each holder of outstanding shares of Series A Convertible Preferred Stock shall be entitled to cast the number of votes for the Series A Convertible Preferred Stock in an amount equal to the number of whole shares of common stock into which the shares of Series A Convertible Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Holders of Series A Convertible Preferred Stock shall vote together with the holders of common stock, and with the holders of any other series of Preferred Stock the terms of which so provide, together as a single class.

If the Company shall at any time after the date of issuance of the Series A Convertible Preferred Stock issue any additional shares of common stock except exempted securities, without cash consideration or for a cash consideration per share less than the Series A Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price shall be adjusted by being reduced, concurrently with such issue, to a price equal to the sale price of the additional shares of common stock. If the Company issues securities convertible into shares of common stock rather than common stock, the adjustment shall be based upon the conversion price of the convertible securities so issued.

Upon any liquidation, dissolution or winding-up of the Company under Texas law, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall be paid an amount equal to the aggregate stated value of their shares of Series A Convertible Preferred Stock, before any payment shall be paid to the holders of common stock, or any other stock ranking on liquidation junior to the Series A Convertible Preferred Stock, an amount for each share of Series A Convertible Preferred Stock held by such holder equal to the sum of the Stated Value thereof.

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Common Stock

As of January 26, 2018, we had 26,403,363 shares of common stock issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our certificate of incorporation, bylaws and the applicable statutes of the State of Texas for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Dividend rights of both our common and preferred shareholders will entitle them to the same dividend that other shareholders of the same class receive.

Warrants

On September 26, 2016, the Company issued the Rifici Note to Chuck Rifici Holdings, Inc., relating to the issuance of $225,500 in aggregate principal including a $204,000 actual payment of purchase price plus a 10% original issue discount. In conjunction with the issuance of the Rifici Note, the Company issued a one-year warrant to purchase 250,000 shares of common stock at an exercise price of $0.30 per share. The warrant expired September 26, 2017 and was not exercised.

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)
Balance, December 31, 2016	500,000	0.40	—
Granted	—	—	—
Exercised	—	—	—
Canceled/Forfeited	250,000	0.50	—
Expired	250,000	0.30	—
Balance September 30, 2017	—	$	$—

For the nine months ended September 30, 2017, no warrants were outstanding. For the year ended December 31, 2016, the following warrants were outstanding:

Exercise Price Warrants Outstanding	Warrants Exercisable	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value

$ 0.30 - 0.50	500,000	0.69	32,500

Lattice Binomial model was used to value aggregate intrinsic value.

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Options

There are no outstanding options to purchase our securities.

Registration Rights

In accordance with the Registration Rights Agreement, the Selling Stockholder is entitled to certain rights with respect to the registration of the shares of common stock issued in connection with the Investment Agreement (the “Selling Stockholder Registrable Securities”). The foregoing descriptions of the Registration Rights Agreement, is not complete and is qualified in its entirety by reference to the full text of the form of this agreement a copy of which was filed as Exhibit 10.2 to the Company’s current report on Form 8-K filed on October 13, 2017, and is incorporated by reference herein.

We are obligated to file a registration statement with respect to the Selling Stockholder Registrable Securities. Upon becoming effective, such registration statement shall remain effective at all times until the earliest of (i) the date that the Selling Stockholder may sell all of the Selling Stockholder Registrable Securities required to be covered by such registration statement without restriction pursuant to Rule 144 and without the need for current public information as required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (ii) the date the Selling Stockholder no longer owns any of the Selling Stockholder Registrable Securities. We must also take such action as is necessary to register and/or qualify the Selling Stockholder Registrable Securities under such other securities or blue-sky laws of all applicable jurisdictions in the United States.

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of the Selling Stockholder.

DESCRIPTION OF THE BUSINESS

Organization

We are a Texas corporation formed on November 23, 2011. Our principal executive office is located at 5300 East Freeway Suite A, Houston, Texas 77020. On August 3, 2017, we formed Alamo Acquisition, LLC, a wholly owned Texas limited liability company (“Alamo Acquisition Sub”). On August 4, 2017, Alamo Acquisition Sub engaged in a reverse merger with Alamo CBD, LLC (“Alamo CBD”), pursuant to which Alamo Acquisition Sub merged with and into Alamo CBD, with Alamo CBD surviving the merger. As a result of the merger, Alamo CBD became a wholly owned subsidiary of Indoor Harvest. Our common stock is quoted on the OTCQB under the symbol “INQD.”

Description of Business

Indoor Harvest, through its brand name Indoor Harvest®, is a developer of personalized cannabis medicines and a provider of advanced cultivation methods and processes for the cannabis industry. We are seeking to use the relationships and technology we have developed to become a registered producer and seller under the CSA of pharmaceutical grade cannabis for research and targeted treatment of specific medical symptoms by third parties.

We have developed a patent pending aeroponic process of growing cultivars in an air or mist environment without the use of soil or an aggregate growing medium. Aeroponic production differs from both conventional hydroponics and in-vitro (plant tissue culture) growing. Unlike hydroponics, which uses water as a growing medium and essential minerals to sustain plant growth, aeroponics is conducted without a growing medium. Because water is used in aeroponics to transmit nutrients, it is sometimes considered a type of hydroponics. Our aeroponic process and production methods provide an ability to test the phenotypic plasticity of cannabis and to test and develop specific phenotypic response. Phenotypic plasticity refers to the changes in cannabis morphology and physiology due to its adaption to a unique environment and its impact on phytochemical production.

We, through Alamo CBD, have applied to produce and dispense low-tetrahydrocannabinol cannabis under the Texas Compassionate Use Program. THC is a psychotropic cannabinoid and is the principal psychoactive constituent of cannabis. We have signed a binding LOI with Zoned Properties outlining three independent pending agreements to complete research and development projects for licensed medical cannabis facilities to be located in Tempe, Arizona, Parachute, Colorado and Stockdale, Texas or other location to be determined after approval of a provisional license under the TCUP. The Company intends to generate revenue from production of cannabis under the TCUP, through related engineering, project management, equipment leasing and technology licensing from constructed facilities in Tempe, Arizona and Parachute, Colorado and through the development and licensing of related environmental and climate recipes.

Our operational expenditures are primarily related to developing our technology, sources and methods, developing research partnerships and collaborations and the costs related to being a fully reporting company with the SEC.

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Industry and Regulatory Overview

The United States federal government regulates drugs through the CSA, which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug, which is viewed as highly addictive and having no medical value. The United States Federal Drug Administration (“FDA”) has not approved the sale of cannabis for any medical application. Doctors may not prescribe cannabis for medical use under federal law, however, they can recommend its use under the First Amendment. In 2010, the United States Veterans Affairs Department clarified that veterans using medicinal cannabis will not be denied services or other medications that are denied to those using illegal drugs.

The above State legalization efforts conflict with the CSA, which makes cannabis use and possession illegal on a national level. On August 29, 2013, the U.S. Department of Justice issued a memorandum providing that where states and local governments enact laws authorizing cannabis-related use, and implement strong and effective regulatory and enforcement systems, the federal government will rely upon states and local enforcement agencies to address cannabis activity through the enforcement of their own state and local narcotics laws. The memorandum further stated that the DOJ’s limited investigative and prosecutorial resources will be focused on eight priorities to prevent unintended consequences of the state laws, including, but not limited to, distribution of cannabis to minors, preventing the distribution of cannabis from states where it is legal to states where it is not, and preventing money laundering, violence and drugged driving.

On December 11, 2014, the DOJ issued another memorandum about its position and enforcement protocol with regard to Indian Country, stating that the Eight Priorities in the Cole Memo would guide the United States Attorneys’ cannabis enforcement efforts in Indian Country. On December 16, 2014, as a component of the federal spending bill, the Obama administration enacted regulations that prohibits the DOJ from using funds to prosecute state-based legal medical cannabis programs.

On January 4, 2018, the DOJ suspended the Cole Memo and replaced it with a new Memorandum titled with the subject “Marijuana Enforcement” from Attorney General Jeff Sessions which provides that each U.S. Attorney has the discretion to determine which types of cannabis-related cases should be federally prosecuted, thus ending the broad safe harbor provided under the Cole Memo.

As of January 26, 2018, 29 states, the District of Columbia and Guam allow their citizens to use medical cannabis through de-criminalization. Voters in the States of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon, and Washington have legalized cannabis for adult recreational use.

The Company continues to follow and monitor the actions and statements of the Trump administration, the DOJ and Congress’ positions on federal law and cannabis policy. As the possession and use of cannabis is illegal under the CSA, we could be deemed to be aiding and abetting illegal activities through the equipment we intend to sell in the U.S. and directly violating federal law if we should begin producing Cannabis under State law. Under federal law, and more specifically the CSA, the possession, use, cultivation, and transfer of cannabis is illegal. Our equipment could be used by persons or entities engaged in the business of possession, use, cultivation, and/or transfer of cannabis.

As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, could seek to bring an action or actions against us, including, but not limited to, a claim of aiding and abetting another’s criminal activities or directly violating the CSA. The federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal” (18 U.S.C. §2(a).) Enforcement of federal law regarding cannabis would likely result in the Company being unable to proceed with our business plans, could expose us to potential criminal liability and could subject our properties to civil forfeiture. Any changes in banking, insurance or other business services may also affect our ability to operate our business.

Investment Agreement with Tangiers

On October 12, 2017, we entered into an Investment Agreement with Tangiers. Pursuant to the terms of the Investment Agreement, Tangiers committed to purchase up to $2,000,000 of our common stock over a period of up to 36 months. From time to time during the 36-month period commencing from the effectiveness of the registration statement, we may deliver a put notice to Tangiers which states the dollar amount that we intend to sell to Tangiers on a date specified in the put notice. The maximum investment amount per notice must be no more than 200% of the average daily trading dollar volume of our common stock for the eight (8) consecutive trading days immediately prior to date of the applicable put notice and such amount must not exceed an accumulative amount of $250,000. The minimum put amount is $5,000. The purchase price per share to be paid by Tangiers will be the 80% of the of the average of the two lowest closing bid prices of the common stock during the pricing period applicable to the put notice, provided, however, an additional 10% will be added to the discount of each put if (i) we are not DWAC eligible and (ii) an additional 15% will be added to the discount of each put if we are under DTC “chill” status on the applicable date of the put notice.

In connection with the Investment Agreement with Tangiers, we also entered into a Registration Rights Agreement with Tangiers, pursuant to which we agreed to use our best efforts to, within 45 days of October 12, 2017, file with the SEC a registration statement, covering the resale of 5,000,000 shares of our common stock underlying the Investment Agreement with Tangiers.

The Company also issued a fixed convertible promissory note to Tangiers for the principal sum of $50,000 as a commitment fee. The promissory note maturity date is May 12, 2018.

The 5,000,000 shares being offered pursuant to the Investment Agreement with Tangiers represents 16.39% of the shares issued and outstanding, assuming that the Selling Stockholder will sell all of the shares offered for sale. The 5,000,000 shares being offered pursuant to this Prospectus represent 32.30% of the shares issued and outstanding held by non-affiliates of our Company. The Investment Agreement with Tangiers is not transferable, and any benefits attached thereto may not be assigned.

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At an assumed purchase price under the Investment Agreement of $0.26 (equal to 80% of the closing price of our common stock of $0.33 on January 17, 2018), we will be able to receive up to $1,300,000 in gross proceeds, assuming the sale of the entire 5,000,000 put shares being registered hereunder pursuant to the Investment Agreement. At an assumed purchase price of $0.26 under the Investment Agreement, we would be required to register 2,692,307 additional shares to obtain the balance of $700,000 under the Investment Agreement. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Investment Agreement.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Investment Agreement with Tangiers. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

We intend to sell Tangiers, periodically, our common stock under the Investment Agreement and Tangiers will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Tangiers to raise the same amount of funds, as our stock price declines.

The proceeds received from any “puts” tendered to Tangiers under the Investment Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our Board of Directors, in its good faith deem to be in the best interest of the Company.

We may have to increase the number of our authorized shares in order to issue the shares to Tangiers if we reach our current amount of authorized shares of common stock. Increasing the number of our authorized shares will require Board and stockholder approval. Accordingly, because our ability to draw down any amounts under the Investment Agreement with Tangiers is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $2,000,000 under the Investment Agreement with Tangiers. The foregoing descriptions of the Investment Agreement, the Registration Rights Agreement and the convertible promissory note issued to Tangiers, are not complete and are qualified in their entirety by reference to the full text of the form Investment Agreement, the Registration Rights Agreement and the convertible promissory note, copies of which were filed as Exhibits 10.1, 10.2 and 10.3 to the Company’s current report on Form 8-K filed on October 13, 2017, together with the amendment to the promissory note which was filed as Exhibit 10.4 therein, and are incorporated by reference herein.

Changes in Business Operations

From inception until August 4, 2017, the Company provided full service, state of the art design-build, engineering, procurement and construction services to the indoor and vertical farming industry. The Company provided production platforms, mechanical systems and complete custom designed build outs for both Controlled Environment Agriculture (“CEA”) and Building Integrated Agriculture (“BIA”), for two unique industries, produce and cannabis.

CEA is the process of manipulating any agricultural technology to allow the farmer an ability to manipulate a crop’s environment to desired conditions. Technologies include greenhouse production, hydroponics, aquaculture, aquaponics and aeroponics. Controlled variables may include temperature, lighting, humidity, pH and nutrient analysis.

BIA is the process of locating CEA methods on, or in, mixed use buildings to provide synergy with the buildings infrastructure and the agriculture process. Earliest examples of BIA include the use of hydroponics, aeroponics and aquaponics, where waste heat is captured through the building’s existing heating, ventilation and air conditioning system as well as the combined use of solar, rainwater collection and evaporative systems. Current operating examples include such buildings as Eli Zabar’s rooftop greenhouse, The Sun Works Center for Environmental Studies, Gotham Greens, Sky Vegetables, Top Sprouts, Cityscape Farms, Dongtan, Masdar City, AeroFarms, Solar 2, Lufa Farms, BrightFarms, FarmedHere, Green Sense Farms, Green Spirit Farms and Big Box Farms. The term building-integrated agriculture was coined by Dr. Ted Caplow in a paper delivered at the 2007 Passive and Low Energy Cooling Conference in Crete, Greece.

The Company began generating revenue in late 2015 from its products and design-build, engineering, procurement and construction management services. Our products were designed for the production of aeroponic and hydroponic leafy greens, micro-greens, fruiting plants and herbs. Our fixtures and systems could also be adapted for a variety of other uses such as horticulture research, medicinal plant production, pharmaceutical plant production, plant cloning and hardwood propagation.

In mid-2016, the Company began efforts to separate its produce and cannabis related operations due to ongoing feedback from both clients and potential institutional investors. It was determined that the Company’s involvement in the cannabis industry was creating conflicts for clients and potential institutional investors wishing to work with the Company from the produce industry due to the public perception and political issues surrounding the cannabis industry. By late-2016, the Company had decided to cease actively selling its products and services to the vertical farming industry and to focus on utilizing the Company’s developed technology and methods for the cannabis industry. On August 4, 2017, the Company ceased actively supporting business development of vertical farms for produce production.

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Merger of Alamo CBD, LLC

On January 3, 2017, the Company signed a binding LOI with Alamo CBD to enter discussions to combine and create a medical cannabinoids pharmaceutical group. On August 3, 2017, the Company formed Alamo Acquisition, LLC, a Texas limited liability company, in which the Company owns 100% of Alamo Acquisition, LLC member interests.

On August 4, 2017, the Company entered into an Agreement and Plan of Merger and Reorganization, by and among the Company, Alamo Acquisition LLC, and Alamo CBD (the “Merger”). On August 8, 2017, Chad Sykes, the Company’s Founder and Chief of Cultivation, returned 2,500,000 shares of common stock to the Company in anticipation of the Merger. The Company recorded the return of shares at a fair value of $550,000 ($0.22 per share) based upon the most recent trading price per share of the Company’s stock. The return of common stock by Chad Sykes was a non-cash transaction and has been recorded as a reduction of goodwill related to the Merger. On September 6, 2017, the Company issued an aggregate of 7,584,008 shares of common stock to the members of Alamo CBD related to the Merger. The Company recorded fair value of $1,440,961 ($0.19 per share) based upon the most recent trading price per share. The Company subsumed into goodwill all intangible assets acquired in the transaction. The aggregate value of goodwill at September 30, 2017 is $890,961.

Contractual Joint Venture with Alamo CBD and Vyripharm Enterprises, LLC

On March 23, 2017, Indoor Harvest entered into a Contractual Joint Venture Agreement by and between Vyripharm Enterprises, LLC (“Vyripharm”) and Alamo CBD, collectively the parties, pursuant to which the parties agreed to participate in an unincorporated joint venture (the “Joint Venture”) for the following business purposes:

●	The parties would work together to enhance the ability of Alamo CBD to apply for and obtain licensure, or a permit, to grow and/or dispense marijuana products for medical and/or consumer use, as the case may be:

i.	In Texas, pursuant to the Texas Compassionate Use Act, as may be amended;
ii.	In Colorado, pursuant to recent Colorado legislation permitting foreign ownership of entities that grow and/or dispense marijuana products for medical and/or consumer use; and
iii.	Pursuant to recent United States Drug Enforcement Administration regulations which expand the opportunities for entities providing research involving marijuana and its chemical constituents, as referenced in 21 U.S.C. 822(a)(1) and 21 U.S.C. 823(a), et. seq.

●	To establish Alamo CBD as a supplier of a variety of medical use cannabis oil to Vyripharm for Vyripharm’s use in conducting research and development to create novel pharmaceutical and radiopharmaceutical compounds designed to image and treat certain debilitating diseases including, but not limited to epilepsy, post-traumatic stress disorder, Alzheimer’s, ALS, and other neurodegenerative diseases; and to establish Indoor Harvest as the project developer and engineering, procurement and construction group, in which Indoor Harvest is responsible for costs and efforts related to Alamo CBD’s efforts to become licensed under the Texas Compassionate Use Act and to meet its obligations under this Joint Venture agreement.

The initial term of the Joint Venture was to be five (5) years following the effective date, and the Joint Venture Agreement could be extended beyond this initial term by mutual consent of the parties. The Company paid an initial down payment of $250,000 under the Joint Venture Agreement on March 30, 2017.

Background for the Contractual Joint Venture

The purpose of the above-described change in business and Joint Venture was twofold, as follows:

●	It would separate the Company’s cannabis and produce related operations, as we indicated was previously a goal.

●	It would put in place all elements necessary for the resulting Joint Venture, of which the resulting public reporting company would have a significant on-going interest, to become a registered producer under the federal CSA to produce cannabis.

As of December 1, 2017, only one entity, the University of Mississippi can legally manufacture Cannabis to supply researchers involved in the various studies about using cannabis to treat maladies such as PTSD or Epilepsy. On August 12, 2016, the DOJ and the DEA issued a policy statement on cannabis issues, as follows:

●	It is well known that the DOJ and DEA have said that cannabis would continue to be classified as a Schedule 1 drug, like heroin.

●	It is not so well known that the DOJ and DEA also reset the policy regarding entities that could legally manufacture cannabis to supply researchers involved in various clinical studies using cannabis to treat maladies such as PTSD or Epilepsy.

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According to the policy statement, the purpose of this policy reset is to increase the number of U.S. entities registered under the CSA to grow (manufacture) cannabis to supply researchers on the effectiveness of medical grade cannabis in treating these and other maladies.

The CSA under subsection 823(a)(1) provides, DEA is obligated to register only the number of bulk manufacturers of a given schedule I or II controlled substance that is necessary to “produce an adequate and uninterrupted supply of these substances under adequately competitive conditions for legitimate medical, scientific, research, and industrial purposes.”

The policy statement (Federal Register Vol. 81) provided additional explanation on how the DEA would evaluate applications for such registration consistent with the CSA and the obligations of the United States under the applicable international drug control treaty. The Company had reviewed these guidelines and believed all applicable requirements which could not be met by the Company alone would be met by the following:

●	Our previous Cannabis Pilot Agreement and completed technology trials with Canopy Growth Corporation, a Canadian licensed producer under the Marihuana for Medical Purposes Regulations, had demonstrated that our aeroponic technology could augment and improve the quality and production of cannabis for use in cannabis research.

●	We believed that the proposed combination with Alamo and the joint venture with Vyripharm Enterprises, LLC, in which the Company would have an equity interest due to its combination with Alamo, would meet all the additional guidelines and conditions set forth regarding the expected required experience in handling of a controlled substance and its related research with cannabis for pharmaceutical use that is one of the conditions of the policy statement.

Voluntary Default of Joint Venture and Status of Application with DPS

As published in the Texas Department of Public Safety (“DPS”) Self-Evaluation Report, on page 543, question (D), dated September 29, 2017, the DPS originally interpreted the statute as requiring a market-based system by which the number and location of licensees are determined by market factors rather than by regulation – as not mandating or limiting the number of licensed distributors. It was originally understood that the applicants would be required to satisfy certain basic requirements prior to licensure, and the ability to maintain compliance with DPS guidelines will be evaluated through on-going audits and inspections.

In late 2016, the DPS modified its approach to restrict the number of licenses to three. This necessitated the development of a competitive review process, where three applicants were conditionally approved based on the review of the submitted application materials. Upon successful onsite inspection of their facilities, qualified applicants will be issued licenses. Because of this competitive review process, the Joint Venture group placed 16th out of 43 applicants and its application is currently considered pending by the DPS.

On June 30, 2017, the Company, Alamo CBD and Vyripharm entered into discussions to amend and extend the payment terms under the Joint Venture Agreement due to the group not being awarded one of the three initial provisional licenses to produce cannabis in Texas under the TCUP.

On August 7, 2017, after negotiations, the Company advised Vyripharm that it intended to voluntarily default on the Joint Venture Agreement and the Company wrote off the $250,000 down payment towards the Joint Venture investment. The Company’s management determined that without a license to produce cannabis, the Company would not be able to fully utilize the intent of the Joint Venture partnership and the Company would be financially burdened by the ongoing Joint Venture terms. Both parties agreed that this decision would not impair either party’s ability to pursue a Joint Venture in the future, after the Company, or Alamo CBD, obtained license to produce cannabis.

The Company is a member and is working with the Medical Cannabis Association of Texas and expects both lobbying and legislative efforts currently being undertaken to result in the program being expanded, additional permits being awarded, and new legislation being introduced in 2019 to allow for a separate permitting process to conduct cannabis research in line with the CSA. There is no guarantee that these efforts will result in the Company obtaining a license or permit to produce cannabis in Texas or that legislation will be adopted allowing a separate licensing or permitting process for research purposes.

Our Current Product Portfolio

The Company has developed and maintains a portfolio of equipment designs to include the Company’s patent pending aeroponic designs as well as flood and drain and floating raft designs. On August 4, 2017, the Company ceased all direct operations within the vertical farming industry. The Company intends to sell its portfolio of vertical farming designs through third party reseller agreements. The Company currently has pending agreements under the terms of the merger agreement with Alamo CBD to resell the Company’s products by Civic Farms, LLC and Bright Orchard Developments, Ltd. No agreements have been executed as of the date of this Prospectus. The Company has also begun early stage discussions with additional groups to resell the Company’s products. The Company does not intend to directly sell its portfolio of products and there is no guarantee the Company will be successful in securing licensing or reseller agreements. Below is a brief description of the Company’s products.

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The Indoor Harvest® Modular HP-Aeroponics Platform

The system comprises of seven primary fixture components that consist of an Aeroponic Growth Tray (“AGT”), Aeroponic Growth Lid (“AGL”), Aeroponic Spray Manifold (“ASM”), Aeroponic Pressure Manifold (“APM”), Nutrient Delivery System (“NDS”), Water Reclamation and Recirculation System, and Lift Station. The combination of an AGT, AGL and ASM is known as an “HPA Table”. The combination of an APM and NDS is known as a “Nutrient Pump Skid”. Each of these individual modular fixtures are combined to create custom configurations suitable for any form of indoor growing environment.

Initially designed to produce leafy greens, micro-greens, fruiting plants and herbs, our fixtures can be easily adapted for a variety of other uses, such as horticultural research, medicinal plant production, plant cloning and hardwood propagation. A smaller version of our basic design was utilized atMITCityFarm and our larger system has been independently tested by Canopy Growth Corporation. The results of these and the Company’s own internal trials has shown the following benefits over a more traditional hydroponic system:

● Up to a 95% reduction in water usage
● Up to a 70% reduction in fertilizers
● Accelerated growth rate
● Increased plant biomass
● Increased phytochemical content
● Elimination of growing mediums
● Sterile production

Below are pictures of the Company’s HPA Table’s and Nutrient Pump Skid being installed at Tweed Marijuana, Inc., a subsidiary of Canopy Growth Corporation:

The Indoor Harvest® Low Tide VFRack™ Platform

The Low Tide VFRack platform is an easy to install, commercial quality vertical farming system designed to produce microgreens, leafy greens and herbs. Each Low Tide VFRack™ System comes standard with 4 levels offering up to 128 sq. ft. of production, or can support up to 18 individual 10“X20” trays per layer.

The system uses Botanicare 4ft X 8ft ID Low Tide Grow Trays and a 115 gallon or larger reservoir. Each unit comes complete with all pumps, plumbing, LED lighting and is ready to grow, just add plants and nutrients. The modular nature of the system allows for easy expansion. The Low Tide VFRack system is designed specifically for flood and drain operation and provides the following benefits:

● Integrated LED lighting
● Open slot face to accommodate unlevel floors
● Plug and play installation
● Reduced installation costs
● Unistrut based platform

Below are pictures of the Company’s Low Tide VFRack platform that were installed at Moon Flowers Farms:

The Indoor Harvest® Shallow Raft VFRack™ Platform

The Shallow Raft VFRack™ platform is an easy to install, commercial quality, shallow raft vertical farming system. Each Shallow Raft VFRack™ System comes standard with three levels, offering 216, 336, 432 and 864 plant sites. The system uses Botanicare 4ft X 8ft ID Grow Trays, 115 gallon or larger reservoir and 2ft X 4ft rafts and is designed for the production of leafy greens and herbs.

Each unit comes complete with all pumps, plumbing, LED lighting and is ready to grow, just add plants and nutrients. The modular nature of the system allows for easy expansion.

The Shallow Raft VFRack system is designed specifically for floating raft operation and provides the following benefits:

● Integrated LED lighting
● Open slot face to accommodate unlevel floors
● Plug and play installation
● Reduced installation costs
● Unistrut based platform

Below are pictures of the Company’s Shallow Raft VFRack:

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Design-Build, Engineering, Procurement and Construction Services

On August 4, 2017, the Company ceased all outside Design-Build, Engineering Procurement and Construction (“DBEPC”) services. The Company is currently in discussions with third party companies to handle the Company’s future DBEPC needs. No agreements have been executed and there is no assurance such agreements will be consummated.

Financing for Products and Services

On December 14, 2015, we entered into an agreement with Noesis, a financing provider for sellers of commercial building improvements, to provide financing programs for our products and services. Under the agreement, the Company would be provided access to multiple Noesis lenders that support lease/loan vehicles tailored for HVAC, lighting and controls, building equipment, municipalities and specialty projects. In addition, the Company was provided loan/lease vehicles for solar, energy service agreements and PACE vehicles. The Noesis platform provided a back-end proposal and quoting support system that integrates into the Company’s client sales platform. Due to the Company’s changes in business focus, the Company ceased offering financing through Noesis on August 4, 2017.

Operational Activities

Design Partnership with Freight Farms

On December 17, 2015 we entered into a design partnership with Freight Farms to jointly explore new cultivar platforms. Freight Farms, makers of the Leafy Green Machine shipping container farms, would leverage Indoor Harvest’s unique expertise as the leading design-build firm of indoor farms to explore innovative new applications for its Leafy Green Machine. Freight Farms launched in 2010 to create a more sustainable and connected food system by creating highly sustainable farms in shipping containers.

The companies planned to work together to explore how Freight Farms’ containerized approach to indoor farming could be deployed in new ways to reach into untapped markets, including those internationally, as well as applications for non-profits and pharmaceutical research. Freight Farms is already deployed by academic institutions, restaurants, wholesale produce distributors and small business owners. No projects ever materialized from this agreement and due to changes in the Company’s business as of August 4, 2017, no future projects are expected to be initiated.

MOA with IGES Canada Ltd.

On January 27, 2016 the Company entered into a Memorandum of Agreement (“MOA”) with IGES Canada Ltd. (“IGESCA”), a Canadian company that is a technology solution integrator in the vertical farming market. The MOA sets forth terms for a relationship between the Company and IGESCA to grow, market and sell vertical farming solutions globally.

Subject to the terms of the MOA, IGESCA and Indoor Harvest agreed to partner to market and sell Indoor Harvest’s solutions in conjunction with the IGESCA business platform to clients globally. Our responsibilities included delivering turnkey engineering, procurement and construction solutions for CEA facilities, ongoing support and access to financing options through Noesis for designated projects. The responsibilities of IGESCA include identifying new and concluding project engagements from the current potential portfolio of 15 facilities, ongoing operations and regulatory navigation.

Both Indoor Harvest and IGESCA agreed that any intellectual property, which was jointly developed and filed through activities covered under the MOA, could be used by either party for sales/marketing purposes with the consent of the other party which was to be set forth in initial guidance. All other intellectual property used in the implementation of the MOA would remain the property of the party that provided it. This property could be used by either party for purposes covered by the MOA but consent would be obtained from the owner of the property before using it for purposes not covered by the MOA. The MOA was to remain in effect for a period of three (3) years from the date of signing unless earlier terminated.

On July 13, 2016, we entered into a DBEPC, maximum guaranteed price agreement, for a 40,000 sq. ft. vertical farm project in Johnstown Ontario with IGESCA. The project was estimated at $11,374,500 with 5% of the total, $568,725 due upon the start of design work. Originally contracted to begin work on September 23, 2016, the project continued to run into delays and IGES was unable to secure funding for the project. On August 4, 2017, the Company ceased all efforts to support IGESCA projects due to changes in the Company’s business plans, to include five other pending projects which included Welland, Tyendinaga, Kingston, Galipeau and Easton.

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TexAg Ventures, LLC

On July 27, 2016, we entered into a DBEPC, cost plus agreement, with TexAg Ventures, LLC, to provide full design and engineering, system prototyping and system testing of a custom vertical farming platform. An initial deposit of $35,000 was required to begin prototyping. Design and engineering services were to be provided free and remaining project costs would be deemed construction coordination services and billed at cost plus. As of September 30, 2016, 100% of the design work had been completed but the client had not provided the required deposit to begin prototyping. On August 4, 2017, we ceased efforts to support the project due to changes in the Company’s business plans.

Head North Agreement

In the Company’s initial effort to separate its cannabis and produce operations, on August 22, 2016 we entered into a memorandum of agreement with Head North LLC (“Head North”) to provide Head North with an exclusive period to negotiate an acquisition, merger, or joint venture, of our cannabis related operations in exchange for certain funding obligations.

On September 2, 2016, the Company received an executed subscription agreement for $375,000 of our Series A Preferred shares related to the terms outlined in our MOA. On September 23, 2016, we issued 30 day notice to Head North that we were terminating the agreement under Section VIII due to default under the terms of the MOA and a failure to fund its subscription.

Current Operations

On May 31, 2017, the Company notified Canopy Growth that it had completed the majority of work under Phase Two of its Cannabis Pilot. The Company installed 13 HPA Table systems and 1 custom built Nutrient Pump Skid at Canopy Growth for an internal economic pilot. During Phase Two, the Company submitted proposals to Canopy Growth for three designs for potential New IP development. Canopy Growth did not pursue these proposals to develop New IP and chose to procure only the Company’s HPA Table system and a custom built Nutrient Pump Skid that was integrated into existing fertigation and mechanical systems at Canopy Growth. As a result of integration into existing facilities, the Company provided Canopy Growth with a limited warranty. The Company additionally informed Canopy Growth that it would not seek continued development under the Cannabis Pilot. As a result, the Cannabis Pilot expired on December 18, 2017.

On July 10, 2017, Indoor Harvest Corp entered into a Cultivation Design Agreement with Bright Orchard Developments, Ltd., for the design of an aeroponic cannabis production facility by a pending licensed producer in Canada.

On October 11, 2017, the Company entered into a binding letter of intent (“LOI”) with Zoned Properties outlining three pending independent agreements to complete research and development projects for licensed medical cannabis facilities to be located in Tempe, Arizona, Parachute, Colorado and Stockdale, Texas or other location to be determined after approval of a provisional license under the TCUP. Zoned Properties is an OTCQX quoted Company and strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical cannabis industry.

Under the terms of the binding LOI, the two companies will work together to mutually agree upon terms, provisions and obligations of three simultaneous, independent agreements.

●	Tempe Arizona Research Cultivation Site – an agreement for the development and installation of a research cultivation site utilizing Indoor Harvest’s cultivation technology and equipment within at most 2,500 square feet of space at Zoned Properties’ Tempe Medical Marijuana Business Park.

●	Parachute Colorado Production Facility – an agreement for the development and operation of Zoned Properties’ Parachute Medical Marijuana Business Park and for Indoor Harvest to engage Zoned Properties as the exclusive Strategic Development Advisory.

●	Texas Compassionate Use Program Applicant – an agreement for Indoor Harvest to engage Zoned Properties as the exclusive Strategic Development Advisory for Indoor Harvest’s anticipated future development located in Stockdale, Texas or at another location to be determined.

Execution of any of the three individual agreements is subject to, among other things, satisfactory due diligence and the negotiation and execution of definitive agreements, each of which will contain customary representations, warranties, covenants and closing conditions. There is no assurance that any or all of the agreements will be executed nor consummated.

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The binding LOI includes non-refundable payments totaling $50,000 by Indoor Harvest to Zoned Properties. The payments are consideration for entering into the binding LOI and represents a 20% deposit to be applied towards the assignment of the Parachute Development Rights which have been valued at $250,000 within the binding LOI.

On October 26, 2017, the Company entered into a LOI with Harvest Air, LLC (“Harvest Air”) and on November 1, 2017, entered into a LOI with Biological Innovations and Optimization Systems, LLC (“BIOS Lighting”). The two companies plan to collaborate with Indoor Harvest towards the development of a fully integrated platform designed to provide cannabis producers the ability to manage and record phenotypic plasticity in the cannabis plant. By combining Indoor Harvest’s proven aeroponic methods, Harvest Air’s HVAC designs, and customized lighting solutions from BIOS Lighting, the three Companies plan to demonstrate an ability to manipulate and control phenotypic expression in the cannabis plant for the purpose of research and production of pharmaceuticals.

In addition to collaborative research and development, the group plans to develop advanced automation strategies to control the growth of cultivars with high pressure aeroponics by integrating power generation, HVAC, LED lighting systems, phytometric devices, and near-infrared technologies, into a fully integrated facilities package. By using real time measurements of plant physiological processes and precision management of the production facility environment, the group intends to offer scalable solutions and production methods designed specifically for cannabis phytochemistry and precise phytochemical production.

Prototype development will take place in Tempe, Arizona, as part of Indoor Harvest’s planned cannabis technology development described below. In exchange for Harvest Air and BIOS Lighting support and services, Indoor Harvest has agreed to exclusively utilize any developed hardware or strategies provided by both companies in its future developments in Parachute, Colorado and Stockdale, Texas, or other location in Texas approved under the TCUP as described in more detail below.

Tempe Arizona Research Cultivation Site

The Company plans to install 20 HPA Tables at an existing licensed medical cannabis production facility at Zoned Properties’ Tempe Medical Marijuana Business Park. The purpose of this project is to conduct a demonstration of the Company’s aeroponic technology while integrating LED and HVAC designs, provided by BIOS Lighting and Harvest Air, respectively. The resulting demonstration will be compared to traditional flood irrigation, HVAC and lighting methods. The Company plans to prepare a case study and white paper to showcase industry adoption value and to serve as a proof of concept for the construction of larger facilities in Parachute, Colorado and Stockdale, Texas, or other location in Texas approved under the TCUP.

Both Zoned Properties and Indoor Harvest will work together in good faith to mutually agree upon the terms, provisions and obligations of an agreement for the development, installation, and research of Indoor Harvest’s cultivation technology and equipment within at most 2,500 square feet of space at Zoned Properties’ Tempe Medical Marijuana Business Park located at 410 S. Madison Dr. Tempe, Arizona 85281. The Company expects to generate revenue from the Tempe, Arizona facility through future leasing and licensing agreements. The 20 HPA Table installation is expected to produce over 206 pounds of cannabis annually at under $150 per pound in cost of goods with an expected breakeven point of 430 pounds for the equipment. There is no assurance that any or all of the agreements will be executed nor consummated.

Parachute Colorado Production Facility

The Company has secured rights to develop Zoned Properties Parachute Medical Marijuana Business Park. The Company intends to construct a 25,000 square foot facility based on the technology developed and tested at the Tempe Arizona Research Cultivation Site and to generate revenue through the leasing of the facility and licensing of the Company’s technology to either a medical or recreational licensee, which has yet to be determined. The Company would additionally conduct research and development towards creating specific environmental and climate recipes for the production of cannabis in order to produce and replicate a desired phenotypic response. The Company also expects to file an application with the DEA to register the facility under the CSA and to obtain rights to acquire the operating license from the licensee upon changes in Colorado law, which currently does not allow direct ownership by a publicly traded Company.

Both Zoned Properties and Indoor Harvest will work together in good faith to mutually agree upon the terms, provisions and obligations of an agreement for the assignment and/or sale of Zoned Properties’ Parachute Development Rights for the Parachute Marijuana Business Park located at Lot #7 N. Diamond Loop Rd, Parachute, Colorado 81635. The agreement would include: (a) the assignment and/or sale of the Parachute Development Rights from Zoned Properties to Indoor Harvest, and (b) the engagement by Indoor Harvest of Zoned Properties as the exclusive Strategic Development Advisor for the Parachute Property. The Company has paid a $25,000 deposit towards securing these rights. There is no assurance that any or all of the additional agreements will be executed or that the Company will be successful in registering the facility with the DEA.

Texas Compassionate Use Program Applicant

We, through our wholly owned subsidiary Alamo CBD, have applied to produce and dispense low-THC cannabis under the TCUP. The Company plans to partner with Zoned Properties, Harvest Air and BIOS Lighting to develop a 50,000 square foot facility in Stockdale, Texas or other location to be determined after approval of a provisional license under the TCUP. Zoned Properties and Indoor Harvest will work together in good faith to mutually agree upon the terms, provisions and obligations of an Agreement for Indoor Harvest to engage Zoned Properties as the exclusive Strategic Development Advisory for Indoor Harvest’s development in Texas under the TCUP. The Company also expects to file an application with the DEA to register the facility under the CSA. The Company expects to generate revenue through the production and sale of cannabis under the TCUP. There is no assurance that any or all of the agreements will be executed or that the Company will be successful in obtaining a license to produce cannabis in Texas or in registering the completed facility with the DEA.

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As published in the Texas DPS Self-Evaluation Report, on page 543, question (D), dated September 29, 2017, the DPS originally interpreted the statute as requiring a market-based system by which the number and location of licensees are determined by market factors rather than by regulation – as not mandating or limiting the number of licensed distributors. It was originally understood that the applicants would be required to satisfy certain basic requirements prior to licensure, and the ability to maintain compliance with DPS guidelines will be evaluated through on-going audits and inspections.

In late 2016, the DPS modified its approach to restrict the number of licenses to three. This necessitated the development of a competitive review process, where three applicants were conditionally approved based on the review of the submitted application materials. Upon successful onsite inspection of their facilities, qualified applicants will be issued licenses. Because of this competitive review process, Alamo CBD placed 16th out of 43 applicants and its application is currently considered pending by the DPS. The Company and other pending applicants have questioned the last minute modification in approach by the DPS and the lack of transparency in the reviewing process.

The Company is a member of and is working with the Medical Cannabis Association of Texas and expects both lobbying and legislative efforts currently being undertaken to result in the program being expanded, additional permits being awarded, and new legislation being introduced in 2019 to allow for a separate permitting process to conduct cannabis research in line with the CSA. There is no guarantee that these efforts will result in the Company obtaining a license or permit to produce cannabis in Texas or that legislation will be adopted allowing a separate licensing or permitting process for research purposes.

Research and Development

MIT CityFarm (MIT OPenAg)

On September 18, 2013, the Company entered into a Letter Agreement for the Transfer of Materials (“MIT Agreement”) with the Massachusetts Institute of Technology in response to a MIT Media Lab request for aeroponic system components and fixtures manufactured by Indoor Harvest to be used for the purpose of developing a wall facade aeroponic and hydroponic system, also known as the “Food Server”, as part of MIT’s Media Lab “Changing Places” project (“MITCityFarm”). Indoor Harvest was responsible for providing technical assistance and materials as a “Technical Systems Adviser”. Per the Company’s role as a Technical Systems Adviser, the Company was exposed to research that showed the potential for using aeroponics, LED lighting, controlled environments and sensor technologies in the development of environmental and climate recipes to achieve a specific phenotypic response of cultivars.

On March 14, 2017, the Company ceased all support for the MIT OpenAg Initiative, formerly MITCityFarm, due to previous decisions by MITCityFarm principals, in which the terms of the MIT Agreement were not honored due to concerns over the Company’s involvement with cannabis. The MIT Agreement required the acknowledgement by MITCityFarm, of the use of any source materials, such as the Company’s aeroponic designs, in any publications reporting its use. The MIT Agreement was incorporated as exhibit 10.2 of the Company’s Form S-1 filing made with the SEC on March 5, 2014.

Below are pictures of the Company’s installation of aeroponic and hydroponic systems at MITCityFarm:

Canopy Growth Cannabis Pilot

Based on knowledge gained while working with MITCityFarm, the Company saw a business opportunity to use the Company’s technology and methods within the cannabis industry. On December 18, 2014, the Company entered into a Cannabis Production Pilot Agreement (“Cannabis Pilot”) with Canopy Growth Corporation (formerly Tweed Marijuana Inc.), a Canadian company. Canopy Growth Corporation (“Canopy Growth”) is a Toronto Stock Exchange listed company. Its wholly owned subsidiaries Tweed Inc., Tweed Farms Inc. (formerly Prime1 Construction Services Corp.), Bedrocan Canada and Spectrum Cannabis are licensed producers of medical cannabis in Canada. The principal activities of Canopy Growth are the production and sale of cannabis through its wholly owned subsidiaries as regulated by the Marihuana for Medical Purposes Regulations. The Cannabis Pilot was broken into two separate phases, as follows:

●	During Phase One, tests were conducted using prototypes provided by Indoor Harvest. The purpose of Phase One was to test the initial design and evaluate the root mass development of various strains of cannabis chosen by Canopy Growth. Two trials were conducted during Phase One. Phase One recorded the growth rate, phytocannabinoid production, water usage, fertilizer usage and labor using the aeroponics systems provided by Indoor Harvest.

●	During Phase Two, Canopy Growth was given the option to request Design Build services to be provided by Indoor Harvest. Indoor Harvest provided these services free of charge and provided projected costs associated with the manufacture and installation of new aeroponic designs (“New IP”). Canopy Growth was then provided the option to purchase equipment from Indoor Harvest based on these projected costs.

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Phase One Cannabis Pilot

Trial 1: Strain Ghost Train Haze

In March 2015, we began a first trial under the Cannabis Pilot. A Cannabis Sativa dominant strain, Ghost Train Haze, was selected and 8 plants were grown in a 64 cubic foot root chamber HPA Table prototype using a “Screen of Green” cultivation method, in which plants are cropped and trained to produce a higher yield from a single plant. The initial Cannabis Pilot utilized 1040 watts of illumitex® brand LED lighting using the F3 Spectrum and 2,000 watts of Mogul based HPS lighting. The system was operated drain to waste, in which no water was recirculated or recaptured. The following results were recorded under the initial Cannabis Pilot.

●	An increase of up to 91% in average dry yield under HPS lighting when compared to the existing average.
●	An increase of up to 71% in average dry yield under LED lighting when compared to the existing average.
●	An increase of up to 117% in liters of water per day/plant under HPS lighting.
●	An increase of up to 183% in liters of water per day/plant under LED lighting.
●	A decrease of up to 21% in nutrient use under HPS lighting and no change under LED lighting.

Trial 2: Strain UK Cheese

In December 2015, we began a second trial under our Cannabis Pilot with Canopy Growth and similar results were achieved confirming the initial trial results. The second trial utilized an increased plant count of 20 plants per HPA Table prototype and the strain selected was UK Cheese, a Cannabis Sativa and Cannabis Indica hybrid. The second trial also tested root mass differences between a prototype 64 cubic foot and a 32 cubic foot root chamber. The second trial utilized 1040 watts of illumitex® brand LED lighting using the X5 Spectrum and 2,000 watts of Double Ended based HPS lighting and used a “Screen of Green” cultivation method. The following results from the second trial were recorded:

●	An increase of up to 86% in average dry yield under HPS lighting when compare to the existing average.
●	An increase of up to 25% in average dry yield under LED lighting when compared to the existing average.
●	An increase of up to 89% in liters of water per day/plant under HPS lighting.
●	An increase of up to 70% in liters of water per day/plant under LED lighting.
●	A decrease of up to 69% in nutrient use under HPS lighting and 72% decrease under LED lighting.

Trial 1 and 2 Summary

Indoor Harvest provided minimal instructional input during both trials. The Company believes the results of the Cannabis Pilot show the potential for the Company’s technology and that without any significant instructional support, operators can achieve significant gains in yield and reductions in costs. There was a noticeable difference recorded in the morphology of the Cannabis strains tested utilizing the Company’s aeroponic platforms over the baseline using drip irrigation and a coco medium. During the first trial, the strain tested showed a significant increase in the size of the plants fan leaves over the baseline methods leading to a potential increase of up to 150% in produced biomass.

The aeroponic systems provided showed a significant increase in growth rate during the vegetative stage, as compared to baseline methods. Additionally, there were noticeable differences in the development of roots under certain conditions and difference we’re recorded in phenotypic response. The results of both trials showed an ability to provide greater control over the root environment, provided an ability to monitor nutrient uptake, provided an increase in yield, showed a dramatic decrease in nutrient use and provided an ability to prevent contamination by eliminating mediums. The Company believes that with further development of additional automation, integration of LED, HVAC and controls that we can continue to improve on the performance of the Company’s technology and methods. All trials were conducted using primarily a drain to waste configuration in which system runoff was not recaptured or recycled.

Phase Two Cannabis Pilot

On July 6, 2016, we entered into Phase Two of our Cannabis Pilot with Canopy Growth Corporation and signed a design-build, DBEPC, cost plus contract with Tweed, a subsidiary of Canopy Growth, to construct a high Pressure Aeroponic production system.

On May 31, 2017, the Company notified Canopy Growth that it had completed the majority of work under Phase Two of its Cannabis Pilot. The Company installed 13 HPA Table systems and 1 custom built Nutrient Pump Skid at Canopy Growth for an internal economic pilot. The Company submitted proposals to Canopy Growth for three designs for potential New IP development under the Cannabis Pilot. Canopy Growth did not pursue these proposals and chose to integrate the Company’s HPA Table fixtures and a custom-built Nutrient Pump Skid into previously existing facility fertigation and mechanical systems at Canopy Growth. This integration further proved the Company’s fixture-based design allowing for custom installations based on an operator’s specifications. Canopy Growth has ongoing rights to purchase additional equipment from Indoor Harvest through a fixed cost plus agreement but is under no obligation to do so. The Phase Two Cannabis Pilot expired December 18, 2017.

Below are pictures from Phase One and Phase Two of the Company’s Cannabis Pilot with Canopy Growth.

Tempe Arizona Demonstration Pilot

The Company has entered into letters of intent with Harvest Air and BIOS Lighting to collaborate with Indoor Harvest toward the development of a fully integrated platform designed to provide cannabis producers the ability to manage and record phenotypic plasticity in the cannabis plant. By combining Indoor Harvest’s proven patent pending aeroponic methods, Harvest Air’s patent pending HVAC designs, and patented lighting solutions from BIOS Lighting, the three companies plan to demonstrate an ability to manipulate and control phenotypic expression in the cannabis plant for the purpose of research and production of pharmaceuticals and to design modular facility infrastructure.

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In addition to collaborative research and development, the group plans to develop advanced automation strategies to control the growth of cultivars with high pressure aeroponics by integrating power generation, HVAC, LED lighting systems, phytometric devices, and near-infrared technologies, into a fully integrated facilities package. By using real time measurements of plant physiological processes and precision management of the production facility environment, the group intends to offer scalable solutions and production methods designed specifically for Cannabis phytochemistry and precise phytochemical production.

Prototype development is planned to take place in Tempe, Arizona, as part of Indoor Harvest’s planned partnership with Zoned Properties. In exchange for Harvest Air and BIOS Lighting support and services, Indoor Harvest has agreed to exclusively utilize any developed hardware or strategies provided by the partners in developments at Parachute, Colorado and Stockdale, Texas, or other location in Texas approved under the TCUP.

Research and development expenses were $6,376 for the year ended December 31, 2017, and $16,184 for the year ended December 31, 2016.

Intellectual Property

The Company relies on a combination of patent law, trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product designs and marks.

The Company’s primary trademark is “Indoor Harvest.” This trademark was registered (Registration. Number 4,795,471) in the United States on August 18, 2015. This registration will stay active as long as the Company continues to use the trademark in commerce. A declaration of “continued use” of the trademark under 15 U.S.C. § 1058 is due after February 18, 2021 and before February 18, 2022. An optional declaration of “incontestability” of the trademark, which makes the validity of the trademark harder to challenge by competitors or infringers, is also planned to be filed under 15 U.S.C. § 1065 after Feb. 18, 2021 and before February 18, 2022.

The Company filed a patent application (Serial Number 14/120,275) with the United States patent office related to an invention titled: “modular aeroponic system and related methods.” The inventor is Chad Sykes, our sole Founder and Chief of Cultivation, who assigned the patent application to the Company. The application has priority to May 14, 2013. The Company and the patent office have exchanged correspondence on several occasions related to the scope of the patent rights requested.

The most recent correspondence from the patent office is in the form of an office action. In that action, the patent office asked the Company to justify the patentability of its invention over several prior art references in related technology fields. The Company is presently preparing a response, through its intellectual property counsel, Buche & Associates, P.C. The Company expects to file a persuasive response and the patent process is set to continue to move forward with further assessments by the patent office. While the patent application is still under review, the Company continues to use the term “patent pending” on all published materials related to the invention. There is no guarantee that a patent will be granted.

Plan of Expanded Operations

Our plan of expanded operations for the next 12 months, assuming we secure the necessary funding, is set forth in “Liquidity and Capital Resources” section below.

Sales and Marketing

We intend to offer our products through licensing and reseller agreements. We are currently developing our marketing plans for both production and technology sales, which may include some or all of the following marketing methods:

●

The use of online mail campaigns to build a database of subscribers to reach a broader audience within targeted markets. A direct online campaign may consist of a letter of introduction and monthly newsletters. Viral and social media efforts which may allow us to build an online presence, community and engage with our industry peer groups. Collateral materials which will include and a brochure highlighting our company and featuring our products and services.

●	We intend to participate in industry trade shows and events in order to create market awareness for its products and services. We may also cross promote, co-brand and sponsor key conferences and other industry events as relevant and appropriate.

Marketing our products in the U.S. in state and local jurisdictions where cannabis is legal is still uncertain due to the uncertain legal status of the growth, sale and use of cannabis due to conflicting laws under which what is illegal federally is to varying extents legal under certain state laws to the contrary, and even greater uncertainty as to what would constitute ancillary illegal activities such as aiding or abetting if any such direct actions are deemed illegal. The Company cannot predict with any accuracy whether even if direct illegality laws were enforced, whether any ancillary related laws such as aiding and abetting would, if ever, be enforced. If such laws are enforced this could adversely affect the Company’s planned and current operations.

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Significant Customers

For the years ended December 31, 2016 and 2015, the Company had a concentration of sales as follows:

	December 31, 2016		December 31, 2015
Customer	Revenue ($)	Percentage	Revenue ($)	Percentage
Tweed (Canopy Growth Corporation)	$80,358	49%	$—	—%
ER Michigan (Michigan State University)	$27,879	17%	$—	—%
Urbanika Farms	$27,879	17%	$—	—%
University of Arizona CEAC	$18,040	11%	$—	—%
GSS Colorado	$4,920	3%	$—	—%
PH Research Platform	$4,920	3%	$—	—%
Moon Flowers Farms	$—	—%	$89,200	100%
Total	$163,996	100%	$89,200	100%

Competition and Market Position

Production Competition

Since 1968, the University of Mississippi has been the sole registered producer of cannabis and its constituents under the CSA. Working under a contract with the National Institute on Drug Abuse (“NIDA”), University of Mississippi supplies cannabis and its constituents to the NIDA Drug Supply Program, which is the sole source supply of cannabis used by researchers to study its potential harmful and beneficial effects. However, certain members of the scientific community have questioned the standards employed by University of Mississippi. In a 2017 PBS NewsHour report, the quality of the University of Mississippi’s cannabis was questioned, and the report contained accusations of mold contamination and that in some instances, cannabis tested positive for lead. The University of Mississippi produces cannabis primarily on a 12-acre outdoor farm, under direct sunlight, exposed to the elements, with no ability to control environmental or climate related impact of phenotypic response.

Cannabis contains over 113 cannabinoids and over 200 terpenes, as well as hundreds of other chemical compounds. In 1998, research conducted by S. Ben-Shabat and Raphael Mechoulam, introduced the phrase “Entourage Effect” to cannabinoid science. The Entourage Effect represents a novel endogenous cannabinoid molecular route. This new scientific discovery opens up the ability to provide whole plant and whole person caregiver synergy treatments over isolated compound pharmacological dosages. Other cannabinoids and terpenes that contribute to the clinical effects of cannabis have been espoused as an Entourage Effect.

The Entourage Effect is a combination of chemicals produced through the phenotypic response of cannabis. Phenotypic response, while governed by the specific genotype, can be manipulated and altered by changes in the environment and climate selected during production. It is therefore known, that precise control over both the environment and climate conditions can produce specific, and consistent phenotypic response in cannabis. Indoor Harvest has developed tested and proven technology and methods through the use of Building Integrated Agriculture that can allow such precise control over environmental and climate conditions. This allows Indoor Harvest to produce a superior quality and consistent Entourage Effect over the production methods of the University of Mississippi and provides researchers another pathway for discovery by providing an ability to develop specific phenotypic response specific to the research being conducted. The Company believes this provides a competitive advantage and offering currently not being provided to cannabis researchers or developers of cannabis medicines.

Technology Competition

There are two companies that currently manufacture high pressure aeroponic systems, Agrihouse™ and Aerofarms™. These companies are currently engaged in the manufacture and sales of commercial aeroponic vertical farming systems for produce production and have had limited or no use in the cannabis industry. These systems can only be used in a single mode with high pressure aeroponics and offer limited sizing options. Our system is capable of operating in dual modes, both low pressure and high pressure, and our aeroponic system is available in optional sizes that our competitors currently do not offer. There are also companies such as general Hydroponics® and Botanicare® that manufacture aeroponic and hydroponic growing systems for the hobbyist. These systems are only available in low pressure aeroponics and require individual reservoirs. They also are offered in limited sizes and are not designed for commercial operation. These systems only provide a single mode of operation.

Additionally, we have one established aeroponic competitor in the cannabis industry, AEssense Corporation. AEssense has developed an aeroponic platform under the brand name AEtrium. The AEtrium is a full system design, which utilizes low pressure aeroponics as opposed to high pressure aeroponics. The AEtrium is a standalone, full system design and not a fixture-based design such that Indoor Harvest has developed. We believe our fixture-based design and facilities approach allows us to develop fully customized installations that our competitors cannot offer.

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We will be a small competitor in the industry. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do. We believe based upon management’s knowledge of the industry that we are the first company to develop and offer a fixture based, fully integrated aeroponic biomanufacturing platform for the cannabis industry. Instead of relying on a product- based design, we have developed individual fixtures that can be used in whole, or in part, to create a variety of modular designs of any scale, or size. By breaking our platform down into individual, independent fixtures, we offer a level of customizability that currently is not offered by our competitors.

Manufacturing

The Company plans to source our products and accessories from third party manufacturing companies that manufacture products in part using tooling we own, in accordance with our specifications, and subject to our patent pending intellectual property rights. We currently own tooling to produce HDPE aeroponic trays in 48”X96”X12” and 48”X96”X24” sizes through a process known as rotational molding and thermoforming. We also own tooling to produce thermoformed molds in 24”X48” for acrylonitrile butadiene styrene (“ABS”) plastic.

All of our products and fixtures are made using very common fabrication and manufacturing methods. We have access to numerous companies around the world that offer metal fabrication, powder coating and plastic thermoforming and rotational molding. We contract and source from companies based on geographic location and volume ability. We can transport our tooling from one manufacturer to another and in some cases we may contract to have new tooling built depending on the volume of a client’s order. Because we use common manufacturing methods and because our products are designed with these common manufacturing methods in mind, we are able to meet any scale or project size. Any volume limits or lead times based on available manufacturing will be discussed with the client during the design phase and pricing phase. The capacity limits are those of our suppliers and manufacturers, not of ours. So if we have more orders than these suppliers and manufactures can supply parts and/or complete third-party manufacturing in any month, we will advise our client of a delay in the delivery time. We have no formal agreements or contracts with any manufacturer and place orders based on a case by case basis.

Employees

As of January 26, 2018, we have five full-time employees.

Governmental Regulation and Certification

Except as set forth below, we are not aware of any material governmental regulations or approvals for any of our products or services.

As the possession and use of cannabis is illegal under the CSA, we could be deemed to be aiding and abetting illegal activities through the equipment we intend to sell, lease and license in the U.S. to grow cannabis. Additionally, we would be violating federal law should we begin to manufacture and dispense cannabis under the TCUP. Under federal law, and more specifically the CSA, the possession, use, cultivation, and transfer of cannabis is illegal. Our equipment could be used by persons or entities engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, could seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities or directly violating federal law by manufacturing or distributing cannabis. The federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” However, we do not believe that our plans to license and sell technology as described herein violates federal law and we believe that we would prevail if any such action were brought against us although there can be no assurance of this.

Cannabis is a Schedule-I controlled substance and is illegal under federal law. Even in such states that have legalized the use of cannabis, its use remains a violation of federal law. Since federal law criminalizing the use of cannabis preempts state laws that legalize its use, strict enforcement of federal law regarding cannabis would likely result in our inability to proceed with our business plan, notably with respect to our plans for cannabis cultivation, production and research. In addition, our assets, including real property, cash, equipment and other goods, could be subject to asset forfeiture because cannabis is still illegal at the federal level should we begin to manufacture and distribute cannabis under the TCUP.

In February 2017, the Trump administration made announcements that there could be “greater enforcement” of federal laws regarding cannabis. To this end, on January 4, 2018, the DOJ suspended certain Obama era protections set forth previously in the Cole Memo, as such term is defined above, which was replaced with a new Memorandum titled with the subject “Marijuana Enforcement” from Attorney General Jeff Sessions which provides that each U.S. Attorney has the discretion to determine which types of cannabis-related cases should be federally prosecuted, thus ending the broad safe harbor provided under the Cole Memo. Any such enforcement actions could have a material adverse effect on our business and results of operations. The Company plans to continue to follow and monitor the actions and statements of the Trump administration, the DOJ and Congress’ positions on federal law and cannabis policy.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not a party to any current, pending or threatened litigation.

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Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

DESCRIPTION OF PROPERTY

Our Offices

Our headquarters are located at 5300 East Freeway, Suite A, Houston, Texas 77020, where we lease office space under a contract effective March 1, 2014, expiring on April 30, 2019. Our monthly rental cost for this facility is approximately $4,452.

We believe that our existing office facilities are adequate for our needs. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

DETERMINATION OF OFFERING PRICE

The offering price for the shares sold to the Selling Stockholder under the Investment Agreement will be equal to 80% of the average of the two lowest closing bid prices of the common stock during the pricing period applicable to the put notice, To the extent that the disparity between the offering price and market price of our common stock is material, such disparity was determined by us to be fair in consideration of the Selling Stockholder establishing an equity line to facilitate our ongoing operations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB under the symbol “INQD”. The following table sets forth the quarterly high and low sale prices for our common shares for the last two completed fiscal years and the subsequent interim periods. The prices set forth below represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions. The following table sets forth, for the periods indicated, the high and low closing sales prices of our common stock:

2017	High	Low
Quarter Ended March 31	$0.39	$0.37
Quarter Ended June 30	$0.20	$0.19
Quarter Ended September 30	$0.19	$0.15
Quarter Ended December 31	$0.35	$0.12

2016	High	Low
Quarter Ended March 31	$0.56	$0.30
Quarter Ended June 30	$0.74	$0.40
Quarter Ended September 30	$0.63	$0.17
Quarter Ended December 31	$0.90	$0.21

2015	High	Low
Quarter Ended March 31 (1)	$1.50	$0.98
Quarter Ended June 29	$0.51	$0.42
Quarter Ended September 30	$0.70	$0.50
Quarter Ended December 31	$0.45	$0.30
		.
(1) Trading commenced February 27, 2015

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At January 26, 2018, we had 26,403,363 outstanding shares of common stock and approximately 73 shareholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of bank, brokers and other nominees.

We have not paid any cash dividends on our common stock to date. Any future decisions regarding dividends will be made by our Board of Directors.  We do not anticipate paying dividends in the foreseeable future but expect to retain earnings to finance the growth of our business. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Holders of Common Stock

We have 73 record holders of our common stock, as of January 26, 2018.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Dividend rights of both our common and preferred shareholders will entitle them to the same dividend that other shareholders of the same class receive.

Penny Stock Regulations

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

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FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Indoor Harvest Corp

We have audited the accompanying financial statements of Indoor Harvest Corp, which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, changes in shareholders’ equity (deficit) and cash flows for the years then ended, and the related notes to the financial statements. Indoor Harvest Corp’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Indoor Harvest Corp as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years ended December 31, 2016 and 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Indoor Harvest Corp will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/S/ Thayer O’Neal Company, LLC
Thayer O’Neal Company, LLC Sugar Land, TX April 17, 2017

INDOOR HARVEST CORP

BALANCE SHEETS

DECEMBER 31, 2016 AND 2015

	December 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash	$78,219	$100,906
Accounts receivable	34,853	59,200
Other receivable	7,323	—
Inventory	2,360	7,001
Prepaid expenses	—	1,697
Total current assets	122,755	168,804

Furniture and equipment, net	158,418	193,737
Security deposit	12,600	12,600
Intangible asset, net	7,604	9,318
Other assets	—	48,783
Total assets	$301,377	$433,242

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$55,797	$40,891
Convertible note payable, net of debt discount of $27,014 and $152,617, respectively	122,383	—
Note payable, net of discount of $0 and $15,714, respectively	209,786	—
Accrued payroll	7,142	6,285
Deferred rent	8,513	9,778
Note payable - current portion	6,790	—
Billing in excess of costs and estimated earnings	20,155	19,931
Total current liabilities	430,566	76,885

Long term liabilities:
Note payable	20,342	33,262
Total liabilities	450,908	110,147

Stockholders’ equity:
Series, A Convertible Preferred stock: $0.01 par value, 5,000,000 shares authorized; 750,000 and 250,000 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	2,500	—
Common stock: $0.001 par value, 50,000,000 shares authorized; 24,657,360 and 15,213,512 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	15,213	11,204
Additional paid-in capital	3,829,528	2,233,663
Accumulated deficit	(3,996,772)	(1,921,772)
Total stockholders’ equity (deficit)	(149,531)	323,095

Total liabilities and stockholders’ equity	$301,377	$433,242

The Accompanying Notes are an Integral Part of these Financial Statements

INDOOR HARVEST CORP

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	For the years ended December 31,
	2016	2015

Revenue	$163,996	$89,200

Cost of sales	111,581	64,668

Gross profit (loss)	52,415	24,532

Operating expenses
Depreciation and amortization expense	$51,484	$46,444
Research and development	16,184	20,518
Professional fees	108,093	239,544
General and administrative expenses	1,129,711	973,091
Total operating expenses	1,305,472	1,279,597

Loss from operations	(1,253,057)	(1,255,065)

Other income (expense)
Other income (expense)	(821,943)	(11,628)
Total other income (expense)	(821,943)	(11,628)

Net loss	$(2,075,000)	$(1,266,693)

Net loss per common share:
Net loss per share, basic and diluted	$(0.16)	$(0.12)

Weighted average number of common shares outstanding:
Basic and diluted	12,742,137	10,202,294

The Accompanying Notes are an Integral Part of these Financial Statements

INDOOR HARVEST CORP

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	Series A Convertible Preferred Stock, $0.01 Par Value		Common Stock, $0.001 Par Value		Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balances, January 1, 2015	—	$—	9,252,388	$9,251	$1,289,389	$(655,079)	$643,561

Common shares issued for cash	—	—	836,000	836	417,164	—	418,000
Common shares issued for services	—	—	1,116,183	1,117	527,110	—	528,227
Net loss	—	—	—	—	—	(1,266,693)	(1,266,693)

Balances, December 31, 2015	—	—	11,204,571	11,204	2,233,663	(1,921,772)	323,095

Preferred shares issued for cash	250,000	2,500	—	—	122,500	—	125,000
Common shares issued for cash	—	—	100,000	100	49,900	—	50,000
Common shares issued for services	—	—	1,327,380	1,327	464,097	—	465,424
Debt conversions into common shares	—	—	2,581,561	2,582	200,737	—	203,319
Beneficial conversion feature	—	—	—	—	316,269	—	316,269
Debt discount related to warrants	—	—	—	—	30,243	—	30,243
Derivative liability	—	—	—	—	412,119	—	412,119
Net loss	—	—	—	—	—	(2,075,000)	(2,075,000)

Balances, December 31, 2016	250,000	$2,500	15,213,512	$15,213	$3,829,528	$(3,996,772)	$(149,531)

The Accompanying Notes are an Integral Part of these Financial Statements

INDOOR HARVEST CORP
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	For the years ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(2,075,000)	$(1,266,693)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	51,484	46,444
Loss on the sale of other assets	36,626	10,050
Loss on debt modifications	131,944	—
Amortization	480,532	—
Derivative expense	66,980	—
Stock issued for services	465,424	518,227
Change in fair value of derivative liability	141,756	—
Change in operating liability:
Decrease in deferred rent	(1,265)	752
(Increase) Decrease in accounts receivable	17,024	(59,200)
(Increase) Decrease in inventory	4,641	(7,001)
(Increase) Decrease in prepaid expense	1,697	(1,697)
(Decrease) Increase in accounts payable and accrued expenses	15,763	34,956
Increase in costs and estimated earnings in excess of billings	224	19,932
Net cash used in operating activities	(662,170)	(704,230)

Cash flows from investing activities:
Proceeds from sale of equipment	10,000	9,250
Purchase of equipment and software	(12,294)	(77,045)
Net cash used in investing activities	(2,294)	(67,795)

Cash flows from financing activities:
Proceeds from notes payable	675,000	36,100
Payments on notes payable	(208,223)	(2,838)
Issuance of preferred stock for cash	125,000	—
Issuance of common stock for cash	50,000	428,000
Net cash provided by financing activities	641,777	461,262

Increase cash and cash equivalents	(22,687)	(310,763)
Cash and cash equivalents at beginning of period	100,906	411,669
Cash and cash equivalents at end of period	$78,219	$100,906

Supplementary disclosure of cash flow information
Cash paid during the period for:
Interest	$3,481	$1,482
Income taxes	$—	$—
Supplemental disclosure of non-cash investing and financing activities:
Beneficial conversion feature	$333,900	$—
Shares issued for debt issuance costs	$143,500	$—
Shares issued on conversion of convertible debt	$203,351	$—

The Accompanying Notes are an Integral Part of these Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Organization

Indoor Harvest Corp., or the “Company,” is a Texas corporation formed on November 23, 2011. Indoor Harvest Corp., through its brand name Indoor Harvest ®, is a company specializing in equipment design, development, marketing and direct-selling of commercial grade aeroponics fixtures and supporting systems for use in urban Controlled Environment Agriculture (“CEA”) and Building Integrated Agriculture (“BIA”).

Indoor Harvest Corp is a Design-Build contractor for the vertical farming and indoor farming industry. The Company’s principal lines of business are engineering, procurement and construction services as well as manufactures a variety of indoor farming fixtures and equipment. The Company provides its products and services worldwide for controlled environment and building integrated agricultural operators.

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates include but are not limited to the estimate of percentage of complete on construction contracts in progress at each reporting period which we rely on as a primary basis of revenue recognition, estimated useful lives of equipment for purposes of depreciation and the valuation of common shares issued for services, equipment and the liquidation of liabilities.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less to be cash and cash equivalents.

Accounts Receivable and Work in Process

Work in process consists of costs recorded and revenue earned on projects recognized on the percentage of completion method for work performed on contracts in progress at December 31, 2016 and December 31, 2015. The Company records revenue based on contractual agreements entered into at the inception of construction contracts. Amounts are payable from customers based on milestones established in each contract. Amounts are billed at milestone completion and are reflected as accounts receivable when billed. Costs and estimated earnings are accumulated on projects in process and compared to amounts billed based on the percentage of completion method of accounting (cost to cost). Costs incurred in excess of amounts billed and related profit recognized are reflected as an asset in the balance sheet as costs and estimated earnings in excess of billings. Unearning billings are reflected in the balance sheet as a liability as billings in excess of costs and estimated earnings on projects in process (See Note 6).

Inventories

Inventory consists primarily of raw materials and packaging materials and is valued at the lower of cost or market. Cost is determined using the weighted average method and average cost is recomputed after each inventory purchase or sale. Inventory is periodically reviewed in order to identify obsolete or damaged inventory and impaired values. Inventory is comprised of raw materials such as steel for our framing systems and packaging materials such as boxes and pallets valued at $2,360 and $7,001 at December 31, 2016 and December 31, 2015, respectively.

Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company will generate revenue from the design and installation of the equipment.

Revenue from construction contracts are reported under the percentage-of-completion method for financial statement purposes. The estimated revenue for each contract reflected in the financial statements represent that percentage of estimated total revenue that costs incurred to date bear to estimated total costs, based on the Company’s current estimates. With respect to contracts that extend over one or more accounting periods, revisions in costs and revenue estimates during the course of the work are reflected in the period the revisions become known. When current estimates of total contract costs indicate a loss, provision is made for the entire estimated loss.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenues recognized in excess of amounts billed. The liability, “Estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

Billing practices for these projects are governed by the contract terms of each project based upon actual costs incurred, achievement of milestones, or pre-agreed schedules. Billings do not necessarily correlate with revenue recognized under the percentage-of-completion method of accounting. With the exception of claims and change orders that are in the process of being negotiated with customers, unbilled work is usually billed during normal billing processes following achievement of the contractual requirements.

Stock-based Compensation

The Company follows ASC 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions).

	December 31, 2016	December 31, 2015
Convertible debt (exercise price - $0.30/share)	916,667	—
Series A convertible preferred shares (exercise price - $0.08/share)	1,633,987	—
	2,550,654	—

Loss per Share

Basic earnings per share amounts are calculated based on the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share is based on the weighted average numbers of shares of common stock outstanding for the periods, including dilutive effects of stock options, warrants granted and convertible preferred stock. Dilutive options and warrants that are issued during a period or that expire or are canceled during a period are reflected in the computations for the time they were outstanding during the periods being reported. Since Indoor Harvest has incurred losses for all periods, the impact of the common stock equivalents would be anti- dilutive and therefore are not included in the calculation.

Fair Value of Financial Instruments

We adopted accounting guidance for financial and non-financial assets and liabilities (ASC 820). The adoption did not have a material impact on our results of operations, financial position or liquidity. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share- based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

●	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

●	Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

●	Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

No assets, liabilities or equity instruments were presented at fair value as of December 31, 2015, and as of December 31, 2016, the only liabilities presented at fair value were notes payable of $209,786 and convertible notes payable of $122,383 which have been discounted for embedded derivatives using the binomial lattice model and as such are treated as level II in the hierarchy of fair value measures.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740—Income Taxes, which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. The Company provides for deferred taxes on temporary differences between the financial statements and tax basis of assets using the enacted tax rates that are expected to apply to taxable income when the temporary differences are expected to reverse.

FASB ASC 740 establishes a more-likely-than-not threshold for recognizing the benefits of tax return positions in the financial statements. Also, the statement implements a process for measuring those tax positions that meet the recognition threshold of being ultimately sustained upon examination by the taxing authorities. There are no uncertain tax positions taken by the Company on its tax returns. The Company files tax returns in the U.S. and states in which it has operations and is subject to taxation. Tax years subsequent to 2008 remain open to examination by U.S. federal and state tax jurisdictions.

Tax years 2016, 2015, 2014, 2013, 2012 and 2011, remain subject to examination by the IRS and respective states.

Property and Equipment

Property and equipment is recorded at cost and depreciated or amortized using the straight-line method over the estimated useful life of the asset or the underlying lease term for leasehold improvements, whichever is shorter. The estimated useful life by asset description is noted in the following table:

Asset description	Estimated Useful Life (Years)
Furniture and equipment	3 - 5
Tooling equipment	10
Leasehold improvements	*
______________
* The shorter of 5 years or the life of the lease.

Additions are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in other income.

Intangible Asset

The Company’s intangible assets consist of domain names and is accounted for as an indefinite lived intangible asset in accordance with ASC 350 “Goodwill and Other Intangible Assets” (“ASC 350”). It also includes software and is amortized over a 3-5-year period.

Domain names are not being amortized as they are determined to have indefinite lives.

Intangible assets are reviewed annually for impairment or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. There were no impairment charges taken during the years ended December 31, 2016 and 2015.

Patent and Patent Application Expenses

Although the Company believes that its patent and underlying technology will have continuing value, the amount of future benefits to be derived from the patent is uncertain. Therefore, patent costs are expensed as incurred.

Research and Development

Research and development expenditures are charged to expense as incurred. Research and development expense for the years ended December 31, 2016 and 2015 were:

	December 31, 2016	December 31, 2015
Research and development expense	$16,184	$20,518

Advertising Expense

Advertising and promotional costs are expensed as incurred. Advertising expense for the years ended December 31, 2016 and 2015, were:

	December 31, 2016	December 31, 2015
Advertising expense	$3,298	$5,418

Reclassifications

Certain expense items have been reclassified in the statement of operations for the year ended December 31, 2015, to conform to the reporting format adopted for the year ended December 31, 2016.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect as of the date of the issuance of these financial statements. The following pronouncements will significantly impact future reporting of financial position and results of operations. Management is currently assessing implementation.

The FASB has issued Accounting Standards Update (ASU) No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, clarifying the definition of a business. The amendments affect all companies and other reporting organizations that must determine whether they have acquired or sold a business.

For public companies, the amendments are effective for annual periods beginning after December 15, 2017, including interim periods within those periods.

The FASB has issued its new lease accounting guidance in Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842).

Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date:

●	A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and

●	A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

●	Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers.

●	The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing.

Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year entity). The FASB has issued Accounting Standards Update (ASU) No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendments are intended to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees.

Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows.

For public companies, the amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any organization in any interim or annual period.

The FASB has issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606.

The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The effective date for nonpublic entities is deferred by one year.

Derivative Liability

The Company accounts for derivative instruments in accordance with ASC 815, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At December 31, 2016 and December 31, 2015, the Company did not have any derivative instruments that were designated as hedges.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a “beneficial conversion feature” (“BCF”) and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument. The discount is amortized to interest expense over the life of the debt.

NOTE 2 - GOING CONCERN

As reflected in the accompanying financial statements, the Company had a net loss of $2,075,000, net cash used in operations of $662,170 and has an accumulated deficit of $3,996,772, for the year ended December 31, 2016. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on Management’s plans which include potential asset acquisitions, mergers or business combinations with other entities, further implementation of its business plan and continuing to raise funds through debt or equity financings. The Company will likely rely upon related party debt or equity financing in order to ensure the continuing existence of the business.

The business plan of the Company is to engage in the design, development, marketing and direct-selling of commercial grade aeroponics fixtures and supporting systems for use in urban Controlled Environment Agriculture (“CEA”) and Building Integrated Agriculture (“BIA”). During the next twelve months, the Company’s strategy is to: complete ongoing product development; commence product marketing, product assembly and sales; construct a demonstration CEA and BIA farm; and offer design-build services. The Company’s long-term strategy is to direct sale, license and franchise their patented technologies and methods.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2016 and 2015:

Classification	December 31, 2016	December 31, 2015
Furniture and equipment	$123,827	$113,308
Tooling equipment	27,015	27,015
Leasehold improvements	57,780	57,780
Computer equipment	6,169	5,914
Research and development lab	63,177	59,482
Total	277,968	263,499
Less: Accumulated depreciation	(119,550)	(69,762)
Property and equipment, net	$158,418	$193,737

Depreciation expense for the years ended December 31, 2016 and 2015, totaled $51,484 and $46,444, respectively.

During the year ended December 31, 2016 the Company sold $46,626 of other assets which were equipment in exchange for $10,000 and recorded a loss on the sale of equipment of $36,626. The Company also placed in service $2,157 from other assets. During the year ended December 31, 2015, the Company sold $19,300 of other assets in exchange for $9,300 and recorded a loss on the sale of equipment of $10,050. The remaining balance of Other Assets as of December 31, 2016 is $0.

NOTE 4 - COMMITMENTS & CONTINGENCIES

A Cannabis Production Pilot Agreement (“Agreement”) was entered into as of the 18th day of December 2014 by and between Indoor Harvest Corp. (“Indoor Harvest”), a Texas Corporation, and Tweed Marijuana Inc. (“Tweed”), a Canadian company.

Tweed Marijuana Inc. is a TSX Venture Exchange listed company. Its wholly owned subsidiaries Tweed Inc. and Tweed Farms Inc. (formerly Prime1 Construction Services Corp.) are licensed producers of medical cannabis in Canada. The principal activities of Tweed are the production and sale of cannabis through its wholly owned subsidiaries out of Tweed Inc.’s facility in Smiths Falls, Ontario and Tweed Farms Inc.’s facility in Niagara-on-the-Lake, Ontario as regulated by the Marihuana for Medical Purposes Regulations.

Indoor Harvest will be provided exclusive manufacturing rights for a period of 10 years on the New IP developed under the Agreement. All equipment manufactured by Indoor Harvest will be provided to Tweed by way of a “cost plus agreement” not to exceed 15% allowable for profit.

Both parties are responsible for the costs associated with meeting their obligations outlined in this Agreement. Under no circumstance, do Tweed’s costs exceed those associated with the cost of plants, labor and general costs of production including water and electricity. However, any costs related to third party laboratory analysis and testing of phytocannabinoids will be shared equally by both parties.

On February 20, 2014, the Company signed a 60-month lease on a 10,000 sq. ft. office/warehouse facility and paid a deposit of $12,600. The monthly base rent is $4,200 increasing 6% every two years for the term of the lease. The property is adequate for all of the Company’s currently planned activities.

Deferred rent payable at December 31, 2016 was $8,513. Deferred rent payable is the sum of the difference between the monthly rent payment and the straight-line monthly rent expense of an operating lease that contains escalated payments in future periods.

Rent expense for the years ended December 31, 2016 and 2015, were:

	December 31, 2016	December 31, 2015
Rent expense	$51,403	$50,952

At December 31, 2016, rental commitments are as follows:

Years Ending December 31,	Amount
2017	$53,424
2018	55,560
2019	18,876
Total	127,860

NOTE 5 - LOAN PAYABLE

On June 5, 2015, the Company entered into a five-year loan agreement totaling $36,100. The loan carries an interest rate of 10.25%. During the year ended December 31, 2016 the Company repaid $6,130 of the principal and the remaining balance is $27,132.

NOTE 6 - CONCENTRATIONS

At December 31, 2016 and December 31, 2015, the Company had concentrations of accounts receivable of:

Customer	December 31, 2016	December 31, 2015
Tweed, Inc.	100%	—%

For the years ended December 31, 2016 and December 31, 2015, the Company had a concentration of sales of:

	December 31, 2016		December 31, 2015
Customer	Revenue ($)	Percentage	Revenue ($)	Percentage
Tweed (Canopy Growth Corporation)	$80,620	49%	$—	—%
ER Michigan (Michigan State University)	$28,385	17%	$—	—%
Urbanika Farms	$27,600	17%	$—	—%
University of Arizona CEAC	$18,626	11%	$—	—%
GSS Colorado	$5,000	3%	$—	—%
PH Research Platform	$3,765	2%	$—	—%
Moon Flowers Farms	$—	—%	$89,200	100%
Total	$163,996	100%	$89,200	100%

For the year ended December 31, 2016, the Company had a purchasing concentration of $29,500 with 3 rd Coast Pump & Equipment, LLC, a manufacturer of custom specialty pump and control packages totaling 37%.

For the year ended December 31, 2015, the Company had a purchasing concentration of $44,970 with Illumitex, a manufacturer of LED lighting totaling 71%.

NOTE 7 - WORK IN PROCESS

Work in progress as of December 31, 2016 and December 31, 2015, consisted of the following:

Description	December 31, 2016	December 31, 2015
Costs incurred on uncompleted contracts	$80,620	$92,379
Estimated earnings	—	—
Total	80,620	92,379
Less: Billings to date	(100,775)	(112,310)
Total	$(20,155)	$(19,931)

Reflected in balance sheet as:
Costs and estimated earnings in excess of billings on contracts in process	$—	$—
Billings in excess of costs and estimated earnings on contracts in process	20,155	19,931
Total	$20,155	$19,931

NOTE 8 - DEBT AND CONVERTIBLE LOAN PAYABLE

On March 22, 2016 the Company entered into a securities purchase agreement with FirstFire Global Opportunities Fund, LLC, and Rockwell Capital Partners Inc, relating to the issuance and sale of notes of $272,500 in aggregate principal amount including $250,000 actual payment of purchase price plus a 9% original issue discount, and an aggregate total of 50,000 shares of common stock valued at $23,500 ($0.47/share).

The notes carry an interest on the unpaid principal amount at the rate of 3% per annum. Any Principal Amount or Interest which is not paid when due shall bear interest at the rate of 15% per annum from the due date until the same is paid. The notes mature on September 22, 2016 and may be prepaid in whole or in part except otherwise explicitly set forth in the Note. If the Company exercises its right to prepay or repay the Note, the Company shall make payment to the note holders of an amount in cash equal to the sum of 125% multiplied by the Principal Amount plus accrued and unpaid interest on the Principal Amount to the Optional Prepayment Date plus Default Interest, if any.

The notes convert into shares of common stock at a price equal to $0.30; provided, however that from and after the occurrence of any Event of Default hereunder, the Conversion Price shall be the lower of: (i) the Fixed Conversion Price or (ii) 45% multiplied by the lowest sales price of the common stock in a public market during the ten (10) consecutive Trading Day period immediately preceding the Trading Day that the Company receives a Notice of Conversion (as defined in the Note). For the year ended December 31, 2016, the Company received $272,500 proceeds less the $20,000 in debt issue costs and $22,501 in original issuance discount fee pursuant to the terms of this convertible note. For convertible debt, the convertible feature indicated a rate of conversion that was not below market value. As a result, the Company will record a BCF and related debt discount.

On September 22, 2016 the Company identified the embedded derivatives related to the FirstFire Global Opportunities note. Due to the default provisions, the principal was increased by 125% and interest to 15% per annum. During the year ended December 31, 2016, the Company converted debt and accrued interest, totaling $203,351 into 2,581,561 shares of common stock. The remaining outstanding principal balance as of December 31, 2016 is $0.

On September 22, 2016 the Company entered into a default provision with Rockwell Capital Partners, Inc. Due to the default provisions, the principal was increased by 125% and interest to 15% per annum. During the year ended December 31, 2016, the Company repaid debt and accrued interest, totaling $203,441. As of December 31, 2016, the loan is fully repaid.

On September 26, 2016 the Company entered into a promissory note with Chuck Rifici Holdings, Inc., relating to the issuance of $225,500 in aggregate principal amount including $204,000 actual payment of purchase price plus a 10% original issue discount. In conjunction with the issuance of the Note, the Company also issued one-year warrants to purchase 250,000 shares of common stock at an exercise price of $0.30 per share, the warrants were fair valued at $12,612 based upon the fair value of the proceeds received and allocated as debt discount to the total proceeds. During the year ended the Company amortized $18,398 of debt discount related to the warrants (See Note 8). The note bears an interest on the unpaid principal amount at the rate of 8% per annum. The note matures on March 23, 2017 and may be prepaid in whole or in part at any time prior to the due date. If the Company exercises its right to prepay or repay the Note, the Company shall make payment to the note holders of an amount in cash equal to the sum of 115% multiplied by the Principal Amount plus accrued and unpaid interest on the Principal Amount to the Optional Prepayment Date plus Default Interest, if any. In the event of the default the note is convertible into shares of common stock. The conversion price equals to 65% multiplied by the lowest sales price of the common stock during the ten consecutive trading days period immediately preceding the trading day that the Company receives a notice of conversion.

On October 19, 2016 and December 12, 2016, the Company entered into securities purchase agreements with FirstFire Global Opportunities Fund, LLC, and Rockwell Capital Partners Inc, relating to the issuance and sale of notes of $275,000 in aggregate principal amount including $240,000 actual payment of purchase price plus a 10% original issue discount.

The notes carry an interest on the unpaid principal amount at the rate of 8% per annum. Any Principal Amount or Interest which is not paid when due shall bear interest at the rate of 15% per annum from the due date until the same is paid. The October 19, 2016 note matures on April 19, 2017 and the December 12, 2016 note matures on June 12, 2017 and may be prepaid in whole or in part except otherwise explicitly set forth in the Note. If the Company exercises its right to prepay or repay the Note, the Company shall make payment to the note holders of an amount in cash equal to the sum of 125% multiplied by the Principal Amount plus accrued and unpaid interest on the Principal Amount to the Optional Prepayment Date plus Default Interest, if any.

The notes convert into shares of common stock at a price equal to $0.30; provided, however that from and after the occurrence of any Event of Default hereunder, the Conversion Price shall be the lower of: (i) the Fixed Conversion Price or (ii) 55% multiplied by the lowest sales price of the common stock in a public market during the ten (10) consecutive Trading Day period immediately preceding the Trading Day that the Company receives a Notice of Conversion (as defined in the Note). For the year ended December 31, 2016, the Company received $240,000 proceeds less the $10,000 in debt issue costs and $25,000 in original issuance discount fee pursuant to the terms of this convertible note. For convertible debt, the convertible feature indicated a rate of conversion that was not below market value. As a result, the Company will record a BCF and related debt discount.

For the year ended December 31, 2016, the Company accrued $10,334 in accrued interest related to outstanding the notes.

Debt Discount and Original Issuance Costs

During the year end December 31, 2016 and 2015, the Company recorded debt discounts totaling $451,946 and $0, respectively. The debt discount amount consists of debt discount due to beneficial conversion features, warrant, original issue costs, and debt issue costs.

The debt discounts recorded in 2016 and 2015, pertain to beneficial conversion feature on the convertible notes. The notes are required to be bifurcated and reported at fair value on the date of grant.

The Company amortized $283,615 and $0 to interest expense during the years ended December 31, 2016 and 2015, as follows:

	December 31, 2016	December 31, 2015
Debt discount, beginning of period	$—	$—
Additional debt discount and debt issue cost	417,834	—
Amortization of debt discount and debt issue cost	(265,217)	—
Debt discount, end of period	$152,617	$—

Debt Issuance Costs

During the year ended December 31, 2016, the Company paid debt issue costs totaling $20,000. During the years ended December 31, 2016 and 2015, the Company amortized $20,000 and $0 of debt issue costs, respectively. The following is a summary of the Company’s debt issue costs for the years ended December 31, 2016 and 2015:

	December 31, 2016	December 31, 2015
Debt discount, beginning of period	$—	$—
Additional debt discount	20,000	—
Amortization of debt discount	(20,000)	—
Debt discount, end of period	$—	$—

NOTE 9 - DERIVATIVE LIABILITIES

The Company identified the conversion features embedded within its convertible debts as financial derivatives. The Company has determined that the embedded conversion option should be accounted for at fair value.

Description	Amount
Derivative liabilities - December 31, 2015	$—
Add fair value at the commitment date for convertible notes issued during the current year	270,331
Less derivatives due to conversion	(412,086)
Fair value mark to market adjustment for derivatives	141,756
Derivative liabilities - December 31, 2016	$—

The Company recorded the debt discount to the extent of the gross proceeds raised, and expensed immediately the remaining value of the derivative as it exceeded the gross proceeds of the note. The Company recorded derivative interest expenses for the year ended December 31, 2016 of $66,980.

The fair value at the commitment and re-measurement dates for the Company’s derivative liabilities were based upon the following management assumptions during the current quarter:

Assumption	Commitment Date	Re-measurement Date
Expected dividends	—%	—%
Expected volatility	210%	219% - 286%
Expected term in years	0.08	0.03 - 0.07
Risk free interest rate	0.09%	0.12% - 0.27%

NOTE 10 - RELATED PARTY TRANSACTIONS

On May 9, 2016, the Company entered into a Director Agreement with Pawel Hardej. The Company will reimburse the Director for reasonable travel and other incidental expenses incurred by the Director in performing his services and attending meetings as approved in advance by the Company. The Company shall award to the Director 166,560 shares of common stock over a two-year period as directed in the Director Agreement. As of December 31, 2016, the Company issued 20,820 shares of common stock having a fair value of $13,512 ($0.65/share) based upon the most recent trading price per share of the Company’s common stock (See Note 11).

On April 8, 2016 the Company entered into an employment agreement with John Zimmerman, to serve as a Vice President of Business Development. The term of the agreement will continue until April 8, 2017, unless the employment is sooner terminated by the Board of Directors. As compensation for services, the employee will receive 100,000 shares of common stock and a percentage of closed projects as follows:

●	5% on Purchase Orders (facilities and production finishing hardware) minus taxes, fees and shipping for sole sourced projects that lead to a signed Design Build Agreement.

●	5% of Facilities portion of Purchase Order only on signed Design Build agreements brought in from Authorized Dealers.

●	Discretionary % split agreed to by Executive on a case-by-case basis for supporting services he chooses to bring into closing an agreement.

●	Compensation payments dispersed at the same % rate as the contractually agreed client payments schedule is received from the client/finance group (i.e.: 5% down, 50% at Purchase Order, 45% at shipping, etc.)

On April 8, 2016, we issued 100,000 shares of common stock related to an Executive Employment Agreement with John Zimmerman. The Company recorded fair value of $54,500 ($0.545/share) based upon the most recent trading price per share of the Company’s stock (See Note 11).

On March 1, 2015, the Company entered into a Director Agreement with William Jamieson. The Company will reimburse the Director for reasonable travel and other incidental expenses incurred by the Director in performing his services and attending meetings as approved in advance by the Company. The Company shall award to the Director 166,560 shares of common stock pursuant to the Company’s 2015 Stock Incentive over a two-year period as directed in the Director Agreement. As of December 31, 2016, the Company issued 83,280 shares of common stock having a fair value of $36,435 ($0.30 - $0.5/share) based upon the most recent trading price per share of the Company’s common stock (See Note 11).

On May 9, 2016, Mr. William Jamieson resigned as a Director in the Company. Mr. Jamieson’s resignation was not the result of any disagreement with us on any matter relating to our operations, policies (including accounting or financial policies) or practices. A majority of the Board of Directors decided to restructure the Board of Directors to better reflect the Company’s current business direction and Mr. Jamieson voluntarily agreed to resign as part of that restructuring effort. Mr. Jamieson was issued 83,280 shares of common stock as part of an agreement with the Company and the Company recorded a fair value of $54,049($0.649/share) based upon the most recent trading price per share of the Company’s common stock (See Note 11).

On August 14, 2015, the Company entered into an employment agreement with John Choo, the executive to serve as a Company President. The term of the agreement will continue until August 14, 2016, unless the employment is sooner terminated by the Board of Directors. The Company is currently in process extending the agreement. As compensation for services, the employee will receive annual compensation of $60,000. In addition, the employee will receive 355,060 shares of common stock. In addition, the Company shall award to the Director 166,560 shares of common stock pursuant to the Company’s 2015 Stock Incentive over a two-year period as directed in the Director Agreement. As of December 31, 2016, the Company issued 355,060 shares in common stock having a fair value of $164,393 ($0.46/share) and 104,100 shares of common stock having a fair value of $48,723 ($0.30 - $0.59/share) based upon the most recent trading price per share of the Company’s common stock (See Note 11).

In May 2015, the Company issued 50,000 shares of common stock to Chad Sykes, our former CEO having a fair value of $25,500 ($0.51/share) based upon the most recent trading price per share of the Company’s common stock (See Note 11).

In November 17, 2015 the Company issued 125,000 shares of common stock to the Company’s legal counsel as part of legal fees having a fair value of $56,250 ($0.45/share) based upon the most recent trading price per share of the Company’s common stock (See Note 11).

NOTE 11 - SHAREHOLDERS’ EQUITY

Convertible Series A Preferred Stock

On August 3, 2015, the Company’s Board of Directors signed a written action that included the following:

●	The Board of Directors have approved the creation of 5,000,000 shares of Series A Convertible Preferred Stock and to take the required steps to amend the Company’s articles of incorporation and any other such SEC filings, or Company records as needed

●	The Board of Directors have approved a Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock.

●	The stated value of each issued share of Series A Convertible Preferred Stock is $0.50.

During the third quarter, the Company initiated a subscription agreement to offer to accredited investors up to 1,000,000 units of security. Each unit consists one share of Series A Convertible Preferred Stock and one Series A warrant. The price per unit is $0.50 for a maximum aggregate 1,000,000 units and maximum aggregate proceeds of $500,000. The stated value of each preferred stock is $0.50 and there are no dividends on the preferred stock. Each warrant excise price is $0.50 per share and shall be exercisable for a period of one year.

From August 15 to August 29, 2016, the Company subscribed 250,000 units to three investors for total proceeds of $125,000. Based on fair value of issued 250,000 warrants, $33,238 proceeds allocated as discount to the total $125,000 preferred stock.

The fair value of warrant calculation based upon the following management assumption during the current quarter.

Assumption	Issue Date
Expected dividends:	—%
Expected volatility:	153% - 156%
Expected term (years):	1.00
Risk free interest rate:	0.56% - 0.62%

Common Stock

On March 1, 2015, we entered into a Director Agreement with William Jamieson. The Company will reimburse the Director for reasonable travel and other incidental expenses incurred by the Director in performing his services and attending meetings as approved in advance by the Company. The Company shall award to the Director 166,560 shares of common stock pursuant to the Company’s 2015 Stock Incentive over a two-year period as directed in the Director Agreement. On May 31, 2015, the Company issued a total 20,820 shares of common stock with a fair value of $10,618 ($0.51/share) based upon the most recent trading price per share of the Company’s stock. On August 31, 2015, the Company issued a total 20,820 shares of common stock with a fair value of $11,451 ($0.55/share) based upon the most recent trading price per share of the Company’s stock. On November 30, 2015, the Company issued a total 20,820 shares of common stock with a fair value of $6,246 ($0.30/share) based upon the most recent trading price per share of the Company’s common stock.

On March 13, 2015, we entered into a Director Agreement with John Choo. The Company will reimburse the Director for reasonable travel and other incidental expenses incurred by the Director in performing his services and attending meetings as approved in advance by the Company. The Company shall award to the Director 166,560 shares of common stock pursuant to the Company’s 2015 Stock Incentive over a two-year period as directed in the Director Agreement. On May 31, 2015, the Company issued a total 20,820 shares of common stock with a fair value of $10,618 ($0.51/share) at the most recent trading price per share of the Company’s stock. On August 31, 2015, the Company issued a total 20,820 shares of common stock with a fair value of $11,451 ($0.55/share) based upon the most recent trading price per share of the Company’s stock. On November 30, 2015, the Company issued a total 20,820 shares of common stock with a fair value of $6,246 ($0.30/share) based upon the most recent trading price per share of the Company’s stock. Effective August 14, 2015, the Company entered into an employment agreement and the Company issued 355,060 shares of common stock to John Choo, our President with fair value of $164,393 ($0.46/share) based upon the most recent trading price per share of the Company’s stock (See Note 10).

On March 23, 2015, we entered into a consulting agreement with Smallcapvoice.com to provide public and investor relations services for a period of 30 days starting on March 31, 2015. The Company paid $25,000 in cash plus issued 25,000 shares with a fair value of $12,500 ($0.50/share) based on the most recent closing price per share of our common stock traded on the OTCQB. For the three months ended March 31, 2015, the Company recorded $25,000 paid in cash and 25,000 shares of common stock as a prepaid expense. As of June 30, 2015, the services have been completed and the Company expensed the prepaid expense.

On April 15, 2015, we entered into a Director Agreement with John Zimmerman. The Company will reimburse the Director for reasonable travel and other incidental expenses incurred by the Director in performing his services and attending meetings as approved in advance by the Company. The Company shall award to the Director 166,560 shares of common stock pursuant to the Company’s 2015 Stock Incentive over a two-year period as directed in the Director Agreement. On July 15, 2015, the Company issued 20,820 shares, of common stock with a fair value of $9,369 ($0.45/share) based upon the most recent trading price per share of the Company’s stock. On October 16, 2015, the Company issued 20,820 shares, of common stock with a fair value of $9,992 ($0.48/share) based upon the recent trading price per share of the Company’s stock

In May 2015, the Company issued 106,500 shares of common stock to various employees and consultants with a fair value of $54,315 ($0.51/share) based upon the most recent trading price per share of the Company’s stock.

In May 2015, the Company issued 50,000 shares of common stock to Chad Sykes, our former CEO with a fair value of $25,500 ($0.51/share) at the most recent trading price per share of the Company’s stock (See Note 10).

On August 31, 2015, the Company issued 12,000 shares of common stock for consulting expense with a fair value $6,600 ($0.55/share) based upon the most recent trading price per share of the Company’s stock.

In November 17, 2015 the Company issued 125,000 shares of common stock to the Company’s legal counsel as part of legal fees with a fair value of $56,250 ($0.45/share) based upon the most recent trading price per share of the Company’s stock.

On December 1, 2015, the Company issued 7,063 shares of common stock for consulting expense with a fair value of $3,178 ($0.45/share) based upon the most recent trading price per share of the Company’s stock.

On December 7, 2015, the Company issued 125,000 shares of common stock to FMW Media Works, Inc. in order to provide investor and public relations services. The Company recorded a fair value of $47,500 ($0.38/share) based upon the most recent trading price per share of the Company’s stock.

During the year ended December 31, 2015, the Company issued a total of 836,000 shares of common stock at $0.50 per share for cash totaling $418,000.

On January 17, 2016, the Company issued 20,820 shares of common stock related to a Director Agreement with John Zimmerman, of common stock with a fair value of $9,369 ($0.45/share) based upon the most recent trading price per share of the Company’s stock.

On January 19, 2016, we issued 300,000 shares of common stock to Kodiak Capital Group, LLC as a commitment fee for a Two Million Dollar Equity Financing Agreement. The shares had a fair value of $120,000 ($0.40/share) based upon the most recent trading price per share of the Company’s stock. The Company is subject to a Registration Rights Agreement which requires the Company to file a S1 Registration Statement with the SEC by March 31, 2016 and must receive a notice of effectiveness from the SEC prior to executing a Put Notice. The Purchase Price of the security is based on 80% of the Market Price based on the Put Date. Market price is calculated on the lowest daily volume weight average price for any trading day during the valuation period, which is the five days from the Put Notice to the Put Date. The Company did not move forward with this Equity Financing Agreement and the commitment fee was expensed in the third quarter as share-based compensation expense.

On January 22, 2016, we issued 125,000 shares of common stock to Emerging Growth, LLC, to provide investor and public relations services. The Company recorded a fair value of $43,750 ($0.35/share) based upon the most recent trading price per share of the Company’s stock.

On February 29, 2016, we issued 41,640 shares of common stock related to a Director Agreement with John Choo and William Jamieson. The Company recorded fair value of $14,574 ($0.35/share) based upon the most recent trading price per share of the Company’s stock.

On March 14, 2016, we issued 11,330 shares to a consultant for services rendered, of common stock with a fair value of $4,986 ($0.44/share) based upon the most recent trading price per share of the Company’s stock.

On March 25, 2016, we issued 5,000 shares to a consultant for services rendered, of common stock with a fair value of $1,800 ($0.36/share) based upon the most recent trading price per share of the Company’s stock.

On March 22, 2016 the Company entered into a securities purchase agreement with FirstFire Global Opportunities Fund, LLC, and Rockwell Capital Partners Inc, relating to the issuance and sale of notes of $272,500 in aggregate principal amount including $250,000 actual payment of purchase price plus a 9% original issue discount, and an aggregate total of 50,000 shares of common stock valued at $23,500 ($0.47/share).

On March 23, 2016 the Company issued 100,000 shares of common stock to one U.S. accredited investor at $0.50 per share for cash totaling $50,000.

On April 14, 2016, we issued 100,000 shares of common stock related to an Executive Employment Agreement with John Zimmerman. The Company recorded fair value of $66,000 ($0.66/share) based upon the most recent trading price per share of the Company’s stock.

On April 18, 2016, the Company issued 20,820 shares of common stock related to a Director Agreement with John Zimmerman, of common stock with a fair value of $9,369 ($0.45/share) based upon the most recent trading price per share of the Company’s stock.

On May 9, 2016, the Company issued 83,280 shares of common stock related to a resignation of its Director Agreement William Jamieson. The Company recorded fair value of $54,049 ($0.649/share) based upon the most recent trading price per share of the Company’s stock (See Note 11).

On June 29, 2016 the Company issued 125,000 shares of common stock to the Company’s legal counsel as part of legal fees having a fair value of $68,738 ($0.549/share) based upon the most recent trading price per share of the Company’s common stock.

On July 11, 2016, we issued 50,403 shares of common stock to a consultant for services rendered having a fair value of $25,000 ($0.496044/share) based upon the three-day average price prior to the issuance date of the Company’s stock.

On July 19, 2016, we issued 20,820 shares of common stock related to a Director Agreement with John Zimmerman. The Company recorded fair value of $14,366 ($0.6946/share) based upon the most recent trading price per share of the Company’s stock.

On August 9, 2016 we issued 20,820 shares of common stock related to a Director Agreement with Paul Hardej. The Company recorded fair value of $13,512 ($0.64950/share) based upon the most recent trading price per share of the Company’s stock.

On August 11, 2016, we issued 48,704 shares of common stock to a consultant for services rendered having a fair value of $25,000 ($0.513355/share) based upon the three-day average price prior to the issuance date of the Company’s stock.

On August 31, 2016 we issued 20,820 shares of common stock related to a Director Agreement with John Choo. The Company recorded fair value of $12,287 ($0.590246/share) based upon the most recent trading price per share of the Company’s stock.

September 11, 2016, we issued 62,846 shares of common stock to a consultant for services rendered having a fair value of $25,000 ($0.3978/share) based upon the three-day average price prior to the issuance date of the Company’s stock.

October 11, 2016, we issued 89,928 shares of common stock to a consultant for services rendered having a fair value of $25,000 ($0.27/share) based upon the three-day average price prior to the issuance date of the Company’s stock.

November 11, 2016, we issued 41,118 shares of common stock to a consultant for services rendered having a fair value of $25,000 ($0.6080/share) based upon the three-day average price prior to the issuance date of the Company’s stock.

December 11, 2016, we issued 58,411 shares of common stock to a consultant for services rendered having a fair value of $25,000 ($0.4280/share) based upon the three-day average price prior to the issuance date of the Company’s stock.

On October 17, 2016, we issued 9,800 shares of common stock to a consultant for services rendered having a fair value of $2,940 ($0.30/share) based upon the most recent trading price per share of the Company’s stock.

On October 20, 2016, we issued 20,820 shares of common stock related to a Director Agreement with John Zimmerman. The Company recorded fair value of $9,577 ($0.46/share) based upon the most recent trading price per share of the Company’s stock.

During the year ended December 31, 2016, the Company converted debt and accrued interest, totaling $203,319 into 2,581,561 shares of common stock.

Common Stock Warrants

On September 26, 2016 the Company entered into a promissory note with Chuck Rifici Holdings, Inc., relating to the issuance of $225,500 in aggregate principal amount including $204,000 actual payment of purchase price plus a 10% original issue discount. In conjunction with the issuance of the Note, the Company issued one-year warrants to purchase 250,000 shares of common stock at an exercise price of $0.30 per share (See Note 8).

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)
Balance, December 31, 2015	—	—	—
Granted	500,000	—	—
Exercised	—	—	—
Canceled/Forfeited	—	—	—
Balance September 30, 2017	500,000	$0.40	$0.94

For the year ended December 31, 2016, the following warrants were outstanding:

Exercise Price Warrants Outstanding	Warrants Exercisable	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
$0.30 - $0.50	500,000	0.69	$32,500

Lattice Binomial model was used to value aggregate intrinsic value.

NOTE 12 - INCOME TAXES

Indoor Harvest operates in the United States; accordingly, federal and state income taxes have been provided based upon the tax laws and rates of the US. Deferred taxes are determined based on the temporary differences between the financial statement and income tax bases of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse.

The components of deferred income tax assets and liabilities as of December 31, 2016 and 2015 are as follows:

	2016	2015
Deferred tax assets
Net operating losses	$1,005,468	$458,202
Deferred tax liabilities
Accelerated tax depreciation	19,183	16,911
Net deferred tax assets	986,285	441,291
Less: valuation allowance	(986,285)	(441,291)
Net	$—	$—

At December 31, 2016 and 2015, the Company has provided a full valuation allowance for the deferred tax assets. The Company’s accumulated net operating loss as of December 31, 2016 of $2,957,258, if not used, will begin to expire in 2036.

This loss carryforward expires according to the following schedule:

Year Ending December 31,	Amount
2033	$217,074
2034	368,378
2035	761,615
2036	1,610,192
Total	$2,957,258

NOTE 13 - SUBSEQUENT EVENTS

On January 2, 2017, Mr. Chad Sykes resigned as Chief Executive Officer and was appointed Chief Innovation Officer by the Company’s Board of Directors.

On January 2, 2017, Mr. John Choo, who is currently our acting President was appointed Chief Executive Officer and President by the Company’s Board of Directors.

On January 3, 2017, the Company signed a binding LOI with Alamo CBD, LLC (“Alamo CBD”) to enter into discussions to combine and create a medical cannabinoids pharmaceutical group. Pursuant to the terms, the Company was required as a precondition, to raise, as necessary, up to $1,000,000 in capital by February 15, 2017, to pay off all existing debt, including convertible notes, owed by the Company and to complete a spin-off of the Company’s produce related operations. On February 15, 2017, the Company and Alamo CBD extended the terms of the preconditions until March 15, 2017.

January 16, 2017, we issued 145,740 shares of common stock related to a Director Agreement with Pawel Hardej. The Company recorded fair value of $64,126 ($0.44/share) based upon the most recent trading price per share of the Company’s stock.

January 16, 2017, we issued 41,640 shares of common stock related to a Director Agreement with John Zimmerman. The Company recorded fair value of $18,322 ($0.44/share) based upon the most recent trading price per share of the Company’s stock.

January 16, 2017, we issued 62,460 shares of common stock related to a Director Agreement with John Choo. The Company recorded fair value of $27,482 ($0.44/share) based upon the most recent trading price per share of the Company’s stock.

January 17, 2017, we issued 800,000 shares of common stock to Lyons Capital, LLC for a six month consulting and road show services agreement. The Company recorded fair value of $352,000 ($0.44/share) based upon the most recent trading price per share of the Company’s stock.

From February 22, 2017 through March 15, 2017, the Company sold, in reliance upon Regulation D Rule 506, a total of 2,060,000 shares of common stock to 17 U.S. accredited investors at $0.40 per share for cash totaling $824,000.

On March 20, 2017, the Company’s Series A Preferred Convertible Stock shareholders (“Series A Holders”) each voted to waive and remove the provisions of Section 5(iii) of the Series A Preferred Stock Designation. This waives and removes what is known as “full ratchet protection” provisions for adjustments in the Conversion Price and formula. Series A Holders have each agreed individually and also as a group to convert their Series A Convertible Preferred Stock into common stock at a conversion price equal to $0.30 per share. A total of 250,000 shares of the Company’s Series A Preferred Convertible Stock were converted into 416,667 shares of common stock. As a result of this action, there currently are no Series A Convertible Preferred Stock issued and outstanding.

On March 20, 2017, the Company settled $177,604 in principal and interest, plus 125% multiplied by the Principal Amount of $137,500 plus accrued interest of $4,583 on the Principal Amount of a Promissory note with FirstFire Global Opportunities Fund, LLC (“FirstFire”) originally dated October 19, 2016. The Company settled the amount owed by paying $77,604 in cash and by issuing 333,333 shares of common stock at the fixed conversion price of $0.30 per share for a total value of $100,000. The Company was released from any further liability under the FirstFire Note upon delivery of these amounts of cash and stock.

On March 20, 2017, the Company settled $175,313 in principal and interest, plus 125% multiplied by the Principal Amount of $137,500 plus accrued interest of $2,750 on the Principal Amount of a Promissory note with FirstFire originally dated December 14, 2016. The Company settled the amount owed by paying $175,313 in cash. The Company was released from any further liability under this FirstFire Note upon payment of this amount.

On March 20, 2017, the Company settled $269,498 in principal and interest, plus 115% multiplied by the Principal Amount of $225,500 plus accrued interest of $8,846 on the Principal Amount of a Promissory note with Chuck Rifici Holdings, Inc. originally dated September 26, 2016. The Company settled the amount owed by paying $269,498 in cash. The Company was released from any further liability under this Rifici Note upon payment of this amount.

On March 23, 2017, the Company entered into a Contractual Joint Venture Agreement by and between Vyripharm Enterprises, LLC (“Vyripharm”) and Alamo CBD, collectively the Parties, pursuant to which the parties agreed to participate in an unincorporated joint venture (the “Joint Venture”) for the following business purposes:

The parties will work together to enhance the ability of Alamo CBD to apply for and obtain licensure, or a permit, to grow and/or dispense marijuana products for medical and/or consumer use, as the case may be:

●	In Texas, pursuant to the Texas Compassionate Use Act, as may be amended;

●	In Colorado, pursuant to recent Colorado legislation permitting foreign ownership of entities that grow and/or dispense marijuana products for medical and/or consumer use; and

●	Pursuant to recent United States Drug Enforcement Administration regulations which expand the opportunities for entities providing research involving marijuana and its chemical constituents, as referenced in 21 U.S.C. 822(a)(1) and 21 U.S.C. 823(a), et. seq.

To establish Alamo CBD as a supplier of a variety of medical use cannabis oil to Vyripharm for Vyripharm’s use in conducting research and development to create novel pharmaceutical and radiopharmaceutical compounds designed to image and treat certain debilitating diseases including, but not limited to epilepsy, post-traumatic stress disorder, Alzheimer’s, ALS, and other neurodegenerative diseases; and to establish Indoor Harvest as the project developer and engineering, procurement and construction group, in which Indoor Harvest is responsible for costs and efforts related to Alamo CBD’s efforts to become licensed under the Texas Compassionate Use Act and to meet its obligations under this Joint Venture agreement.

The initial term of the Joint Venture shall be five (5) years following the Effective Date, and the Agreement may be extended beyond the Initial Term by mutual consent of the Parties.

On March 24, 2017, the Company issued and sold an 8% Fixed Convertible Promissory Note to Tangiers Global, LLC (“Tangiers”), a Wyoming limited liability Company, in the aggregate principal amount of up to $550,000, with an initial consideration of $275,000 in aggregate principal amount including $250,000 actual payment of purchase price plus a 10% original issue discount.

SUPPLEMENTARY DATA

The Company is a smaller reporting Company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information required under this item.

INDOOR HARVEST CORP
BALANCE SHEETS
(UNAUDITED)

	September 30, 2017	December 31, 2016

ASSETS
Current assets:
Cash	$5,279	$78,219
Accounts receivable	—	34,853
Other receivable	—	7,323
Inventory	2,360	2,360
Total current assets	7,639	122,755

Furniture and equipment, net	121,205	158,418
Security deposit	12,600	12,600
Intangible asset, net	6,321	7,604
Goodwill	890,961	—
Total assets	$1,038,726	$301,377

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$97,369	$55,797
Convertible note payable, net of debt discount of $27,013 and $152,617, respectively	247,986	122,383
Note payable, net of discount of $0 and $15,714, respectively	—	209,786
Accrued payroll	3,722	7,142
Deferred rent	6,808	8,513
Note payable - current portion	7,330	6,790
Billing in excess of costs and estimated earnings	—	20,155
Total current liabilities	363,215	430,566

Long term liabilities:
Note payable	14,775	20,342
Total liabilities	377,990	450,908

Stockholders’ equity (deficit):
Series A Convertible Preferred stock: $0.01 par value, 5,000,000 shares authorized; 750,000 and 250,000 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	7,500	2,500
Common stock: $0.001 par value, 50,000,000 shares authorized; 24,657,360 and 15,213,512 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	24,657	15,213
Additional paid-in capital	6,625,547	3,829,528
Accumulated deficit	(5,996,968)	(3,996,772)
Total stockholders’ equity (deficit)	660,736	(149,531)
Total liabilities and stockholders’ equity (deficit)	$1,038,726	$301,377

The Accompanying Notes are an Integral Part of these Financial Statements

INDOOR HARVEST CORP
STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016

Revenue	$4,245	$21,210	$4,245	83,376

Cost of sales	1,165	11,278	15,594	55,199

Gross profit (loss)	3,080	9,932	(11,349)	28,177

Operating expenses
Depreciation and amortization expense	$12,792	$12,958	$39,046	38,221
Research and development	—	6,376	1,625	15,047
Professional fees	8,107	11,355	374,707	87,277
General and administrative expenses	157,592	283,721	910,400	918,929
Total operating expenses	178,491	314,410	1,325,778	1,059,474

Loss from operations	(175,411)	(304,478)	(1,337,127)	(1,031,297)

Other income (expense)
Other income	7,177	52,324	7,192	52,347
Loss on investment in joint venture	—	—	(250,000)	—
Interest expense	(6,141)	(3,674)	(125,373)	(7,862)
Derivative expense	—	(66,980)	—	(66,980)
Amortization of debt offering costs	—	(9,131)	—	(20,000)
Amortization of debt discount	(45,186)	(234,883)	(294,888)	(331,034)
Loss on debt settlement	—	(131,944)	—	(131,944)
Loss on sale of equipment	—	(36,626)	—	(36,626)
Change in fair value of embedded derivative liability		(44,661)	—	(44,661)
Total other income (expense)	(44,150)	(475,575)	(663,069)	(586,760)

Net loss	$(219,561)	$(780,053)	$(2,000,196)	(1,618,057)

Net loss per common share:
Net loss per share, basic and diluted	$(0.01)	$(0.06)	$(0.11)	(0.14)

Weighted average number
of common shares outstanding:
Basic and diluted	19,929,506	12,338,016	18,644,318	11,980,169

The Accompanying Notes are an Integral Part of these Financial Statements

INDOOR HARVEST CORP
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(UNAUDITED)

	Series A Convertible Preferred Stock, $0.01 Par Value		Common Stock, $0.001 Par Value		Additional Paid in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balances, December 31, 2016	250,000	$2,500	15,213,512	$15,213	$3,829,528	$(3,996,772)	$(149,531)

Issuance of common stock
For cash	—	—	2,060,000	2,060	821,940	—	824,000
For services	—	—	1,549,840	1,550	565,380	—	566,930
Convertible debt converted into common stock	—	—	333,333	333	99,667	—	100,000
Beneficial conversion feature	—	—	—	—	95,333	—	95,333
Conversion of preferred stock into common stock	(250,000)	(2,500)	416,667	417	35,321	—	33,238
For Alamo CBD merger	—	—	7,584,008	7,584	1,433,377	—	1,440,961
For Alamo CBD merger	—	—	(2,500,000)	(2,500)	(547,500)	—	(550,000)
Issuance of preferred stock for cash	750,000	7,500	—	—	292,501	—	300,001

Net loss for the nine months ended September 30, 2017	—	—	—	—	—	(2,000,196)	(2,000,196)

Balances, September 30, 2017	750,000	$7,500	24,657,360	$24,657	$6,625,547	$(5,996,968)	$660,736

The Accompanying Notes are an Integral Part of these Financial Statements

INDOOR HARVEST CORP
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
	For the nine months ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(2,000,196)	$(1,618,057)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	39,046	38,220
Loss on the sale of other assets	—	36,626
Loss on debt modifications	—	131,944
Amortization of original issue discount	—	22,500
Amortization of debt discount	294,888	308,534
Amortization of debt offering costs	—	20,000
Derivative expense	—	66,980
Stock issued for services - related party	159,930	183,693
Stock issued for services	407,000	194,215
Change in fair value of derivative liability	—	44,661
Change in operating liability:
Decrease in deferred rent	(1,705)	(696)
Decrease in accounts receivable	34,853	59,200
(Increase) decrease in other receivable	7,323	(7,323)
Decrease in inventory	—	4,292
Decrease in prepaid expense	—	1,697
Increase in accounts payable and accrued expenses	41,572	24,669
Increase (decrease) in accrued payroll	(3,420)	4,327
Increase (decrease) in costs and estimated earnings in excess of billings	(20,155)	15,049
Decrease in accrued compensation	—	(3,470)
Net cash used in operating activities	(1,040,864)	(472,939)

Cash flows from investing activities:
Proceeds from sale of equipment	—	10,000
Purchase of equipment and software	(550)	(6,988)
Net cash provided by (used in) investing activities	(550)	3,012

Cash flows from financing activities:
Repayments of note payable	(230,526)	(4,539)
Proceeds from convertible note payable, less offerings costs and OID costs paid	—	230,000
Repayment of convertible note	(175,000)	(201,093)
Proceeds from demand note payable, less OID costs paid	250,000	204,000
Issuance of preferred stock for cash	300,001	125,000
Issuance of common stock for cash	824,000	50,000
Net cash provided by financing activities	968,474	403,368

Decrease cash and cash equivalents	(72,940)	(66,559)
Cash and cash equivalents at beginning of period	78,219	100,906
Cash and cash equivalents at end of period	$5,279	$34,347

Supplementary disclosure of cash flow information
Cash paid during the period for:
Interest	$1,917	$2,405
Income taxes	$—	$—
Supplemental disclosure of non-cash investing and financing activities:
Beneficial conversion feature	$95,333	$154,416
Shares issued for debt issuance costs	$—	$143,500
Shares issued on conversion of convertible debt	$—	$103,351
Reclass of promissory note to convertible note	—	203,351
Settlement of convertible note into common shares	$100,000	$—
Conversion of preferred shares into common shares	$2,500	$—
Shares issued due to merger with Alamo CBD	$890,961	$—

The Accompanying Notes are an Integral Part of these Financial Statements

INDOOR HARVEST CORP

NOTES TO FINANCIAL STATEMENTS

 (UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

It is management’s opinion, however, that all material adjustments (consisting of normal and recurring adjustments) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Indoor Harvest Corp. (the “Company,”) is a Texas corporation formed on November 23, 2011. From its inception, the Company, through its brand name Indoor Harvest ®, specialized in equipment design, development, marketing and direct-selling of commercial grade aeroponics fixtures and supporting systems for use in urban Controlled Environment Agriculture (“CEA”) and Building Integrated Agriculture (“BIA”).

In the first half of 2017, the Company transitioned from an engineering, procurement, and construction management company for the vertical farming industry, into a developer of personalized cannabis medicines, and a provider of advanced cultivation technology, methods, and processes for cannabis production. Through its historical and current business and its brand name, Indoor Harvest ®, the Company continues to be a full-service state of the art design-build engineering firm for the indoor farming industry.

These unaudited interim condensed financial statements should be read in conjunction with the financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on April 17, 2017.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates include but are not limited to the estimate of percentage of completion on construction contracts in progress at each reporting period which we rely on as a primary basis of revenue recognition, estimated useful lives of equipment for purposes of depreciation and the valuation of common shares issued for services, equipment and the liquidation of liabilities.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less to be cash and cash equivalents.

Accounts Receivable and Work in Progress

Work in progress consists of costs recorded and revenue earned on projects recognized on the percentage of completion method for work performed on contracts in progress at September 30, 2017, and December 31, 2016. The Company records revenue based on contractual agreements entered into at the inception of construction contracts. Amounts are payable from customers based on milestones established in each contract. Amounts are billed at milestone completion and are reflected as accounts receivable when billed. Costs and estimated earnings are accumulated on projects in process and compared to amounts billed based on the percentage of completion method of accounting (cost to cost). Costs incurred in excess of amounts billed and related profit recognized are reflected as an asset on the balance sheet as costs and estimated earnings in excess of billings. Unearned billings are reflected in the balance sheet as a liability as billings in excess of costs and estimated earnings on projects in process (See Note 6).

Inventories

Inventory consists primarily of raw materials and packaging materials and is valued at the lower of cost or market. Cost is determined using the weighted average method and the average cost is recomputed after each inventory purchase or sale. Inventory is periodically reviewed to identify obsolete or damaged inventory and impaired values. Inventory is comprised of raw materials such as steel for our framing systems and packaging materials such as boxes and pallets valued at $2,360 at both September 30, 2017, and December 31, 2016.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 605, Revenue Recognition. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company will generate revenue from the design and installation of the equipment and licensing of technology.

Revenue from construction contracts are reported under the percentage of completion method for financial statement purposes. The estimated revenue for each contract reflected in the financial statements represent that percentage of estimated total revenue that costs incurred to date bear to estimated total costs, based on the Company’s current estimates. With respect to contracts that extend over one or more accounting periods, revisions in costs and revenue estimates during the work are reflected in the period the revisions become known. When current estimates of total contract costs indicate a loss, provision is made for the entire estimated loss.

The asset, “costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenues recognized in excess of amounts billed. The liability, “Estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

Billing practices for these projects are governed by the contract terms of each project based upon actual costs incurred, achievement of milestones, or pre-agreed schedules. Billings do not necessarily correlate with revenue recognized under the percentage of completion method of accounting. Except for claims and change orders that are in the process of being negotiated with customers, unbilled work is usually billed during normal billing processes following achievement of the contractual requirements.

Stock Based Compensation

The Company recognizes stock-based compensation in accordance with ASC 718-10, Stock Compensation. ASC 718-10 focuses on transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus in which an entity obtains employee services in stock-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award (with limited exceptions).

Basic Loss per Share

Basic loss per share amounts are calculated based on the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share is based on the weighted average numbers of shares of common stock outstanding for the periods, including dilutive effects of stock options, warrants granted and convertible preferred stock. Dilutive options and warrants that are issued during a period or that expire or are canceled during a period are reflected in the computations for the time they were outstanding during the periods being reported. Since the Company has incurred losses for all periods, the impact of the common stock equivalents would be antidilutive and therefore are not included in the calculation.

The Company has the following common stock equivalents for the nine months ended September 30, 2017 and 2016, respectively:

	September 30, 2017	September 30, 2016
Convertible debt (exercise price - $0.07/share)	—	1,307,190
Convertible debt (exercise price - $0.30/share)	916,667	—
Series A convertible preferred shares (exercise price - $0.08/share)	—	3,267,974
	916,667	4,575,164

Fair Value of Financial Instruments

The Company adopted ASC 820 Fair Value Measurements for financial and non-financial assets and liabilities. The adoption did not have a material impact on our results of operations, financial position or liquidity. This standard defines fair value and provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

●	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

●	Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

●	Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Carrying amounts reported on the balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to their relatively short maturity. Debt classified as Level 2 in the fair value hierarchy represent note payable, net of debt discount, of $0 and $209,786 at September 30, 2017 and December 31, 2016, respectively, and convertible notes payable of $247,986 and $122,383 at September 30, 2017 and December 31, 2016, respectively.

Income Taxes

The Company accounts for income taxes pursuant to ASC 740 Income Taxes. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position.  If the more likely than not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all the deferred tax asset will not be realized.

ASC 740 implements a process for measuring those tax positions that meet the recognition threshold of being ultimately sustained upon examination by the taxing authorities. There are no uncertain tax positions taken by the Company on its tax returns. The Company files tax returns in the U.S. and states in which it has operations and is subject to taxation.

Tax years 2016, 2015, 2014, 2013, 2012 and 2011, remain subject to examination by the Internal Revenue Service (“IRS”) and respective states.

Property and Equipment

Property and equipment is recorded at cost and depreciated or amortized using the straight-line method over the estimated useful life of the asset or the underlying lease term for leasehold improvements, whichever is shorter. The estimated useful life by asset description is noted in the following table:

Asset Description	Estimated Useful Life (Years)
Furniture and equipment	3 - 5
Tooling equipment	10
Leasehold improvements	*

* The shorter of 5 years or the life of the lease.

Additions are capitalized and maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of equipment are reflected in other income.

Goodwill and Other Intangible Assets

Goodwill and indefinite-lived intangible assets are not amortized but are evaluated for impairment annually or more often if indicators of a potential impairment are present. In connection with the merger with Alamo CBD LLC, the Company has subsumed into goodwill all intangible assets acquired in the transaction. Indefinite-lived intangible assets consist of the Company’s domain name. Finite-lived intangible assets include software and is amortized over a 3 to 5 year period.

In accordance with ASC 350 Goodwill and Other Intangible Assets, goodwill and indefinite-lived intangible assets are reviewed annually for impairment or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. There were no impairment charges taken during the nine months ended September 30, 2017 and 2016.

Intangible assets consist of the following at September 30, 2017 and December 31, 2016:

Classification	September 30, 2017	December 31, 2016
Domain name	$2,000	$2,000
Facilities Manager’s Package Online (software)	1,022	1,022
MLC CD Systems (software)	7,560	7,560
Total	10,582	10,582
Less: Accumulated amortization	(4,261)	(2,978)
Intangible assets, net	$6,321	$7,604

Patent and Patent Application Expenses

Although the Company believes that its patent and underlying technology will have continuing value, the amount of future benefits to be derived from the patent is uncertain. Therefore, patent costs are expensed as incurred.

Research and Development

Research and development expenditures are charged to expense as incurred. Research and development expense for the three and nine months ended September 30, 2017 and 2016 are as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Research and development expense	$—	$6,376	$1,625	$15,047

Advertising Expense

Advertising and promotional costs are expensed as incurred. Advertising expense for the three and nine months ended September 30, 2017 and 2016, are as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Advertising expense	$3,298	$5,418	$16,185	$67,079

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect as of the date of the issuance of these financial statements. The following pronouncements may impact future reporting of financial position and results of operations. Management is currently assessing implementation.

The FASB issued Accounting Standards Update (ASU) No. 2017-01, Business Combinations (Topic 805) clarifying the definition of a business. The amendment affects all companies and other reporting organizations that must determine whether they have acquired or sold a business. For public companies, the amendment is effective for annual periods beginning after December 15, 2017, including interim periods within those periods.

The FASB issued ASU No. 2016-02, Leases (Topic 842) providing new lease accounting guidance. The standard requires the recognition of right-of-use assets and lease liabilities for all long-term leases, including operating leases, on the balance sheet. The standard also provides additional guidance on the measurement of the right-of-use assets and lease liabilities and will require enhanced disclosures about the Company’s leasing arrangements. Under current accounting standards, substantially all the Company’s leases are considered operating leases and, as such, are not recognized on the Consolidated Balance Sheet. This standard is effective for the Company beginning on January 1, 2019, with early adoption permitted.

The FASB issued ASU No. 2016-09, Compensation - Stock Compensation (Topic 718) providing improved accounting for employee share-based payments. The standard affects all organizations that issue share-based payment awards to their employees. For public companies, the amendment is effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods.

The FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606). This standard requires an entity to recognize the amount of revenue to which it expects to be entitled to for the transfer of promised goods or services to customers. The new standard was originally effective on January 1, 2017; however, in July 2015 the FASB decided to defer the effective date by one year. Early application is not permitted but reporting entities may choose to adopt the standard as of the original effective date. The standard permits the use of either the retrospective or cumulative effect transition method.

Derivative Liability

The Company accounts for derivative instruments in accordance with ASC 815 Derivatives and Hedging, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At September 30, 2017 and December 31, 2016, the Company did not have any derivative instruments that were designated as hedges.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a beneficial conversion feature (“BCF”) and related debt discount. When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument. The discount is amortized to interest expense over the life of the debt.

NOTE 2 - GOING CONCERN

As reflected in the accompanying unaudited financial statements, the Company had a net loss of $2,000,196, net cash used in operations of $1,040,864 and has an accumulated deficit of $5,996,968 for the nine months ended September 30, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on Management’s plans which include potential asset acquisitions, mergers or business combinations with other entities, further implementation of its business plan and continuing to raise funds through debt or equity financings. The Company will likely rely upon related party debt or equity financing to ensure the continuing existence of the business.

The Company’s business plan is to engage in the design and development of commercial grade aeroponics fixtures and supporting systems for use in CEA and BIA cannabis production and to develop personalized cannabis medicines, as a provider of advanced cultivation technology, methods and processes. The Company provides the cannabis industry production platforms for CEA and BIA production. During the next twelve months, the Company’s strategy is to:

●	Complete ongoing product development;

●	Advance product assembly;

●	Construct a research cultivation site for marketing and research and development purposes;

●	Off design-build services to partners; and

●	Establish its long-term strategy to directly sell, lease, and license its patent-pending cannabis cultivation technologies and methods.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at September 30, 2017 and December 31, 2016:

Classification	September 30, 2017	December 31, 2016
Furniture and equipment	$124,379	$123,827
Tooling equipment	27,015	27,015
Leasehold improvements	57,780	57,780
Computer equipment	6,169	6,169
Research and development lab	63,177	63,177
Total	278,520	277,968
Less: Accumulated depreciation	(157,315)	(119,550)
Property and equipment, net	$121,205	$158,418

Depreciation expense for the nine months ended September 30, 2017, totaled $37,765.

NOTE 4 - COMMITMENTS & CONTINGENCIES

Alamo CBD

On January 3, 2017, the Company signed a binding LOI with Alamo CBD to enter discussions to combine and create a medical cannabinoids pharmaceutical group. On August 3, 2017, the Company formed Alamo Acquisition, LLC, a Texas limited liability company, in which the Company owns 100% of Alamo Acquisition, LLC member interests.

On August 4, 2017, the Company entered into an Agreement and Plan of Merger and Reorganization, by and among the Company, Alamo Acquisition LLC, and Alamo CBD (the “Agreement”). On August 8, 2017, Chad Sykes, Founder and Chief of Cultivation of the Company, returned 2,500,000 shares of common stock to the Company in anticipation of the merger of the Company and Alamo CBD (the “Merger”) to be consummated pursuant to the Agreement. The Company recorded the return of shares at a fair value of $550,000 ($0.22 per share) based upon the most recent trading price per share of the Company’s stock. The return of common stock by Chad Sykes was a non-cash transaction and has been recorded as a reduction of goodwill related to the Merger. On September 6, 2017, the Company issued an aggregate of 7,584,008 shares of common stock to the members of Alamo CBD related to the Merger. The Company recorded fair value of $1,440,961 ($0.19 per share) based upon the most recent trading price per share. The Company subsumed into goodwill all intangible assets acquired in the transaction. The aggregate value of goodwill at September 30, 2017 is $890,961.

Vyripharm Joint Venture

On March 23, 2017, the Company entered into a Contractual Joint Venture Agreement with Vyripharm and Alamo CBD, pursuant to which the parties agreed to participate in an unincorporated joint venture (the “Joint Venture”). The intent of the Joint Venture was for the Parties to work together to enhance the ability of Alamo CBD to apply for and obtain licensure, or a permit, to grow and/or dispense marijuana products for medical and/or consumer use through the Texas Compassionate Use Program. As of March 31, 2017, the Company paid Vyripharm $250,000 that was recorded as an Investment in Joint Venture on the balance sheet. Subsequently, the Joint Venture failed to receive licensure in Texas. However, the Joint Venture placed 16 out of 43 applicants and its application is currently considered pending by the Department of Public Safety (“DPS”).

On August 7, 2017, after negotiations, the Company advised Vyripharm that it intended to voluntarily default on the Contractual Joint Venture. Company management determined that without a license to produce cannabis, the Company would not be able to fully utilize the intent of the Joint Venture partnership and the Company would be financially burdened by the ongoing Joint Venture terms. Both parties agreed that this decision would not impair either party’s ability to pursue a Joint Venture in the future after the Company, or Alamo CBD, obtained license to produce cannabis. As such, Indoor Harvest recorded a loss on investment of the Joint Venture for the nine months ending September 30, 2017 of $250,000 as presented in the Condensed Statements of Operations.

Deferred Rent

Deferred rent payable at September 30, 2017 was $6,808. Deferred rent payable is the sum of the difference between the monthly rent payment and the straight-line monthly rent expense of an operating lease that contains escalated payments in future periods.

Rent expense for the three and nine months ended September 30, 2017 and 2016, were:

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Rent expense	$12,788	$12,788	$39,763	$38,616

NOTE 5 - CONCENTRATIONS

At September 30, 2017 and December 31, 2016, the Company had concentrations of accounts receivable of:

Customer	September 30, 2017	December 31, 2016
Tweed, Inc.	—%	100%

For the three months ended September 30, 2017 and 2016, the Company had a concentration of sales of:

	Three Months Ended
Customer	September 30, 2017	September 30, 2016
Bright Orchard	66%	—%
Tweed	34%	—%
University of Arizona CEAC	—%	24%
ER Michigan	—%	76%

 For the nine months ended September 30, 2017 and 2016, the Company had a concentration of sales of:

	Nine Months Ended
Customer	September 30, 2017	September 30, 2016
Bright Orchard	66%	—%
Tweed	34%	—%
University of Arizona CEAC	—%	22%
GSS Colorado	—%	6%
ER Michigan	—%	34%
PH Research Platform	—%	5%
UB Poland	—%	33%

NOTE 6 - WORK IN PROCESS

Work in progress as of September 30, 2017 and December 31, 2016, consisted of the following:

Description	September 30, 2017	December 31, 2016
Costs incurred on uncompleted contracts	$—	$80,620
Estimated earnings	—	—
Less: Billings to date	—	(100,775)
Total	$—	$(20,155)

Reflected in balance sheet as:
Costs and estimated earnings in excess of billings on contracts in process	$—	$—
Billings in excess of costs and estimated earnings on contracts in process	—	20,155
Total	$—	$20,155

NOTE 7 - NOTE PAYABLE

	September 30, 2017	December 31, 2016
On June 5, 2015, the Company entered into a five-year loan agreement totaling $36,100. The loan carries interest at a rate of 10.25%.	$22,105	$27,132
Less: current portion	7,330	6,790
Long-term note payable, net	$14,775	$20,342

NOTE 8 - DEBT AND CONVERTIBLE LOAN PAYABLE

Convertible Note Payable

On March 20, 2017, the Company entered into a settlement agreement relating to a promissory note with Chuck Rifici Holdings, Inc. originally dated September 26, 2016 (“Rifici Note”). The Company settled the amount owed by paying $269,498 in cash. The Company was released from any further liability under this Rifici Note upon payment of this amount.

On March 20, 2017, the Company entered into a settlement agreement relating to two (2) promissory notes with FirstFire Global Opportunities Fund, LLC dated October 19, 2016 and December 12, 2016. Pursuant to the settlement, the Company paid the holder an aggregate of $252,917 in cash and issued 333,333 shares of common stock with a fair value of $100,000 based upon the conversion price of $0.30 per share. The Company was released from any further liability under this FirstFire Global Opportunities Fund, LLC note upon payment of this amount.

On March 24, 2017, the Company entered into a securities purchase agreement with Tangiers Global, LLC (“Tangiers”) relating to the issuance and sale of notes (“Tangiers Note”) in the aggregate principal amount of up to $550,000, which includes a 10% original issue discount. The Tangiers Note is convertible into shares of common stock at a price equal to $0.30 per share. The Tangiers Note carries interest on the unpaid principal amount at the rate of 8% per annum and is due and payable eight months from the effective date of each payment. For the nine months ended September 30, 2017, the Company received an initial $250,000 payment under the Tangiers Note, which when added to the 10% original issuance discount fee of $25,000, represents a $275,000 face amount outstanding (the “First Draw”).

On October 10, 2017, the Company executed Amendment #1 (“Amendment #1”) to the Tangiers Note for a final draw of $250,000 payment plus a 10% original issue discount (the “Final Draw”). Amendment #1 modified the maturity date of the Tangiers Note from eight months to six months from the effective date of each payment. In addition, Amendment #1 included use of proceeds for the $250,000 received from Tangiers. All other terms and conditions of the Tangiers Note remain effective and were not amended.

The execution of Amendment #1 caused the Company to default on the First Draw due to the acceleration of the maturity date. The default caused an increase in the interest rate on the First Draw from 8% to 18% and allows Tangiers to demand payment in cash equal to 150% of the outstanding principal and interest, which is automatically added to the outstanding principle, and convert all or a portion of the outstanding principal into shares of common stock of the Company. The default conversion rate of the Tangiers Note is the lower of the conversion rate then in effect or 65% of the lowest trading price for the 15 days prior to Tangiers’ notice of conversion.

On October 17, 2017, the Company converted debt and accrued interest, totaling $30,000 into 329,670 shares of common stock. (See also Note 11).

For the three and nine months ended September 30, 2017, the Company accrued $5,545 and $11,874, respectively, in accrued interest related to outstanding the note.

Debt Discount and Original Issuance Costs for Convertible Note

During the nine months ended September 30, 2017 and 2016, the Company recorded debt discounts and original issuance costs totaling $120,333 and $380,267, respectively.

The debt discounts recorded in 2017 and 2016, pertain to beneficial conversion feature on the convertible notes. The notes are required to be bifurcated and reported at fair value on the date of grant. (see Note 1 Fair Value Measurements).

The Company amortized $294,888 and $331,034 to interest expense during the nine months ended September 30, 2017 and 2016, respectively.

	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Debt discount, beginning of period	$152,617	$—
Additional debt discount and debt issue cost	120,333	417,834
Amortization of debt discount and debt issue cost	(245,937)	(265,217)
Debt discount, end of period	$27,013	$152,617

Debt Issuance Costs for Convertible Note

During the nine months ended September 30, 2017 and 2016, the Company did not pay debt issuance costs.

During the nine months ended September 30, 2017 and 2016, the Company amortized $7,473 and $0 of debt issue costs, respectively.

	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Debt discount, beginning of period	$7,473	$—
Additional debt discount	—	10,000
Amortization of debt discount	(7,473)	(2,527)
Debt discount, end of period	$—	$7,473

Debt Discount for Promissory Note

During the nine months ended September 30, 2017 and 2016, the Company recorded debt discount of $0 and $34,112, respectively.

The Company amortized $15,715 and $767 to interest expense during the nine months ended September 30, 2017 and 2016, respectively.

	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
Debt discount, beginning of period	$15,715	$—
Additional debt discount		34,112
Amortization of debt discount	(15,715)	(18,398)
Debt discount, end of period	$—	$15,715

NOTE 9 - RELATED PARTY TRANSACTIONS

On August 8, 2017, Chad Sykes, Founder and Chief of Cultivation, returned 2,500,000 shares of common stock to the Company related to the merger of the Company and Alamo CBD. The Company recorded fair value of $550,000 ($0.22 per share) based upon the most recent trading price per share of the Company’s stock.

On September 6, 2017, the Company issued 2,957,763 shares of common stock to Dr. Lang Coleman, Director, related to the merger of the Company and Alamo CBD.

On September 6, 2017, the Company issued 758,401 shares of common stock Rick Gutshall, Interim-Chief Executive Office, Chief Financial Officer and Director, related to the merger of the Company and Alamo CBD.

On September 15, 2017, the Company issued 250,000 shares of common stock related to an Employment Agreement with Annette Knebel, Chief Accounting Officer and Director.

NOTE 10 - STOCKHOLDERS’ EQUITY (DEFICIT)

Series A Convertible Preferred Stock

During the third quarter of fiscal 2016, the Company initiated a subscription agreement to offer accredited investors up to 1,000,000 units (“units”) of securities, each unit consists of one (1) share of Series A Convertible Preferred Stock and one (1) Series A Warrant (“warrant”). The price per unit was $0.50 for a maximum aggregate proceeds of $500,000. There are no dividends on the Series A Convertible Preferred Stock. The warrants were exercisable at $0.50 per share for a period of one year. As of September 30, 2017, the warrants were not exercised. Therefore, the Company has disclosed the expiration of the warrants.

From August 15 to August 29, 2016, the Company sold an aggregate of 250,000 units to three (3) investors for total proceeds of $125,000. During the nine months ended September 30, 2017 and 2016, the Company amortized $33,238 and $0 of debt discount related to the warrants, respectively. The remaining debt discount related to the warrants is $0.

On March 20, 2017, the Company’s Series A Preferred Convertible Stock shareholders (“Series A Holders”) each voted to waive and remove the provisions of Section 5(iii) of the Certificate of Designations of the Series A Preferred Stock. Series A Holders have each agreed individually and also as a group to convert their Series A Convertible Preferred Stock into common stock at a conversion price equal to $0.30 per share. A total of 250,000 shares of the Company’s Series A Preferred Convertible Stock were converted into an aggregate of 416,667 shares of common stock.

From April 26, 2017 through May 3, 2017, the Company sold an aggregate of 750,000 shares of Series A Preferred Common Stock to thirteen (13) U.S. accredited investors at $0.40 per share for proceeds of $300,000.

Common Stock

January 16, 2017, the Company issued 145,740 shares of common stock related to a Director Agreement with Pawel Hardej. The Company recorded fair value of $64,126 ($0.44/share) based upon the most recent trading price per share of the Company’s stock.

January 16, 2017, the Company issued 41,640 shares of common stock related to a Director Agreement with John Zimmerman. The Company recorded fair value of $18,322 ($0.44/share) based upon the most recent trading price per share of the Company’s stock.

January 16, 2017, the Company issued 62,460 shares of common stock related to a Director Agreement with John Choo. The Company recorded fair value of $27,482 ($0.44/share) based upon the most recent trading price per share of the Company’s stock.

January 17, 2017, the Company issued 800,000 shares of common stock to Lyons Capital, LLC for a six-month consulting and road show services agreement. The Company recorded fair value of $352,000 ($0.44/share) based upon the most recent trading price per share of the Company’s stock.

From February 22, 2017 through March 15, 2017, the Company sold, in reliance upon Regulation D Rule 506, a total of 2,060,000 shares of common stock to seventeen (17) U.S. accredited investors at $0.40 per share for cash totaling $824,000.

On March 20, 2017, the Company settled the amount owed to FirstFire Global Opportunities Fund LLC by paying $252,917 in cash and issuing 333,333 shares of common stock with a fair value of $100,000 based upon the conversion price of $0.30/share (See Note 8).

On March 20, 2017, a total of 250,000 shares of the Company’s Series A Preferred Convertible Stock were converted into 416,667 shares of common stock. The Company recorded fair value of $175,000 ($0.42/share) based upon the most recent trading price per share of the Company’s stock.

On June 1, 2017, the Company issued 250,000 shares of common stock for a 12-month investor relations consulting agreement. The Company recorded fair value of $55,000 ($0.22/share) based upon the most recent trading price per share of the Company’s stock.

On August 8, 2017, Chad Sykes, Founder and Chief of Cultivation, returned 2,500,000 shares of common stock to the Company in anticipation of the Merger. The Company recorded the return of shares at a fair value of $550,000 ($0.22 per share) based upon the most recent trading price per share of the Company’s stock. The return of common stock by Chad Sykes was a non-cash transaction and has been recorded as a reduction of goodwill related to the Merger.

On September 6, 2017, the Company issued an aggregate of 7,584,008 shares of common stock to Alamo CBD, in connection with the Merger the Company recorded fair value of $1,440,961 ($0.19 per share) based upon the most current trading price of the Company’s stock.

On September 15, 2017, the Company issued 250,000 shares of common stock related to an Employment Agreement with Annette Knebel, Chief Accounting Officer and Director. The Company recorded fair value of $50,000 ($0.20 per share) based upon the most current trading price of the Company’s stock.

Common Stock Warrants

On September 26, 2016, the Company issued the Rifici Note to Chuck Rifici Holdings, Inc., relating to the issuance of $225,500 in aggregate principal including a $204,000 actual payment of purchase price plus a 10% original issue discount. In conjunction with the issuance of the Rifici Note, the Company issued a one-year warrant to purchase 250,000 shares of common stock at an exercise price of $0.30 per share (See Note 8). The warrant expired September 26, 2017 and was not exercised.

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)
Balance, December 31, 2016	500,000	0.40	—
Granted	—	—	—
Exercised	—	—	—
Canceled/Forfeited	250,000	0.50	—
Expired	250,000	0.30	—
Balance September 30, 2017	—	$—	$—

For the nine months ended September 30, 2017, no warrants were outstanding.

For the year ended December 31, 2016, the following warrants were outstanding:

Exercise Price Warrants Outstanding	Warrants Exercisable	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value

$ 0.30-0.50	500,000	0.69	32,500

Lattice Binomial model was used to value aggregate intrinsic value.

NOTE 11 - SUBSEQUENT EVENTS

On October 10, 2017, the Company executed Amendment #1 to the March 24, 2017 Tangiers Note for $250,000 payment plus a 10% original issue discount. The maturity date is six months from the effective date. All other terms and conditions of the Tangiers Note remain effective.

On October 12, 2017, the Company entered into an Investment Agreement with Tangiers Global, LLC (“Tangiers Global”) pursuant to which the Company may issue and sell to Tangiers Global up to $2,000,000 of the Company’s common stock. Concurrently, on October 12, 2017, the Company entered into a Registration Rights Agreement with Tangiers Global. The Investment Agreement shall terminate upon the earlier of: (i) the issuance of $2,000,000 of shares, (ii) 36 months after the Effective Date (as defined in the Investment Agreement), (iii) at such time the Registration Statement (as defined in the Investment Agreement) is no longer effective, or (iv) by the Company at any time by providing 15 days written notice to Tangiers Global.

On October 12, 2017, the Company issued a promissory note to Tangiers Global, in the principal amount of $50,000 in order to induce Tangiers Global to enter into the Investment Agreement. The note bears interest at a rate of 10% per annum and matures on May 12, 2018. Tangiers Global may, at any time, convert the unpaid principal amount of the note into shares of the Company’s common stock at a conversion price of $0.1666 per share.

On October 17, 2017, the Company converted debt and accrued interest, totaling $30,000 into 329,670 shares of common stock.

On November 1, 2017, John Seckman resigned as a Director and as a member of the board of directors of the Company, effective December 4, 2017. Mr. Seckman’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices, the Company’s management or the Board. Mr. Seckman’s resignation was due to time constraints based on new business and increasing demands of John Seckman and Associates, of which Mr. Seckman is principal.

On December 13, 2017, Mr. Rick Gutshall resigned as Chief Financial Officer. Mr. Gutshall’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices. Mr. Gutshall shall remain as Interim Chief Executive Officer and as a member of the Board of Directors, as described in the Company’s Form 8-K filed with the SEC on August 14, 2017.

On December 13, 2017, Ms. Annette Knebel resigned as Chief Accounting Officer and was appointed Chief Financial Officer by the Company’s Board of Directors. Ms. Knebel’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices. Ms. Knebel shall remain as a member of the Board of Directors, as described in the Company’s Form 8-K filed with the SEC on August 14, 2017.

Furthermore, Ms. Knebel was appointed Chief Financial Officer of the Company. There are no current arrangements or understandings between either Ms. Knebel or any other person pursuant to which she was appointed as Chief Financial Officer. The Company and Ms. Knebel intend to address her employment agreement in the near future, which agreement shall appropriately be disclosed at such time. There are no family relationships between Ms. Knebel and any of our other officers and directors and no related party transactions required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

On December 13, 2017, Mr. John Zimmerman resigned as Vice President of Business Development. Mr. Zimmerman’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices. Mr. Zimmerman shall remain as a member of the Board of Directors.

On December 18, 2017, the Company converted debt and accrued interest, totaling $45,000 into 516,648 shares of common stock.

On January 9, 2018, the Company converted debt and accrued interest, totaling $100,000 into 899,685 shares of common stock.

On January 15, 2018 Ms. Sandra Fowler, was appointed as the Chief Marketing Officer of the Company. Pursuant to the terms of the Fowler Employment Agreement, Ms. Fowler shall serve as Chief Marketing Officer of the Company. The initial term of the agreement will expire on January 15, 2019 and commencing on January 15, 2019 and on each anniversary of such date thereafter, the term of the Fowler Employment Agreement shall automatically renew for a one-year period, unless earlier terminated by either party pursuant to the terms of the Fowler Employment Agreement. In consideration for Ms. Fowler’s services, under the Fowler Employment Agreement, Ms. Fowler shall receive (i) an annual base salary of $48,000 and (ii) 200,000 shares of restricted common stock of the Company. Further, pursuant to the Fowler Employment Agreement, the Company agreed to revise the annual base compensation for Ms. Fowler to $65,000, after 90 days of the execution of the Fowler Employment Agreement, or after the Company raises not less than $1,000,000 from sales of its equity securities subsequent to the execution of the Fowler Employment Agreement, whichever may come first. In addition, Ms. Fowler shall be eligible to participate in any equity-based incentive compensation plan or programs adopted by the Company’s board of directors.

On January 16, 2018, the Company issued and sold an 8% Fixed Convertible Promissory Note (the “Note”) to Tangiers (the “Buyer”), in the aggregate principal amount of up to $550,000, with an initial consideration of $82,500 in aggregate principal amount including $75,000 actual payment of purchase price plus a 10% original issue discount (the “principal amount”).

Convertible Note

On the Closing Date, the Company issued a Note in the aggregate $550,000 in face value, which will, by the principal terms:

●	Bears guaranteed interest at 8% on the unpaid principal amount. Any principal amount or interest which is not paid when due shall bear interest at the rate of 18% per annum or the highest rate permitted by law per annum from the due date until the same is paid (the “default interest”);

●	Mature on July 15, 2018 and may be prepaid in whole or in part except otherwise explicitly set forth in the Note. If the Company exercises its right to prepay or repay the Note, the Company shall make payment to the Buyer of an amount in cash equal to the sum of 115% under 90 days, 120% within 91-135 days, 125% within 136-180 days from the effective date, multiplied by the principal amount plus accrued and unpaid interest on the principal amount to the optional prepayment date plus default interest, if any.

●	Convert into shares of common stock at a price equal to $0.30; provided, however that if the Note is not retired on or before the maturity date, the maturity default conversion price shall be equal to the lower of: (i) the fixed conversion price or (ii) 65% multiplied by the lowest trading price of the Company’s common stock in the fifteen (15) consecutive trading day period immediately preceding the trading day that the Company receives a notice of conversion (as defined in the Note).

Events of Default

Subject to applicable cure periods and delivery of written notice to the Company if applicable, the Notes shall become immediately due and payable upon occurrence of an event of default (as defined in the Note) and the conversion price shall be adjusted as set forth in the Notes if applicable.

Use of Proceeds

The Company agreed to use the proceeds under the Note as payment to Zoned Properties pursuant to an extension of the Parachute, CO LOI and to provide bridge capital for general working and not for the repayment of any indebtedness owed to officers, directors or employees of the Company or their affiliates or in violation or contravention of any applicable law, rule or regulation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this filing. Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. Although the forward-looking statements in this Report reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Forward-Looking Statements

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements and the related notes, and other financial information included in this filing.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filings with the Securities and Exchange Commission.

Although the forward-looking statements in this Report reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

We, under our brand name Indoor Harvest®, are a developer of personalized cannabis medicines and a provider of advanced cultivation methods and processes for the cannabis industry. We are seeking to use the relationships and technology we have developed to become a registered producer and seller under the CSA of pharmaceutical grade cannabis for research by third parties developing targeted treatment for specific medical symptoms.

We have developed a patent pending aeroponic process of growing cultivars in an air or mist environment without the use of soil or an aggregate growing medium. Aeroponic production differs from both conventional hydroponics and in-vitro (plant tissue culture) growing. Unlike hydroponics, which uses water as a growing medium and essential minerals to sustain plant growth, aeroponics is conducted by suspending plant roots in the air and spraying them with a nutrient-laden mist. Because water is used in aeroponics to transmit nutrients, it is sometimes considered a type of hydroponics. Our aeroponic process and production methods provide an ability to test the phenotypic plasticity of cannabis and to test and develop specific phenotypic response. Phenotypic plasticity refers to the changes in cannabis morphology and physiology due to its adaption to a unique environment and its impact on phytochemical production.

We, through our wholly owned subsidiary Alamo CBD, have applied to produce and dispense low- THC cannabis under the TCUP. THC is a psychotropic cannabinoid and is the principal psychoactive constituent of cannabis. We have signed a binding LOI with Zoned Properties outlining three independent pending agreements to complete research and development projects for licensed medical cannabis facilities to be located in Tempe, Arizona, Parachute, Colorado and Stockdale, Texas or other location to be determined after approval of a provisional license under the TCUP. The Company intends to generate revenue from the manufacture and distribution of low-THC cannabis to treat intractable epilepsy under the TCUP, through related engineering, project management, equipment leasing and technology licensing from constructed facilities in Tempe, Arizona and Parachute, Colorado and through the development and licensing of related environmental and climate recipes.

We are an “emerging growth company” (“EGC”) that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (“the JOBS Act”), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the SEC’s reporting and disclosure rules. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. Because of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our operational expenditures are primarily related to developing our technology, sources and methods, developing research partnerships and collaborations and the costs related to being a fully reporting company with the SEC.

Current Projects

On May 31, 2017, the Company notified Canopy Growth that it had completed the majority of work under Phase Two of its Cannabis Pilot. The Company installed 13 HPA Table systems and 1 custom built Nutrient Pump Skid at Canopy Growth for an internal economic pilot. During Phase Two, the Company submitted proposals to Canopy Growth for three designs for potential New IP development. Canopy Growth did not pursue these proposals to develop New IP and chose to procure only the Company’s HPA Table system and a custom built Nutrient Pump Skid that was integrated into existing fertigation and mechanical systems at Canopy Growth. As a result of integration into existing facilities, the Company provided Canopy Growth with a limited warranty. The Company additionally informed Canopy Growth that it would not seek continued development under the Cannabis Pilot. As a result, the Cannabis Pilot expired on December 18, 2017.

On July 10, 2017, Indoor Harvest Corp entered into a Cultivation Design Agreement with Bright Orchard Developments, Ltd., for the design of an aeroponic cannabis production facility by a pending licensed producer in Canada.

On October 11, 2017, the Company entered into a binding LOI with Zoned Properties outlining three pending independent agreements to complete research and development projects for licensed medical cannabis facilities to be located in Tempe, Arizona, Parachute, Colorado and Stockdale, Texas or other location to be determined after approval of a provisional license under the TCUP. Zoned Properties is an OTCQX quoted Company and strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical cannabis industry.

Under the terms of the binding LOI, the two companies will work together to mutually agree upon terms, provisions and obligations of three simultaneous, independent agreements.

●	Tempe Arizona Research Cultivation Site – an agreement for the development and installation of a research cultivation site utilizing Indoor Harvest’s cultivation technology and equipment within at most 2,500 square feet of space at Zoned Properties’ Tempe Medical Marijuana Business Park.

●	Parachute Colorado Production Facility – an agreement for the development and operation of Zoned Properties’ Parachute Medical Marijuana Business Park and for Indoor Harvest to engage Zoned Properties as the exclusive Strategic Development Advisory.

●	Texas Compassionate Use Program Applicant – an agreement for Indoor Harvest to engage Zoned Properties as the exclusive Strategic Development Advisory for Indoor Harvest’s anticipated future development located in Stockdale, Texas or at another location to be determined.

Execution of any of the three individual agreements is subject to, among other things, satisfactory due diligence and the negotiation and execution of definitive agreements, each of which will contain customary representations, warranties, covenants and closing conditions. There is no assurance that any or all of the agreements will be executed.

The binding LOI includes non-refundable payments totaling $50,000 by Indoor Harvest to Zoned Properties. The payments are consideration for entering into the binding LOI and represents a 20% deposit to be applied towards the assignment of the Parachute Development Rights which have been valued at $250,000 within the binding LOI.

On October 26, 2017, the Company entered into a LOI with Harvest Air and on November 1, 2017, entered into a LOI with BIOS Lighting. The three companies plan to collaborate with Indoor Harvest towards the development of a fully integrated platform designed to provide cannabis producers the ability to manage and record phenotypic plasticity in the cannabis plant. By combining Indoor Harvest’s proven aeroponic methods, Harvest Air’s HVAC designs, and customized lighting solutions from BIOS Lighting, the three Companies plan to demonstrate an ability to manipulate and control phenotypic expression in the cannabis plant for the purpose of research and production of pharmaceuticals.

In addition to collaborative research and development, the group plans to develop advanced automation strategies to control the growth of cultivars with high pressure aeroponics by integrating power generation, HVAC, LED lighting systems, phytometric devices, and near-infrared technologies, into a fully integrated facilities package. By using real time measurements of plant physiological processes and precision management of the production facility environment, the group intends to offer scalable solutions and production methods designed specifically for cannabis phytochemistry and precise phytochemical production.

Prototype development will take place in Tempe, Arizona, as part of Indoor Harvest’s planned cannabis technology development described below. In exchange for Harvest Air and BIOS Lighting support and services, Indoor Harvest has agreed to exclusively utilize any developed hardware or strategies provided by both companies in its future developments in Parachute, Colorado and Stockdale, Texas, or other location in Texas approved under the TCUP as described in more detail below.

Tempe Arizona Research Cultivation Site

The Company plans to install 20 HPA Tables at an existing licensed medical cannabis production facility at Zoned Properties’ Tempe Medical Marijuana Business Park. The purpose of this project is to conduct a demonstration of the Company’s aeroponic technology while integrating LED and HVAC designs, provided by BIOS Lighting and Harvest Air, respectively. The resulting demonstration will be compared to traditional flood irrigation, HVAC and lighting methods. The Company plans to prepare a case study and white paper to showcase industry adoption value and to serve as a proof of concept for the construction of larger facilities in Parachute, Colorado and Stockdale, Texas, or other location in Texas approved under the TCUP.

Both Zoned Properties and Indoor Harvest will work together in good faith to mutually agree upon the terms, provisions and obligations of an agreement for the development, installation, and research of Indoor Harvest’s cultivation technology and equipment within at most 2,500 square feet of space at Zoned Properties’ Tempe Medical Marijuana Business Park located at 410 S. Madison Dr. Tempe, Arizona 85281. The Company expects to generate revenue from the Tempe, Arizona facility through future leasing and licensing agreements. The 20 HPA Table installation is expected to produce over 206 pounds of cannabis annually at under $150 per pound in cost of goods with an expected breakeven point of 430 pounds for the equipment. There is no assurance that any or all of the agreements will be executed.

Parachute Colorado Production Facility

The Company has secured rights to develop Zoned Properties Parachute Medical Marijuana Business Park. The Company intends to construct a 25,000 square foot facility based on the technology developed and tested at the Tempe Arizona Research Cultivation Site and to generate revenue through the leasing of the facility and licensing of the Company’s technology to either a medical or recreational licensee, which has yet to be determined. The Company would additionally conduct research and development towards creating specific environmental and climate recipes for the production of cannabis in order to produce and replicate a desired phenotypic response. The Company also expects to file an application with the DEA to register the facility under the CSA and to obtain rights to acquire the operating license from the licensee upon changes in Colorado law, which currently does not allow direct ownership by a publicly traded Company.

Both Zoned Properties and Indoor Harvest will work together in good faith to mutually agree upon the terms, provisions and obligations of an agreement for the assignment and/or sale of Zoned Properties’ Parachute Development Rights for the Parachute Marijuana Business Park located at Lot #7 N. Diamond Loop Rd, Parachute, Colorado 81635. The agreement would include: (a) the assignment and/or sale of the Parachute Development Rights from Zoned Properties to Indoor Harvest, and (b) the engagement by Indoor Harvest of Zoned Properties as the exclusive Strategic Development Advisor for the Parachute Property. The Company has paid a $25,000 deposit towards securing these rights. There is no assurance that any or all of the additional agreements will be executed or that the Company will be successful in registering the facility with the DEA.

Texas Compassionate Use Program Applicant

We, through our wholly owned subsidiary Alamo CBD, have applied to produce and dispense Low-THC cannabis under the TCUP to treat intractable. The Company plans to partner with Zoned Properties, Harvest Air and BIOS Lighting to develop a 50,000 square foot facility in Stockdale, Texas or other location to be determined after approval of a provisional license under the TCUP. Zoned Properties and Indoor Harvest will work together in good faith to mutually agree upon the terms, provisions and obligations of an Agreement for Indoor Harvest to engage Zoned Properties as the exclusive Strategic Development Advisory for Indoor Harvest’s development in Texas under the TCUP. The Company also expects to file an application with the DEA to register the facility under the CSA. The Company expects to generate revenue through the production and sale of cannabis under the TCUP. There is no assurance that any or all of the agreements will be executed or that the Company will be successful in obtaining a license to produce cannabis in Texas or in registering the completed facility with the DEA.

As published in the Texas DPS Self-Evaluation Report, on page 543, question (D), dated September 29, 2017, the DPS originally interpreted the statute as requiring a market-based system by which the number and location of licensees are determined by market factors rather than by regulation – as not mandating or limiting the number of licensed distributors. It was originally understood that the applicants would be required to satisfy certain basic requirements prior to licensure, and the ability to maintain compliance with DPS guidelines will be evaluated through on-going audits and inspections.

In late 2016, the DPS modified its approach to restrict the number of licenses to three. This necessitated the development of a competitive review process, where three applicants were conditionally approved based on the review of the submitted application materials. Upon successful onsite inspection of their facilities, qualified applicants will be issued licenses. Because of this competitive review process, Alamo CBD placed 16th out of 43 applicants and its application is currently considered pending by the DPS. The Company and other pending applicants have questioned the last-minute modification in approach by the DPS and the lack of transparency in the reviewing process.

The Company is a member of and is working with the Medical Cannabis Association of Texas and expects both lobbying and legislative efforts currently being undertaken to result in the program being expanded, additional permits being awarded, and new legislation being introduced in 2019 to allow for a separate permitting process to conduct cannabis research in line with the CSA. There is no guarantee that these efforts will result in the Company obtaining a license or permit to produce cannabis in Texas or that legislation will be adopted allowing a separate licensing or permitting process for research purposes.

Results of Operations

Year ended December 31, 2016 compared to year ended December 31, 2015

For the fiscal year ended December 31, 2016 we generated revenue of $163,996 with cost of sales of $111,581 resulting in gross income of $52,415 and gross margin of 32%. For the fiscal year ended December 31, 2015 we generated revenue of $89,200 with cost of sales of $64,668 resulting in gross income of $24,532 and gross margin of 28%. This represents an 84% increase in revenue year over year and an increase of 4% in gross margin year over year.

For the fiscal year ended December 31, 2016 and December 31, 2015, we incurred $1,305,472 and $1,279,597, respectively, in operating expenses. This represents a 2% increase year over year. The increase in our operating expenses are due to increases in costs related to additional payroll costs, building lease, increased operational activities and professional expenses related to being a publicly traded Company.

Our expenses related to research and development for the fiscal year ended December 31, 2016 and December 31, 2015 were $16,184 and $20,518, respectively, representing a 21% decline year over year. The decrease in research and development expenses was due to decreased costs associated with our collaborative research and development partnerships, in which we share some costs associated with research and development with our partners.

As of December 31, 2016, we had total liabilities of $450,908, while at December 31, 2015, we had total liabilities of $110,147, representing a 309% increase year over year. The increase was the result of accrued payroll expenses from hiring new employees, accounts payable and accrued expenses, billings in excess of costs and estimated earnings, and deferred rent on our building lease.

Deferred rent payable at December 31, 2016 was $8,513. Deferred rent payable is the sum of the difference between the monthly rent payment and the straight-line monthly rent expense of an operating lease that contains escalated payments in future periods.

Liquidity and Capital Resources

As of December 31, 2016, we had $122,755 in total current assets. We had current liabilities of $423,776 as of December 31, 2016. Accordingly, we had a working capital deficit of $301,021 as of December 31, 2016.

Operating activities used $662,170 in cash for the year ended December 31, 2016, as compared with $704,230 used for the year ended December 31, 2015, representing a 21% decline year over year. Our reduction in cash sued in operating activities was due to increased revenue generated year over year. Our negative operating cash flow for the year ended December 31, 2016, was mainly a result of our net loss for the period, offset by the effects of depreciation, loss on the sale of the asset, stock issued for services, increase in accounts receivable, inventory and prepaid expense, the increase in accounts payable and accrued liabilities and decrease in costs and estimated earnings in excess of billings for the ongoing projects, decrease in accrued compensation and a decrease in deferred rent.

Investing activities for the year ended December 31, 2016 used $2,294 in cash, as compared with using $60,795 for the year ended December 31, 2015.

Financing activities for the year ended December 31, 2016 generated $641,777 in cash, as compared with $312,699 for the year ended December 31, 2015. Proceeds from financing activities consisted primarily of proceeds from issuance of common stock for cash.

Cash Requirements: Current Operational Activities

Our estimated minimum day-to-day operational costs, exclusive of those costs in our Plan of Potential Future Operations for the next 12 months, as set forth before, are estimated to be approximately $434,112 to maintain current operational activities during the next 12 months. Our minimal annual operating expenses includes $352,000 in payroll expenses, our lease agreement for our 10,000 sq. ft. facility of $58,512 per year, our estimated annual utility expenses of $10,800 and $12,800 in miscellaneous operating expenses. In addition, we will have $125,000 in costs related to maintaining our publicly traded status over the next 12 months.

Cash Requirements: Potential Future Planned Operational Activities

During the next 12 months, we anticipate engaging in the additional planned operational activities set forth in the table below, although we may vary our plans depending upon operational conditions and available funding.

Category	Estimated Time	Estimated Cost
Development Rights, Parachute, Colorado	Q1 2018- Q2 2018	$225,000
Facility Construction, Tempe, Arizona	Q1 2018- Q2 2018	$775,000

Existing Cash and Operational Cash Flow

During the next twelve months, we anticipate that we will incur a minimum of approximately $560,000 of general and administrative expenses and $1,000,000 in development expenses in order to execute our current business plans. We also plan to incur significant sales, marketing, research and development expenses during the next 12 months. We must obtain additional financing to continue our operations. We may not be able to obtain additional funding on terms that are favorable to us or at all. We may not be able to obtain sufficient funding to continue our operations, or if we do receive funding, to generate adequate revenues in the future or to operate profitably in the future. These conditions raise substantial doubt about our ability to continue as a going concern.

Kodiak Capital Group LLC Investment Agreement for $2,000,000

On January 30, 2016, the Company entered into an Equity Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Kodiak Capital Group, LLC (the “Purchaser”). On May 12, 2016, the SEC declared our registration statement effective. On June 28, 2016, we requested that the SEC withdraw the registration statement. No shares were issued under the Purchase Agreement. Pursuant to Rule 477(c), the Company advised the Commission that it may, upon consideration of its financing and strategic options under discussion, undertake a subsequent private offering in reliance on Rule 155(c) promulgated under the Securities Act.

FirstFire and Rockwell Bridge Financing for $250,000

On March 22, 2016, the Company entered into a securities purchase agreement with FirstFire Global Opportunities Fund, LLC (“FirstFire”), and Rockwell Capital Partners Inc. (“Rockwell”), relating to the issuance and sale of notes of $272,500 in aggregate principal amount including $250,000 actual payment of purchase price plus a 9% original issue discount, and an aggregate total of 50,000 shares of common stock valued at $23,500 ($0.47/share). The notes carry interest on the unpaid principal amount at the rate of 3% per annum. Any principal amount or interest which is not paid when due shall bear interest at the rate of 15% per annum from the due date until the same is paid. The notes matured on September 22, 2016. The Company defaulted on the Notes on September 23, 2016.

On September 27, 2016, the Company paid $203,441 in cash to Rockwell to settle debts owed and issued 2,581,561 shares of common stock at $0.08 per share, pursuant to the terms of the Note, to FirstFire to settle $203,351 in debts owed. This share issuance was treated as a conversion of debt to equity.

Chuck Rifici Holdings Note for $204,000

On September 26, 2016, we entered into a promissory note and warrant purchase agreement with Chuck Rifici Holdings, Inc., a Canadian Corporation. The note consisted of $225,500 in aggregate principal amount including $204,000 actual payment of purchase price plus a 10% original issue discount. The warrant purchase agreement consisted of an aggregate total of 250,000 common stock warrants to purchase common stock for $0.30 for a period of 12 months, to the buyer, in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation S of the Securities Act of 1933, as amended for the above issuances to non-US citizens or residents.

On March 20, 2017, the Company settled $269,498 in principal and interest, plus 115% multiplied by the principal amount of $225,500 plus accrued interest of $8,846 on the principal amount of a promissory note with Chuck Rifici Holdings, Inc. originally dated September 26, 2016. The Company settled the amount owed by paying $269,498 in cash. The Company was released from any further liability under this Rifici Note upon payment of this amount.

FirstFire October Note for $125,000

On October 19, 2016, the Company entered into a securities purchase agreement with FirstFire relating to the issuance and sale of a promissory note of $137,500 in aggregate principal amount including $125,000 actual payment of purchase price plus a 10% original issue discount.

On March 20, 2017, the Company settled $177,604 in principal and interest, plus 125% multiplied by the principal amount of $137,500 plus accrued interest of $4,583 on the principal amount of a promissory note with FirstFire originally dated October 19, 2016. The Company settled the amount owed by paying $77,604 in cash and by issuing 333,333 shares of common stock at the fixed conversion price of $0.30 per share for a total value of $100,000. The Company was released from any further liability under the FirstFire note upon delivery of these amounts of cash and stock.

FirstFire December Note for $125,000

On December 14, 2016, the Company entered into a securities purchase agreement with FirstFire relating to the issuance and sale of a promissory note of $137,500 in aggregate principal amount including $125,000 actual payment of purchase price plus a 10% original issue discount.

On March 20, 2017, the Company settled $175,313 in principal and interest, plus 125% multiplied by the principal amount of $137,500 plus accrued interest of $2,750 on the principal amount of a promissory note with FirstFire originally dated December 14, 2016. The Company settled the amount owed by paying $175,313 in cash. The Company was released from any further liability under this FirstFire Note upon payment of this amount.

Rule 506(b) Private Stock Offering

From February 22, 2017 through March 15, 2017, the Company sold, in reliance upon Regulation D Rule 506, a total of 2,060,000 shares of common stock to 17 U.S. accredited investors at $0.40 per share for cash totaling $824,000.

Tangiers 8% Fixed Convertible Promissory Note for $550,000

On March 24, 2017, the Company issued and sold an 8% fixed convertible promissory note to Tangiers Global, LLC (“Tangiers”), a Wyoming limited liability Company, in the aggregate principal amount of up to $550,000, with an initial consideration of $275,000 in aggregate principal amount including $250,000 actual payment of purchase price plus a 10% original issue discount.

Convertible Note

On the closing date, the Company issued a note in the aggregate $550,000 in face value, which will, by the principal terms:

Bears guaranteed interest at 8% (the “interest”) on the unpaid principal amount. Any principal amount or interest which is not paid when due shall bear interest at the rate of 18% per annum or the highest rate permitted by law per annum from the due date until the same is paid (the “default interest”);

Mature on November 28, 2017 and may be prepaid in whole or in part except otherwise explicitly set forth in the note. If the Company exercises its right to prepay or repay the note, the Company shall make payment to the buyer of an amount in cash equal to the sum of 115% under 90 days, 120% within 91-135 days, 125% within 136-180 days from the effective date, multiplied by the principal amount plus accrued and unpaid interest on the principal amount to the optional prepayment date plus default interest, if any.

Convert into shares of common stock at a price equal to $0.30; provided, however that if the note is not retired on or before the maturity date, the maturity default conversion price shall be equal to the lower of: (i) the fixed conversion price or (ii) 65% multiplied by the lowest trading price of the Company’s common stock in the fifteen (15) consecutive trading day period immediately preceding the trading day that the Company receives a notice of conversion (as defined in the note).

Events of Default

Subject to applicable cure periods and delivery of written notice to the Company if applicable, the note shall become immediately due and payable upon occurrence of an event of default (as defined in the note) and the conversion price shall be adjusted as set forth in the note if applicable.

Meeting Cash Requirements

Based upon the assumption of our monthly current operational burn rate remaining unchanged during the fiscal year, exclusive of those costs in our additional planned operations for the next 12, months as set forth above, the Company currently has sufficient funds through a combination of the sources of funding above to continue our current operations for the next 12 months. There is no assurance we will obtain the anticipated funds from our Sources of Funding. If we don’t obtain additional funding, and we don’t take other measures such as cutting back operational activities, we may not have sufficient funds to continue operations for the next 12 months. As of March 22, 2017, the Company had laid-off two employees and had begun cost cutting measures in anticipation of our potential combination with Alamo CBD, LLC.

The ability to fund our Operational Activities is contingent upon us obtaining additional financing. If we don’t obtain the anticipated funds from our sources of funding beyond those needed for current operational activities, we may be able to finance our additional planned operations and continue growing our business.

We cannot guarantee we will be successful in our business operations, both current and potential future operations as described above. We cannot guarantee that we will have sufficient financial resources to fund current operational activities and additional planned operational activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. To become profitable and competitive, we must continue to execute our business plan as described above.

We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2018. Our auditor has indicated in their Report that these conditions raise substantial doubt about our ability to continue as a going concern.

Results of Operations

For the Three Month and Nine Month Period Ended September 30, 2017 compared to September 30, 2016

For the three months ended September 30, 2017, we generated revenue of $4,245 with cost of sales of $1,165 resulting in gross income of $3,080 and gross margin of 73%. For the three months ended September 30, 2016 we generated revenue of $21,210 with cost of sales of $11,278 resulting in gross income of $9,932 and gross margin of 47%. For the nine months ended September 30, 2017, we generated revenue of $4,245 with cost of sales of $15,594 resulting in gross loss of $11,349 and gross margin of -267%. For the nine months ended September 30, 2016, we generated revenue of $83,376 with cost of sales of $55,199 resulting in gross income of $28,177 and gross margin of 34%.

For the three months ended September 30, 2017, we incurred $178,491 of operating expenses compared to $314,410 of operating expenses for the three months ended September 30, 2016. This represents a 43% decrease quarter over quarter. The decrease in our operating expenses was primarily due to decreases in payroll costs and reduced operational activities. For the nine months ended September 30, 2017 and 2016, we incurred $1,325,778 and $1,059,474, respectively, in operating expenses. The increase in our operating expenses were due primarily to increased operating costs and costs associated with our agreements to support Alamo CBD’s cannabis production license under the Texas Compassionate Use Program and professional fees associated with the Merger.

Our expenses related to research and development for the three months ended September 30, 2017 and 2016 were $0 and $6,376, respectively, representing a 100% decline quarter over quarter. Our expenses related to research and development for the nine months ended September 30, 2017 and 2016 were $1,625 and $15,047, respectively. The decrease in research and development expenses was due to decreased costs associated with our collaborative research and development partnerships, in which we share some costs associated with research and development with our partners.

As of September 30, 2017, we had total liabilities of $377,990, while at September 30, 2016, we had total liabilities of $517,055, representing a 27% decrease year over year. The decrease was the result of recapitalization and repayment of debt.

Deferred rent payable at September 30, 2017 was $6,808. Deferred rent payable is the sum of the difference between the monthly rent payment and the straight-line monthly rent expense of an operating lease that contains escalated payments in future periods.

Liquidity and Capital Resources

As of September 30, 2017, we had $7,639 in total current assets and current liabilities of $363,215. Accordingly, our working capital deficit at September 30, 2017 was $355,576. We also have the ability to raise additional capital as needed through external equity financing transactions. Additionally, considering that our fixed overhead costs are low, we have the ability to issue stock to compensate employees and management, and the level of future revenue we expect to generate from the sale of equipment and licensing revenue, we believe our liquidity and capital resources to be adequate to fund our operational and general and administrative expenses for at least the next 12 months. There is no guarantee we will have the ability to raise additional capital as needed through external equity financing transactions if required.

Operating activities used $1,040,864 in cash for the nine months ended September 30, 2017, as compared with $427,939 used for the nine months ended September 30, 2016, representing a 120% increase year over year. Our increase in cash used in operating activities was due primarily to an increase in net loss offset by cash provided by amortization of debt discount and stock issued for services and costs associated with our agreements to support Alamo CBD’s cannabis production license under the Texas Compassionate Use Program and professional fees associated with our merger with Alamo CBD.

Investing activities for the nine months ended September 30, 2017 used $550 in cash, as compared with providing $3,012 for the nine months ended September 30, 2016, representing a 118% decrease year over year. The reduction of cash used in investing activities is primarily related to the completion of the Tweed project during 2017.

Financing activities for the nine months ended September 30, 2017 generated $968,474 in cash, as compared with $403,368 for the nine months ended September 30, 2016, representing a 140% increase year over year. Proceeds from financing activities consisted primarily of proceeds from the issuance of preferred stock and common stock for cash and the proceeds from demand notes.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth our Officers and Directors as of January 26, 2018. The Board of Directors elects our Executive Officers annually. Our Directors shall be elected for the term of one year, and until their successors are elected and qualified, or until their earlier resignation or removal. Our Officers also shall be elected for the term of one year, and until a successor is elected and qualified, or until an earlier resignation or removal. Our Directors and Executive Officers are as follows:

Name	Position	Age
Rick Gutshall	Interim Chief Executive Officer & Director	43
Annette Knebel	Chief Financial Officer & Director	45
Sandra Fowler	Chief Marketing Officer	40
John Zimmerman	Director	36
Dr. Lang Coleman	Director	63

Rick Gutshall. Mr. Gutshall has served as our Interim Chief Executive Officer and a member of our Board of Directors since August 2017 and served as our Chief Financial Officer from August 2017 to December 2017. Since 2016, Mr. Gutshall has served as Chief Financial Officer of Alamo CBD LLC, and since 1999, he has served as a principal of KW Gutshall & Associates (“KW Gutshall”). Mr. Gutshall is responsible for personalized financial planning, wealth management and retirement planning for clients at KW Gutshall and has been a licensed financial advisor since 1997. Mr. Gutshall received his Bachelor of Business Administration, Management and Operations from Concordia University-Austin in 1997. As a member of the Board, Mr. Gutshall will contribute the benefits of his executive leadership and management experience in finance, business development, contract negotiations and public speaking.

Annette Knebel. Ms. Knebel has served as our Chief Financial Officer since December 2017, and as a member of the Board since August 2017. Ms. Knebel served as our Chief Accounting Officer from August 2017 to December 2017. Since 2016, Ms. Knebel has operated a financial reporting and business consulting firm offering outsourced accounting management. From 2014 to 2016, Ms. Knebel worked for Shawcor Ltd., a pipeline services company as both the Division Manager of Policy and Compliance and Division Assistant Controller. From 2013 until 2014, Ms. Knebel was the Senior Balance Sheet Accounting Analyst for Hewlett-Packard, working directly with the CFO, Corporate Controller and Investor Relations ensuring proper cash flow reporting and guidance to ensure compliance with U.S. generally accepted accounting principles (“GAAP”), and corporate policies. From 2012 until 2013, Ms. Knebel worked as an Internal Audit Supervisor for KBR, Inc. (“KBR”), an engineering company, managing anti-corruption and operational audits across KBR’s multi-national business segments as well as risk management and developing corporate accounting policies and procedures. From 1998 until 2011, Ms. Knebel worked for various accounting firms as an Assurance Manager and Assurance Senior, responsible for both private and public company accounting and audits. Ms. Knebel received a Bachelor of Business Administration from the University of Houston in 1998. Ms. Knebel has been a Certified Public Accountant since 2004. As a member of the Board and Chief Financial Officer, Ms. Knebel will contribute the benefits of her senior level accounting experience and will manage the Company’s accounting policy and procedures. Her contributions and deep understanding of all aspects of our business and industry will provide substantial experience to develop accounting procedures and policies and guide management in accounting decisions.

Sandra Fowler. On January 16, 2018 Ms. Sandra Fowler was appointed as the Chief Marketing Officer for Indoor Harvest Corp. From August 2010 through June 2016 Ms. Fowler held positions at Cargill Corporation, where she worked on strategy and innovation with a focus on stage gate for product commercialization. From 2006 through 2009 she held key marketing positions within the Starbucks Coffee Company. There, she was instrumental in driving beverage innovation and the launch of the hot breakfast sandwich program.

From 2002 to 2006 Ms. Fowler held a number of different positions within the Sara Lee Corporation, working with quick service restaurant partners to managing the gaming and lodging business for the protein division and later leading marketing efforts for the coffee and tea business unit. From 1997 to 2002 Ms. Fowler was an Associate Brand Manager and Brand Manager for YUM! Brands, supporting the Taco Bell business. There, she led cross functional team as project manager to create and launch products. Under her leadership, the iconic late night sub-brand of big brand Taco Bell was re-positioned and re-launched.

Ms. Fowler has 15 years of brand marketing, product development, consumer insights and strategy & innovation experience in the consumer-packaged goods, and food & beverage spaces. Ms. Fowler received her BS in Food Science and her MBA from the University of California, Davis. As Chief Marketing Officer, Ms. Fowler will lead the re-brand, and re-positioning efforts of Indoor Harvest as we position ourselves as market leaders in the Medicinal Cannabis space. She will contribute to developing Corporate Strategy, identify and assess emerging industry trends and align the Company with strategic partners who are leveraging science to be at the forefront of precision genetics for personalized medicine.

John Zimmerman. Mr. Zimmerman has served as a Director since 2015. He also served as Vice President of Business Development from 2016 to December 2017. Currently, Mr. Zimmerman is the founder and CEO of Harvest Air. Prior to founding Harvest Air, Mr. Zimmerman served as Director of Sales and Marketing at PUE 1.0. Mr. Zimmerman also held positions as a Project Manager and Business Development Manager for The Brandt Companies, from 2011 until 2014. From 2004 through 2011, Mr. Zimmerman held the position of Project Manager for TDIndustries. In these positions, he spent much of his career designing, selling, and building mechanical systems for large-scale commercial buildings.

He obtained a bachelor’s degree in Mechanical Engineering from the University of Texas at Austin. John also obtained a master’s degree in Building Construction Management from Purdue University, and is a registered Professional Engineer in the State of Texas.

As a member of the Board, John contributes his expertise in mechanical system design and construction in developing mechanical systems to support and optimize the indoor farms of the future. His mission it to have Indoor Harvest be the leader in research and development of mechanical systems for use in indoor farming, which we believe currently is nearly non-existent.

Dr. Lang Coleman. In August 2017, Dr. Lang Coleman was appointed as a member of the Board. Dr. Coleman is a proud disabled Army veteran, long-time Texas resident, and psychologist specializing in Neuropsychology. Dr. Coleman received his B.S. and M.A. from Austin Peay State University in Clarksville, Tennessee, his Ph.D. in Clinical Psychology from the University of Kansas, and he attended law school at the University of Texas at Austin. Dr. Coleman completed his medical internship at William Beaumont Army Medical Center in El Paso, Texas, and spent 22 years, from 1972 through 1994, in U.S. Army Psychiatry. A pensioned Army Officer and decorated combat veteran, Dr. Coleman formerly directed soldiers and planned both treatments and evacuations for psychiatric casualties in a theatre of war for over 30,000 soldiers and marines. From his time as an Army Major, he has extensive knowledge and experience with chain of custody in his dealings with deliverables ranging from drug-testing biological samples to weapons and ordinance and holds the Combat Medical Badge. After serving 17 years, from 1998 through 2015, Dr. Coleman retired as a tenured professor of psychology at St. Philip’s College in San Antonio, Texas, where he taught Abnormal Psychology and Statistics courses. Dr. Coleman authored curriculum in 1994 for a juvenile justice alternative education program and licensed the copyright, for one year, to The Key Corporation. The school was successfully launched in Dallas. As the CEO of Alamo CBD since March 2017, Dr. Coleman has regularly facilitated, sponsored and participated in many community activities. He has frequently appeared on television and at the Texas State Capital as an advocate for the Compassionate-Use Program. As a member of the Board, Dr. Coleman will contribute the benefits of his military experience treating veterans with post-traumatic stress disorder, or PTSD, and other medical conditions and will manage the Company’s medical and science policy and procedures. His contributions and deep understanding of all aspects of our business and industry will provide considerable experience in developing the Company’s medical and scientific procedures and policies.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

●	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

●	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

●	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

●	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for the Company’s last two completed fiscal years for all services rendered to the Company.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Chad Sykes, former CEO, Secretary	2017 (2)	70,000	—	—	—	—	—	—	70,000
	2016	70,000	—	—	—	—	—	—	70,000
	2015 (5)	70,000	—	25,500	—	—	—	—	95,500
John Choo, President	2017 (3)	—	—	—	—	—	—	—	—
	2016	95,272	—	—	—	—	—	—	95,272
	2015 (4)	50,000	5,000	164,393	—	—	—	—	219,393
John Zimmerman, Vice President	2017 (6)	—	—	—	—	—	—	—	—
	2016 (7)	—	—	66,000	—	—	—	—	66,000
	2015	—	—	—	—	—	—	—	—
Annette Knebel, CFO	2017 (8)	75,000	—	50,000	—	—	—	—	125,000
Sandra Fowler, CMO	2018 (9)	48,000	—	66,000 (10)	—	—	—	—	114,000

(1)	For valuation purposes, the dollar amount shown is calculated based on the market price of the common stock on the grant dates. The number of shares granted, the grant date, and the market price of such shares for each named executive officer is set forth below.

(2)	Chad Sykes, Founder, resigned as CEO, Secretary on January 2, 2017 and was appointed Chief Innovation Officer. On August 9, 2017, Mr. Sykes resigned as Chief Innovation Officer.
(3)	John Choo was elected CEO on January 2, 2017 and resigned as President and CEO of Indoor Harvest August 9, 2017.
(4)	John Choo was elected President of Indoor Harvest on August 14, 2015 and was issued 355,060 shares of common stock per his employment agreement.
(5)	Chad Sykes resigned as President of Indoor Harvest on August 14, 2015. On August 9, 2015, Mr. Sykes was issued 50,000 shares of common stock under an employee incentive program.
(6)	John Zimmerman resigned as Vice President of Indoor Harvest December 13, 2017.
(7)	On April 18, 2016, Mr. Zimmerman was elected as Vice President of Business Development and was issued 100,000 shares of common stock per his employment agreement.
(8)	On August 9, 2017, Ms. Knebel was elected as Chief Accounting Officer and was issued 250,000 shares of common stock per her employment agreement. In December 2017, Ms. Knebel was elected as Chief Financial Officer.
(9)	On January 15, 2018, Ms. Fowler was elected as Chief Marketing Officer.
(10)	Pursuant to Ms. Fowler’s employment agreement, she will receive 200,000 shares of restricted common stock of the Company. Ms. Fowler’s stock awards have been estimated at the closing price of Indoor Harvest stock on January 15, 2018. This estimate may change based on the closing price on the day of issuance.

EMPLOYMENT AGREEMENTS

Rick Gutshall, Interim Chief Executive Officer and Director

Mr. Gutshall has served as our Interim Chief Executive Officer and a member of our Board of Directors since August 2017 and served as our Chief Financial Officer from August 2017 to December 2017. On August 9, 2017, the Company entered into a director agreement (the “Gutshall Director Agreement”), employment agreement (the “Gutshall Employment Agreement”) and an indemnity agreement (the “Gutshall Indemnity Agreement”) with Rick Gutshall.

Pursuant to the terms of the Gutshall Director Agreement, Mr. Gutshall shall serve as a member of the Company’s Board and will receive a stock award in such amount as determined by the Board upon the earlier of (i) 30 days from August 9, 2017 and (ii) the closing of a financing pursuant to which the Company receives a minimum of $500,000 in proceeds. In addition, Mr. Gutshall shall be reimbursed for all reasonable travel and other incidental expenses incurred in the performance of his services, including attendance at meetings, as approved by the Company.

Pursuant to the terms of the Gutshall Employment Agreement, Mr. Gutshall shall serve as Interim Chief Executive Officer and Chief Financial Officer of the Company. The initial term of the agreement will expire on August 9, 2018 and commencing on August 9, 2018 and on each anniversary of such date thereafter, the term of the Gutshall Employment Agreement shall automatically renew for one-year periods, unless earlier terminated pursuant to the terms of the Gutshall Employment Agreement. In consideration for Mr. Gutshall’s services, the Board shall determine Mr. Gutshall’s compensation upon the earlier of (i) 30 days from August 9, 2017 and (ii) the closing of a financing pursuant to which the Company receives a minimum of $500,000 in proceeds.

Annette Knebel, Chief Financial Officer and Director

Ms. Knebel has served as our Chief Financial Officer since December 2017, and as a member of the Board since August 2017. Ms. Knebel served as our Chief Accounting Officer from August 2017 to December 2017. On August 9, 2017, the Company entered into a director agreement (the “Knebel Director Agreement”), employment agreement (the “Knebel Employment Agreement”) and an indemnity agreement (the “Knebel Indemnity Agreement”) with Annette Knebel.

Pursuant to the terms of the Knebel Director Agreement, Ms. Knebel shall serve as a member of the Company’s Board and will receive a stock award in such amount as determined by the Board upon the earlier of (i) 30 days from August 9, 2017 and (ii) the closing of a financing pursuant to which the Company receives a minimum of $500,000 in proceeds. In addition, Ms. Knebel shall be reimbursed for all reasonable travel and other incidental expenses incurred in the performance of her services, including attendance at meetings, as approved by the Company.

Pursuant to the terms of the Knebel Employment Agreement, Ms. Knebel shall serve as Chief Financial Officer of the Company. The initial term of the agreement will expire on August 9, 2018 and commencing on August 9, 2018 and on each anniversary of such date thereafter, the term of the Knebel Employment Agreement shall automatically renew for a one-year period, unless earlier terminated pursuant to the terms of the Knebel Employment Agreement. In consideration for Ms. Knebel’s services, Ms. Knebel shall receive (i) an annual base salary of $75,000 and (ii) 250,000 shares of restricted common stock of the Company. In addition, Ms. Knebel shall be eligible to participate in any equity-based incentive compensation plan or programs adopted by the Board.

Sandra Fowler, Chief Marketing Officer

Ms. Fowler was elected our Chief Marketing Officer on January 15, 2018 and the Company entered into an employment agreement (the “Fowler Employment Agreement”) and an indemnity agreement (the “Fowler Indemnity Agreement”) with Ms. Fowler.

Pursuant to the terms of the Fowler Employment Agreement, Ms. Fowler shall serve as Chief Marketing Officer of the Company. The initial term of the agreement will expire on January 15, 2019 and commencing on January 16, 2019 and on each anniversary of such date thereafter, the term of the Fowler Employment Agreement shall automatically renew for a one-year period, unless earlier terminated by either party pursuant to the terms of the Fowler Employment Agreement. In consideration for Ms. Fowler’s services, under the Fowler Employment Agreement, Ms. Fowler shall receive (i) an annual base salary of $48,000 and (ii) 200,000 shares of restricted common stock of the Company. Further, pursuant to the Fowler Employment Agreement, the Company agreed to revise the annual base compensation for Ms. Fowler to $65,000, after 90 days of the execution of the Fowler Employment Agreement, or after the Company raises not less than $1,000,000 from sales of its equity securities subsequent to the execution of the Fowler Employment Agreement, whichever may come first. In addition, Ms. Fowler shall be eligible to participate in any equity-based incentive compensation plan or programs adopted by the Company’s board of directors.

Retirement Benefits

We do not currently provide our named executive officers with supplemental or other retirement benefits.

Outstanding Equity Awards at December 31, 2016

As of December 31, 2016, we had not granted any stock-based compensation awards to any of our named executive officers.

Director Compensation

Name	Fees Earned Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rick Gutshall (1)	—	—	—	—	—	—	—
Annette Knebel (2)	—	—	—	—	—	—	—
Dr. Lang Coleman (3)	—	—	—	—	—	—	—
Chad Sykes (4)	—	—	—	—	—	—	—
John Zimmerman (5)	—	49,552	—	—	—	—	49,552
John Choo (6) (7)	—	19,574	—	—	—	—	19,574
Pawel Hardej (8) (9)	—	13,512	—	—	—	—	13,512
John Seckman (10)	—	—	—	—	—	—	—

(1) On August 9, 2017, we entered into a Director Agreement with Rick Gutshall. The Company agreed to reimburse the Director for reasonable travel and other incidental expenses incurred by the Director in performing his services and attending meetings as approved in advance by the Company.

(2) On August 9, 2017, we entered into a Director Agreement with Annette Knebel. The Company agreed to reimburse the Director for reasonable travel and other incidental expenses incurred by the Director in performing his services and attending meetings as approved in advance by the Company.

(3) On August 9, 2017, we entered into a Director Agreement with Dr. Lang Coleman. The Company agreed to reimburse the Director for reasonable travel and other incidental expenses incurred by the Director in performing his services and attending meetings as approved in advance by the Company.

(4) On August 9, 2017, Chad Sykes, the Company founder, tendered his resignation as a Director and member of the Board of Directors as part of the Company’s merger agreement with Alamo CBD.

(5) On April 15, 2015, we entered into a Director Agreement with John Zimmerman. The Company agreed to reimburse the Director for reasonable travel and other incidental expenses incurred by the Director in performing his services and attending meetings as approved in advance by the Company. The Company issued 166,560 shares of common stock to Mr. Zimmerman pursuant to terms of the Director Agreement.

(6) On March 13, 2015, we entered into a Director Agreement with John Choo. The Company agreed to reimburse the Director for reasonable travel and other incidental expenses incurred by the Director in performing his services and attending meetings as approved in advance by the Company. The Company issued 166,560 shares of common stock to Mr. Choo pursuant to the terms of the Director Agreement.

(7) On August 9, 2017, John Choo tendered his resignation as a Director and member of the Board of Directors as part of the Company’s merger agreement with Alamo CBD.

(8) On May 9, 2016, we entered into a Director Agreement with Paul Hardej. The Company agreed to reimburse the Director for reasonable travel and other incidental expenses incurred by the Director in performing his services and attending meetings as approved in advance by the Company. The Company issued 166,560 shares of common stock to Mr. Hardej pursuant to the terms of the Director Agreement.

(9) On August 9, 2017, Pawel Hardej tendered his resignation as a Director and member of the Board of Directors as part of the Company’s merger agreement with Alamo CBD.

(10) On August 9, 2017, John Seckman was elected a Director and member of the Board of Directors. On November 1, 2017, John Seckman resigned as a Director of the Company and as a member of the Board of Directors, effective December 4, 2017. Mr. Seckman’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices, the Company’s management or the Board. Mr. Seckman’s resignation was due to time constraints based on new business and increasing demands of John Seckman and Associates, of which Mr. Seckman is principal.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers receive stock options at the discretion of our Board. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

Certain Relationships and Related Transactions, and Director Independence

There were no related party transactions in 2015 or 2016.

On August 8, 2017, Chad Sykes, Founder and Chief of Cultivation, returned 2,500,000 shares of common stock to the Company related to the merger of the Company and Alamo CBD. The Company recorded fair value of $550,000 ($0.22 per share) based upon the most recent trading price per share of the Company’s stock.

On September 6, 2017, the Company issued 2,957,763 shares of common stock to Dr. Lang Coleman, Director, related to the merger of the Company and Alamo CBD.

On September 6, 2017, the Company issued 758,401 shares of common stock Rick Gutshall, Interim-Chief Executive Office, Chief Financial Officer and Director, related to the merger of the Company and Alamo CBD.

On September 15, 2017, the Company issued 250,000 shares of common stock related to an Employment Agreement with Annette Knebel, Chief Accounting Officer and Director.

Board Committees

The Company currently does not have a standing nominating or audit committee. Rather, the Company’s Board of Directors performs the functions of these committees. The Company also currently does not have an “audit committee financial expert” on our Board of Directors as that term is defined by Item 401(d)(5)(ii) of Regulation S-K. The Company believes that such committees are not needed at this time as the Company’s Directors are able to give sufficient time and attention to such matters to be involved in all decision making. Further, because the Company’s common stock is not listed for trading or quotation on a national securities exchange, the Company is not required to have such committees.

Director Independence

Our Board of Directors has determined that we do not have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3) (iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of the date of this Prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our director, and our executive officer and director as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are no pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders is 5300 East Freeway Suite A, Houston, Texas 77020.

Name	Number of Shares of Common Stock	Percentage
Lang Coleman *	2,957,763	11.20%
Benjamin Coleman	2,957,763	11.20%
Keith Spinelli	1,853,201	7.02%
Chad Sykes	1,849,000	7.00%
Richard Gutshall *	758,401	2.87%
John Zimmerman *	266,560	1.01%
Annette Knebel *	255,000	1.00%
Sandra Fowler *	200,000	0.76%
%
* All executive officers and directors as a group [5 persons]	4,237,724	16.84%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 26,403,363 shares of common stock outstanding as of January 26, 2018.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. The availability for sale of a substantial number of shares of our common stock acquired through the exercise of outstanding Series A Convertible Preferred Stock could materially adversely affect the market price of our common stock. In addition, sales of our common stock in the public market after the restrictions lapse as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Sale of Restricted Shares

As of January 26, 2018, there were 26,403,363 shares of common stock outstanding. The 5,000,000 shares of common stock being offered by this Prospectus will be freely tradable, other than by any of our “affiliates,” as defined in Rule 144(a) under the Securities Act, without restriction or registration under the Securities Act. In addition, 16,015,925 outstanding shares were issued and sold by us in private transactions and those shares, as well as shares issuable on exercise of currently outstanding convertible notes are, or will be, eligible for public sale if registered under the Securities Act or sold in accordance with Rule 144 under the Securities Act. These remaining shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our Company. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

Transfer Agent

The transfer agent for our common stock is VStock Transfer, LLC at 18 Lafayette Place, Woodmere, NY. VStock Transfer’s telephone number is (212) 828-8436.

LEGAL MATTERS

The law firm of Legal & Compliance, LLC has provided opinions regarding the validity of the shares of our common stock offered pursuant to this Prospectus.

EXPERTS

The consolidated financial statements of the Company and its subsidiary as of December 31, 2016 and 2015 and for the years and period then ended, respectively, have been audited by Thayer O’Neal Company, LLC, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF THE SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed the Registration Statement, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of the Registration Statement, does not contain all information included in the Registration Statement. Certain information is omitted and you should refer to the Registration Statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contracts or documents. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the Registration Statement, of which this Prospectus is a part, can also be reviewed by accessing the SEC’s website at www.sec.gov.

We file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.indoorharvest.com. You may access our annual reports on Form 10-K and quarterly reports on Form 10-Q free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information and other content contained on any of our websites are not part of this Prospectus.

Indoor Harvest Corp

5,000,000 Shares of Common Stock

Prospectus

January 26, 2018

Until _______________, 2018 (the ___ day after the date of this Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Stockholder. All of the amounts shown are estimates, except for the SEC registration fee.

Securities and Exchange Commission registration fee	$249
Accounting fees and expenses	$5,000
Legal fees and expenses	$15,000
Miscellaneous fees and expenses	$—
Total	$20,249

Item 14.	Indemnification of Officers and Directors

Texas Law

Sections 8.101 and 8.105 of the Texas Business Organizations Code (the “TBOC”) permit corporations to indemnify a person who was or is a governing person, officer, employee or agent of such corporation or who serves at the corporation’s request as a representative of another enterprise, organization or employee benefit plan (an “outside enterprise”), who was, is, or is threatened to be named a respondent in a legal proceeding by virtue of such person’s position in the corporation or in an outside enterprise, but only if the person acted in good faith and reasonably believed, in the case of conduct in the person’s official capacity, that the conduct was in or, in the case of all other conduct, that the conduct was not opposed to the corporation or outside enterprise’s best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgment and expenses that are reasonable and actually incurred by the person in connection with the proceeding; however, indemnification is limited to reasonable expenses actually incurred in a proceeding in which the person is found liable to the corporation or is found to have improperly received a personal benefit and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation, breach of the person’s duty of loyalty owed to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Indemnification pursuant to Section 8.101 of the TBOC can be made by the corporation only upon a determination made in the manner prescribed by Section 8.103 of the TBOC that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct for such indemnification.

Section 8.051 of the TBOC requires a corporation to indemnify a governing person, former governing person or person serving an outside enterprise at the corporation’s request against reasonable expenses actually incurred in connection with a proceeding in which the person is a party because of the person’s corporate position, if the person was wholly successful, on the merits or otherwise, in the defense of the proceeding.

Under certain circumstances, a corporation may also advance expenses to any of the above persons. Section 8.151 of the TBOC also permits a corporation to purchase and maintain insurance or to make other arrangements on behalf of any of such persons against any liability asserted against and incurred by the person in such capacity or arising out of the person’s status as such a person, without regard to whether the corporation would have the power to indemnify the person against the liability under applicable law.

We have entered into indemnification agreements with officers and directors that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Texas or other applicable law. These provisions eliminate the liability of our directors and our shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Texas law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

Charter Provisions and Other Arrangements

Our Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except for the payment of dividends in violation of Texas law. Our Bylaws provide, in pertinent part, that the Company shall indemnify any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or of any corporation which such person served as such at the request of the Company, against expenses reasonably incurred by, or imposed on, such person in connection with, or resulting from, the exercise of such action, suit, proceeding or appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such person was liable to the Company, or such other corporation, for negligence or misconduct in the performance of such persons duties as a director or officer of the Company. The determination of the rights of such indemnification and the amount thereof may be made, at the option of the person to be indemnified, by (1) order of the Court or administrative body or agency having jurisdiction over the matter for which indemnification is being sought; (2) resolution adopted by a majority of a quorum of our disinterested directors; (3) if there is no such quorum, resolution adopted by a majority of the committee of stockholders and disinterested directors of the Company; (4) resolution adopted by a majority of the quorum of directors entitled to vote at any meeting; or (5) order of any Court having jurisdiction over the Company. Such right of indemnification is not exclusive of any other right which such director or officer may have, and without limiting the generality of such statement, they are entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under our Bylaws.

Item 15. Recent Sales of Unregistered Securities

During the past three years, the following securities were sold or otherwise issued by the Company and were not registered under the Securities Act:

In January of 2014, the Company entered into an advisory agreement where the advisor agreed to act as a mentor or advisor to the Company and provide advice and assistance ranging from attending quarterly meetings to providing feedback on Company strategy to making introductions and assisting in acquisitions. The Company issued 65,552 shares of common stock in connection with this agreement with a valuation of $16,388 ($0.25/share). All common stock to be issued per this agreement has been issued.

In January of 2014, the Company issued 207,455 shares of common stock to the Company’s legal counsel as part of legal fees with a valuation of $51,864 ($0.25/share).

During the year ended December 31, 2014, the Company issued a total of 2,474,000 shares of common stock ($0.25-0.50/share) for cash totaling $864,750 and a subscription receivable of $10,000.

In January of 2015, the Company issued 144,000 shares of common stock to the Company’s legal counsel as part of legal fees with a valuation of $72,000 ($0.50/share) at the most recent price per share for cash sales of the Company’s common stock.

On March 1, 2015, the Company entered into a Director Agreement with William Jamieson, a former director of the Company. The Company agreed to reimburse Mr. Jamieson for reasonable travel and other incidental expenses incurred by him in performing his services and attending meetings as approved in advance by the Company. The Company further agreed to award Mr. Jamieson 166,560 shares of common stock pursuant to the Company’s 2015 Stock Incentive over a two-year period as directed in the Director Agreement. On May 31, 2015, the Company issued a total 20,820 shares of common stock with a fair value of $10,618 ($0.51/share) based upon the most recent trading price per share of the Company’s stock. On August 31, 2015, the Company issued a total 20,820 shares of common stock with a fair value of $11,451 ($0.55/share) based upon the most recent trading price per share of the Company’s stock. On November 30, 2015, the Company issued a total 20,820 shares of common stock with a fair value of $6,246 ($0.30/share) based upon the most recent trading price per share of the Company’s common stock.

On March 13, 2015, the Company entered into a Director Agreement with John Choo, a former director of the Company. The Company agreed to reimburse Mr. Choo for reasonable travel and other incidental expenses incurred by him in performing his services and attending meetings as approved in advance by the Company. The Company further agreed to award to Mr. Choo 166,560 shares of common stock pursuant to the Company’s 2015 Stock Incentive over a two-year period as directed in the Director Agreement. On May 31, 2015, the Company issued a total 20,820 shares of common stock with a fair value of $10,618 ($0.51/share) at the most recent trading price per share of the Company’s stock. On August 31, 2015, the Company issued a total 20,820 shares of common stock with a fair value of $11,451 ($0.55/share) based upon the most recent trading price per share of the Company’s stock. On November 30, 2015, the Company issued a total 20,820 shares of common stock with a fair value of $6,246 ($0.30/share) based upon the most recent trading price per share of the Company’s stock. Effective August 14, 2015, the Company entered into an employment agreement and the Company issued 355,060 shares of common stock to John Choo, our former president with fair value of $164,393 ($0.46/share) based upon the most recent trading price per share of the Company’s stock.

On March 23, 2015, the Company entered into a consulting agreement with Smallcapvoice.com to provide public and investor relations services for a period of 30 days starting on March 31, 2015. The Company paid $25,000 in cash plus issued 25,000 shares with a fair value of $12,500 ($0.50/share) based on the most recent closing price per share of our common stock traded on the OTCQB. For the three months ended March 31, 2015, the Company recorded $25,000 paid in cash and 25,000 shares of common stock as a prepaid expense. As of June 30, 2015, the services have been completed and the Company expensed the prepaid expense.

On April 15, 2015, the Company entered into a Director Agreement with John Zimmerman, a current member of the Company’s board of directors. The Company agreed to reimburse Mr. Zimmerman for reasonable travel and other incidental expenses incurred by him in performing his services and attending meetings as approved in advance by the Company. The Company further agreed to award to Mr. Zimmerman 166,560 shares of common stock pursuant to the Company’s 2015 Stock Incentive over a two-year period as directed in the Director Agreement. On July 15, 2015, the Company issued 20,820 shares, of common stock with a fair value of $9,369 ($0.45/share) based upon the most recent trading price per share of the Company’s stock. On October 16, 2015, the Company issued 20,820 shares, of common stock with a fair value of $9,992 ($0.48/share) based upon the recent trading price per share of the Company’s stock

In May 2015, the Company issued 106,500 shares of common stock to various employees and consultants with a fair value of $54,315 ($0.51/share) based upon the most recent trading price per share of the Company’s stock.

In May 2015, the Company issued 50,000 shares of common stock to Chad Sykes, our former CEO with a fair value air of $25,500 ($0.51/share) at the most recent trading price per share of the Company’s stock.

On August 31, 2015, the Company issued 12,000 shares of common stock for consulting expense with a fair value $6,600 ($0.55/share) based upon the most recent trading price per share of the Company’s stock.

In November 17, 2015, the Company issued 125,000 shares of common stock to the Company’s legal counsel as part of legal fees with a fair value of $56,250 ($0.45/share) based upon the most recent trading price per share of the Company’s stock.

On December 1, 2015, the Company issued 7,063 shares of common stock for consulting expense with a fair value of $3,178 ($0.45/share) based upon the most recent trading price per share of the Company’s stock.

On December 7, 2015, the Company issued 125,000 shares of common stock to FMW Media Works, Inc. in order to provide investor and public relations services. The Company recorded a fair value of $47,500 ($0.38/share) based upon the most recent trading price per share of the Company’s stock.

During the year ended December 31, 2015, the Company issued a total of 836,000 shares of common stock at $0.50 per share for cash totaling $418,000.

On January 17, 2016, the Company issued 20,820 shares of common stock related to a Director Agreement with John Zimmerman, of common stock with a fair value of $9,369 ($0.45/share) based upon the most recent trading price per share of the Company’s stock.

On January 19, 2016, the Company issued 300,000 shares of common stock to Kodiak Capital Group, LLC as a commitment fee for a Two Million Dollar Equity Financing Agreement. The Company recorded a fair value of $120,000 ($0.40/share) based upon the most recent trading price per share of the Company’s stock. The Company is subject to a Registration Rights Agreement which requires the Company to file a S1 Registration Statement with the SEC by March 31, 2016 and must receive a notice of effectiveness from the SEC prior to executing a Put Notice. The Purchase Price of the security is based on 80% of the market price based on the Put Date. Market price is calculated on the lowest daily volume weight average price for any trading day during the valuation period, which is the five days from the Put Notice to the Put Date.

On January 22, 2016, the Company issued 125,000 shares of common stock to Emerging Growth, LLC, to provide investor and public relations services. The Company recorded a fair value of $43,750 ($0.35/share) based upon the most recent trading price per share of the Company’s stock.

On February 29, 2016, the Company issued 41,640 shares of common stock related to a Director Agreement with John Choo and William Jamieson. The Company recorded fair value of $14,574 ($0.35/share) based upon the most recent trading price per share of the Company’s stock.

On March 14, 2016, the Company issued 11,330 shares to a consultant for services rendered, of common stock with a fair value of $4,986 ($0.44/share) based upon the most recent trading price per share of the Company’s stock.

On March 22, 2016, the Company entered into a securities purchase agreement with FirstFire Global Opportunities Fund, LLC, and Rockwell Capital Partners Inc., relating to the issuance and sale of notes of $272,500 in aggregate principal amount including $250,000 actual payment of purchase price plus a 9% original issue discount, and an aggregate total of 50,000 shares of common stock valued at $23,500 ($0.47/share). The notes carry an interest on the unpaid principal amount at the rate of 3% per annum. Any principal amount or interest which is not paid when due shall bear interest at the rate of 15% per annum from the due date until the same is paid. The notes mature on September 22, 2016 and may be prepaid in whole or in part except otherwise explicitly set forth in the Note. If the Company exercises its right to prepay or repay the notes, the Company shall make payment to the note holders of an amount in cash equal to the sum of 125% multiplied by the principal amount plus accrued and unpaid interest on the principal amount to the optional prepayment date plus default interest, if any. The notes convert into shares of common stock at a price equal to $0.30; provided, however that from and after the occurrence of any event of default hereunder, the conversion price shall be the lower of: (i) the fixed conversion price or (ii) 45% multiplied by the lowest sales price of the common stock in a public market during the ten (10) consecutive trading day period immediately preceding the trading day that the Company receives a Notice of Conversion (as defined in the notes).

On March 23, 2016, the Company issued 100,000 shares of common stock to one U.S. accredited investor at $0.50 per share for cash totaling $50,000.

On March 31, 2016, the Company issued 5,000 shares to a consultant for services rendered, of common stock with a fair value of $2,050 ($0.41/share) based upon the most recent trading price per share of the Company’s stock.

On April 14, 2016, the Company issued 100,000 shares of common stock related to an Executive Employment Agreement with John Zimmerman. The Company recorded fair value of $66,000 ($0.66/share) based upon the most recent trading price per share of the Company’s stock.

On April 18, 2016, the Company issued 20,820 shares of common stock related to a Director Agreement with John Zimmerman. The Company recorded fair value of $14,782 ($0.71/share) based upon the most recent trading price per share of the Company’s stock.

On May 9, 2016, the Company issued 83,200 shares of common stock to William Jamieson in connection with his resignation as a Director. The Company recorded fair value of $54,080 ($0.65/share) based upon the most recent trading price per share of the Company’s stock.

We relied upon Section 4(a)(2) of the Securities Act of 1933, as amended for the above issuances to U.S. citizens or residents. We believe that Section 4(a)(2) of the Securities Act of 1933 was available because:

●	None of these issuances involved underwriters, underwriting discounts or commissions.

●	Restrictive legends were and will be placed on all certificates issued as described above.

●	The distribution did not involve general solicitation or advertising.

●	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non- U.S. citizens or residents.

We believe that Regulation S was available because:

●	None of these issuances involved underwriters, underwriting discounts or commissions;

●	We placed Regulation S required restrictive legends on all certificates issued;

●	No offers or sales of stock under the Regulation S offering were made to persons in the United States;

●	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

●	Access to all our books and records.

●	Access to documents relating to our operations

●	The opportunity to obtain any additional information, including information relating to all of our agreements with third parties which were only oral and not written, to the extent we possessed such information, and including all information necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

Item 16.       Exhibit Index

Statements contained above as to the contents of any contract or other document that we have filed as an exhibit hereto, as listed below, are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The following exhibits are included as part of this Registration Statement by reference:

Exhibit	Description

2.1	Agreement and Plan of Merger and Reorganization. (Incorporated by reference to exhibit 10.1 in the Registrant’s Form 8- K filed on August 4, 2017).

2.2	Certificate of Merger. (Incorporated by reference to exhibit 3.1 in the Registrant’s Form 8-K filed on August 29, 2017).

2.3	Certificate of Correction. (Incorporated by reference to exhibit 3.1 in the Registrant’s Form 8-K filed on September 12, 2017).

3.1	Articles of Incorporation – Indoor Harvest, Corp. (Incorporated by reference to exhibit 3.1 in the Registrant’s Form S-1 filed on March 5, 2014).

3.2	Bylaws – Indoor Harvest, Corp. (Incorporated by reference to exhibit 3.2 in the Registrant’s Form S-1 filed on March 5, 2014).

3.4	Amended Bylaws – Indoor Harvest, Corp. (Incorporated by reference to exhibit 99.1 in the Registrant’s Form 8-K filed on May 23, 2017).

4.1	Form of common stock Certificate of Indoor Harvest, Corp. (Incorporated by reference to exhibit 4.1 in the Registrant’s Form S-1 filed on March 5, 2014).

4.2	Indoor Harvest 2015 Stock Award Plan. (Incorporated by reference to Ex. 4.3 in the Registrant’s Registration Statement on Form S-8 filed on January 21, 2015, as amended).

5.1	Legal opinion of Legal & Compliance, LLC. *

10.1	Investment Agreement with Tangiers Global, LLC. (Incorporated by reference to exhibit 10.1 in the Registrant’s Form 8- K filed on October 13, 2017).

10.2	Registration Rights Agreement with Tangiers Global, LLC. (Incorporated by reference to exhibit 10.2 in the Registrant’s Form 8-K filed on October 13, 2017).

10.3	Convertible Promissory Note with Tangiers Global, LLC. (Incorporated by reference to exhibit 10.3 in the Registrant’s Form 8-K filed on October 13, 2017).

10.4	Amendment Convertible Promissory Note with Tangiers Global, LLC. (Incorporated by reference to exhibit 10.4 in the Registrant’s Form 8-K filed on October 13, 2017).

10.5	Joint Venture Agreement between Indoor Harvest, Alamo CBD and Vyripharm. (Incorporated by reference to exhibit 10.1 in the Registrant’s Form 8-K filed on March 28, 2017).

10.6	Tangiers 8% Fixed Convertible Promissory Note. (Incorporated by reference to exhibit 10.2 in the Registrant’s Form 8-K filed on March 28, 2017).

10.7	Choo Director Agreement. (Incorporated by reference to exhibit 10.1 in Registrant’s Form 8-K filed on March 13, 2015).

10.8	Zimmerman Director Agreement. (Incorporated by reference to exhibit 10.1 in Registrant’s Form 8-K filed on April 15, 2015).

10.9	Choo Employment Agreement. (Incorporated by reference to exhibit 10.1 in Registrant’s Form 8-K filed on August 14, 2015).

10.10	Rockwell Securities Purchase Agreement dated March 22, 2016. (Incorporated by reference to exhibits 10.1 – 10.4 in Registrant’s Form 8-K filed on March 24, 2016).

10.11	Rockwell Form of Senior Convertible Promissory Note. (Incorporated by reference to exhibits 10.1 – 10.4 in Registrant’s Form 8-K filed on March 24, 2016).

10.12	FirstFire Securities Purchase Agreement dated March 22, 2016. (Incorporated by reference to exhibits 10.1 – 10.4 in Registrant’s Form 8-K filed on March 24, 2016).

10.13	FirstFire Form of Senior Convertible Promissory Note. (Incorporated by reference to exhibits 10.1 – 10.4 in Registrant’s Form 8-K filed on March 24, 2016).

10.14	Zimmerman Employment Agreement. (Incorporated by reference to exhibit 10.1 in Registrant’s Form 8-K filed on April 11, 2016).

10.15	Equity purchase agreement between Indoor Harvest Corp. and Kodiak Capital Group, LLC. (Incorporated by reference to Exhibit 10.23 in the Registrant’s Registration Statement on Form S-1 filed on May 10, 2016).

10.16	Memorandum of Agreement with Head North. (Incorporated by reference to exhibit 10.1 in the Registrant’s Form 8-K filed on August 23, 2016).

10.17	Promissory Note dated September 26, 2016 with Chuck Rifici Holdings, Inc. (Incorporated by reference to exhibit 10.1 in the Registrant’s Form 8-K filed on September 27, 2016).

10.18	Warrant Purchase Agreement dated September 26, 2016 with Chuck Rifici Holdings, Inc. (Incorporated by reference to exhibit 10.2 in the Registrant’s Form 8-K filed on September 27, 2016).

10.19	FirstFire Securities Purchase Agreement dated October 19, 2016. (Incorporated by reference to exhibit 10.1 in the Registrant’s Form 8-K filed on October 21, 2016).

10.20	FirstFire Form of Senior Convertible Promissory Note. (Incorporated by reference to exhibit 10.2 in the Registrant’s Form 8-K filed on October 21, 2016).

10.21	FirstFire Securities Purchase Agreement dated December 14, 2016. (Incorporated by reference to exhibit 10.1 in the Registrant’s Form 8-K filed on December 16, 2016).

10.22	FirstFire Form of Senior Convertible Promissory Note. (Incorporated by reference to exhibit 10.2 in the Registrant’s Form 8-K filed on December 16, 2016).

10.23	Share Exchange Agreement with Alamo CBD, LLC and the members of Alamo CBD, LLC. (Incorporated by reference to exhibit 10.1 in the Registrant’s Form 8-K filed on April 26, 2017).

10.24	Gutshall Director Agreement dated August 9, 2017. (Incorporated by reference to exhibit 10.1 in the Registrant’s Form 8- K filed on August 14, 2017).

10.25	Gutshall Employment Agreement dated August 9, 2017. (Incorporated by reference to exhibit 10.2 in the Registrant’s Form 8-K filed on August 14, 2017).

10.26	Knebel Director Agreement dated August 9, 2017. (Incorporated by reference to exhibit 10.3 in the Registrant’s Form 8-K filed on August 14, 2017).

10.27	Knebel Employment Agreement dated August 9, 2017. (Incorporated by reference to exhibit 10.4 in the Registrant’s Form 8-K filed on August 14, 2017).

10.28	Coleman Director Agreement dated August 9, 2017. (Incorporated by reference to exhibit 10.5 in the Registrant’s Form 8- K filed on August 14, 2017).

10.29	Seckman Director Agreement dated August 9, 2017. (Incorporated by reference to exhibit 10.6 in the Registrant’s Form 8-K filed on August 14, 2017).

10.30	Form of Indemnity Agreement. (Incorporated by reference to exhibit 10.7 in the Registrant’s Form 8-K filed on August 14, 2017).

10.31	Fowler Employment Agreement dated January 15, 2018. (Incorporated by reference to exhibit 10.1 in the Registrant’s Form 8-K filed on January 19, 2018).

10.32	Fowler Indemnity Agreement dated January 15, 2018. (Incorporated by reference to exhibit 10.2 in the Registrant’s Form 8-K filed on January 19, 2018).

10.33	Tangiers 8% Fixed Convertible Promissory Note. (Incorporated by reference to exhibit 10.3 in the Registrant’s Form 8-K filed on January 19, 2018).

21.1	Subsidiaries of Indoor Harvest Corp.*

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Legal & Compliance LLC (included in Exhibit 5.1). *

24.1	Power of Attorney (set forth on signature page to this filing).

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

(1)	Management Contract or Compensation Plan

*	To be filed by amendment.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on January 26, 2018.

INDOOR HARVEST CORP

By:	/s/ Rick Gutshall
Rick Gutshall
Interim Chief Executive Officer
(principal executive officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rick Gutshall as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Indoor Harvest Corp, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act an thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Rick Gutshall	Interim Chief Executive Officer and Director (principal executive officer)	January 26, 2018
Rick Gutshall

/s/ Annette Knebel	Chief Financial Officer and Director (principal financial officer and principal accounting officer)	January 26, 2018
Annette Knebel

/s/ Sandra Fowler	Chief Marketing Officer	January 26, 2018
Sandra Fowler

/s/ John Zimmerman	Director	January 26, 2018
John Zimmerman

/s/ Dr. Lang Coleman	Director	January 26, 2018